   As filed with the Securities and Exchange Commission on July 21, 1999

                                                 Registration No. 333-82851
--------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ----------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------
                             McLeodUSA Incorporated
             (Exact name of registrant as specified in its charter)
        Delaware           McLeodUSA Technology Park         42-1407240
     (State or other    6400 C Street SW, P.O. Box 3177   (I.R.S. Employer
     jurisdiction of      Cedar Rapids, IA 52406-3177  Identification Number)
    incorporation or             (319) 364-0000
      organization)
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                               ----------------
                                Clark E. McLeod
                      Chairman and Chief Executive Officer
                             McLeodUSA Incorporated
                           McLeodUSA Technology Park
                        6400 C Street SW, P.O. Box 3177
                          Cedar Rapids, IA 52406-3177
                                 (319) 364-0000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               ----------------
                                   Copies to:
     Joseph G. Connolly, Jr., Esq.              James J. Junewicz, Esq.
         Hogan & Hartson L.L.P.                  Mayer, Brown & Platt
      555 Thirteenth Street, N.W.              190 South LaSalle Street
         Washington, D.C. 20004                 Chicago, Illinois 60603
             (202) 637-5600                         (312) 782-0600
                               ----------------
  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE

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---------------------------------------------------------------------------------------
                                               Proposed        Proposed
                                               maximum         maximum
                              Amount to be     offering       aggregate     Amount of
  Title of each class of      registered      price per     offering price registration
securities to be registered    (1)(2)(3)   unit(1)(2)(3)(4)   (1)(3)(5)       fee(6)
  Class A common stock...
  Preferred stock........
  Debt securities........
  Depositary shares......
  Warrants...............
  Subscription rights....
  Stock purchase
  contracts and stock
  purchase units.........
 Total:                                                     $1,750,000,000 $486,500(7)
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(1) In U.S. dollars or the equivalent thereof in one or more foreign currencies or currency units or composite currencies, including the European Currency Unit.
(2) Such indeterminate number of amount of Class A common stock, preferred stock, debt securities, depositary shares, warrants, subscription rights and stock purchase contracts and stock purchase units, as may from time to time be issued at indeterminate prices, but with an aggregate initial offering price not to exceed $1,750,000,000, plus such indeterminate number of shares of Class A common stock and preferred stock as may be issued in exchange for, or upon conversion of, debt securities or other preferred stock registered hereunder. Debt securities may be issued with original issue discount such that the aggregate initial public offering price, together with the other securities issued hereunder, will not exceed $1,750,000,000.
(3) Omitted pursuant to General Instruction II.D of Form S-3.
(4) The proposed maximum initial offering price per unit will be determined, from time to time, by the Registrant.
(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of all primary securities issued from time to time pursuant to this Registration Statement exceed $1,750,000,000.
(6) Calculated pursuant to Rule 457 of the rules and regulations under the Securities Act of 1933.

(7) Previously paid.
                               ----------------
  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus supplement is not complete and may be + +changed. We may not sell these securities until the registration statement +
+filed with the Securities and Exchange Commission is effective. This          +
+prospectus supplement is not an offer to sell these securities and it is not + +soliciting an offer to buy these securities in any state or jurisdiction +
+where the offer or sale is not permitted.                                     +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   SUBJECT TO COMPLETION, DATED JULY   , 1999

P R O S P E C T U S   S U P P L E M E N T
(To Prospectus dated   , 1999)

                                                                [McLEODUSA LOGO]

                                 400,000 Shares

                             McLeodUSA Incorporated

                % Series A Cumulative Convertible Preferred Stock
                                   --------
  We are selling 400,000 shares of our   % Series A cumulative convertible
preferred stock, liquidation preference $1,000 per share which is convertible
at the option of the holder into     shares of our Class A common stock at a
conversion price of $    per share of Class A common stock for each share of
Series A preferred stock, equivalent to a conversion rate of    shares of Class
A common stock for each share of Series A preferred stock, subject to adjustments in certain circumstances. Our Class A common stock is quoted on the Nasdaq National Market under the symbol "MCLD", and the last reported price of
the Class A common stock on    , 1999 was $    per share. Other terms described
in this prospectus supplement include:
  . The quarterly dividend will be $    per share, payable at our option in
    cash or shares of our Class A common stock, beginning     , 1999.
  . Beginning on     , 2001 and prior to     , 2002, if the price of our Class
    A common stock equals or exceeds 150% of the conversion price, we may redeem, for cash, shares of our Class A common stock or both, the Series A
    preferred stock at a redemption price of   % of the liquidation
    preference, plus (1) unpaid dividends and (2) a make whole payment for future dividends.
  . Beginning on     , 2002, we may redeem, for cash, the Series A preferred
    stock at prices declining to the liquidation preference, plus unpaid dividends.
  . On or after     , 2002, we may convert the Series A preferred stock into
    our Class A common stock if the trading price of our Class A common stock equals or exceeds 135% of the conversion price for a specific period.
  . We will seek to have the Series A preferred stock listed on the Nasdaq
    National Market.

  Concurrently with this Series A preferred stock offering, and by a separate
prospectus supplement, we are offering $400,000,000 of   % Senior Notes due
2009. The completion of the Series A preferred stock offering and the notes offering are not dependent on one another.
                                   --------
  Investing in the Series A preferred stock involves various risks. See "Risk Factors" beginning on page S-10.
  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                                   --------

                                                          Per Share    Total
                                                          --------- -----------
Public Offering Price....................................  $        $
Underwriting Discount....................................  $        $
Proceeds to the Company (before expenses)................  $        $

  The underwriters are offering the Series A preferred stock subject to various conditions. The underwriters expect to deliver the Series A preferred stock to
purchasers on or about    , 1999. The underwriters may purchase up to 60,000
additional shares of Series A preferred stock to cover over-allotments.
                                   --------
Salomon Smith Barney
              Goldman, Sachs & Co.
                                                      Morgan Stanley Dean Witter


    , 1999

  You should rely only on the information provided or incorporated by reference in this prospectus supplement and accompanying prospectus. Neither we nor the underwriters have authorized anyone to provide you with different or inconsistent information. You should assume that the information in this prospectus supplement and accompanying prospectus is accurate only as of the date on the front cover of such documents. Our business, financial information, results of operations and prospects may have changed since those dates.

  If it is against the law in any state to make an offer to sell these securities (or to solicit an offer from someone to buy these securities), then this offer does not apply to any person in that state, and no offer or solicitation is made by this prospectus supplement or accompanying prospectus to any such person.

                               ----------------

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                                            Page
                                                                            ----
Summary....................................................................  S-1
Risk Factors............................................................... S-10
Cautionary Note Regarding Forward-Looking Statements....................... S-17
Use of Proceeds............................................................ S-18
Dividend Policy............................................................ S-18
Market Price of Class A Common Stock ...................................... S-18
Capitalization............................................................. S-19
Selected Consolidated Financial and Operating Data......................... S-20
Pro Forma Financial Data................................................... S-22
Description of the Series A Preferred Stock................................ S-25
Federal Tax Considerations................................................. S-37
Underwriting............................................................... S-43
Legal Matters.............................................................. S-45
Experts.................................................................... S-45
Where You Can Find More Information........................................ S-45

                                   Prospectus

                                                                            Page
                                                                            ----
About This Prospectus......................................................   1
Where You Can Find More Information........................................   1
Cautionary Note Regarding Forward-Looking Statements.......................   2
About McLeodUSA............................................................   3
Coverage Ratios............................................................   4
Use of Proceeds............................................................   4
Description of Common Stock................................................   5
Description of Preferred Stock.............................................  10
Description of Depositary Shares...........................................  13
Description of Debt Securities.............................................  16
Description of Warrants....................................................  27
Description of Stock Purchase Contracts and Stock Purchase Units...........  29
Description of Subscription Rights.........................................  30
Plan of Distribution.......................................................  31
Legal Matters..............................................................  32
Experts....................................................................  32

                                    SUMMARY

  The following summary highlights selected information about us. It does not contain all of the information that is important to you. You should carefully read this entire prospectus supplement and accompanying prospectus and the other documents to which those documents refer you. In addition, you should carefully consider the factors set forth under the caption "Risk Factors." Unless otherwise indicated, dollar amounts over $1 million have been rounded to one decimal place and dollar amounts less than $1 million have been rounded to the nearest thousand.

                                  Our Company

We provide communications services to business and residential customers in the Midwestern and Rocky Mountain regions of the United States. We offer local, long distance, Internet access, data, voice mail and paging services, from a single company on a single bill. We believe we are the first company in many of our markets to offer one-stop shopping for communications services tailored to customers' specific needs.

Our approach makes it easier for both our business and our residential customers to satisfy their communications needs. It also allows businesses to receive customized services, such as competitive long distance pricing and enhanced calling features, that might not otherwise be directly available on a cost-effective basis. As of March 31, 1999, we served over 494,700 local lines in 408 cities and towns and have a combined total of 488 switches and central office locations.

In addition to our core business of providing competitive local, long distance and related communications services, we also derive revenue from:

 .  sale of advertising space in telephone directories

 . traditional local telephone company services in east central Illinois and southeast South Dakota

 .  special access, private line and data services

 .  communications network maintenance services

 .  telephone equipment sales, leasing, service and installation

 .  video services

 .  telemarketing services

 .  computer networking services

 . other communications services, including cellular, operator, payphone, mobile radio, paging services and Web site development and hosting

We plan to derive revenues from high-speed digital access and data services using Digital Subscriber Line and other technologies.

In most of our markets, we compete with the existing local phone company by leasing its lines and switches. In other markets, primarily in east central Illinois and southeast South Dakota, we operate our own lines and switches. We provide long distance services by using our own communications network facilities and leasing capacity from long distance and local communications providers. We are constructing fiber optic communications networks in Iowa, Illinois, Wisconsin, Indiana, Missouri, Michigan, Minnesota, South Dakota, North Dakota, Colorado and Wyoming to carry additional communications traffic on our own network.

                                 Our Strategy

We want to be the leading and most admired provider of communications services in our markets. To achieve this goal, we are:

 . aggressively capturing customer share and generating revenue using leased communications network capacity

 .  concurrently building our own communications network

 . migrating customers to our communications network to provide enhanced services and to reduce our operating costs

The principal elements of our business strategy are to:

Provide integrated communications services. We believe we can rapidly penetrate our target markets and build customer loyalty by providing an integrated product offering to business and residential customers.

Build customer share through branding. We believe we will create and strengthen brand awareness in our target markets by branding our communications services with the trade name McLeodUSA in combination with the distinctive black-and-yellow motif of our telephone directories.

Provide outstanding customer service. Our customer service representatives are available 24 hours a day, seven days a week, to answer customer calls. Our customer-focused software and systems allow our representatives immediate access to our customer and network data, enabling a rapid and effective response to customer requests.

Emphasize small and medium sized businesses. We primarily target small and medium sized businesses because we believe we can rapidly capture customer share by providing face-to-face business sales and strong service support to these customers.

Expand our fiber optic communications network. We are building a state-of-the-art fiber optic communications network to deliver multiple services and reduce operating costs.

Expand our intra-city fiber optic communications network. Within selected cities, we plan to extend our network directly to our customers' locations. This will allow us to provide expanded services and reduce the expense of leasing communications facilities from the existing local telephone company.

Explore acquisitions and strategic alliances. We plan to pursue acquisitions, joint ventures and strategic alliances that expand or complement our business.

Leverage proven management team. Our executive management team consists of veteran telecommunications managers who successfully implemented similar customer-focused telecommunications strategies in the past.

                                ----------------
As of June 30, 1999, based on our business plan, capital requirements and growth projections as of that date, we estimated that we would require approximately $1.4 billion through 2001 to fund our planned capital expenditures and operating expenses. Our estimated aggregate capital requirements include the projected cost of:

 .  building our fiber optic communications network, including intra-city fiber optic networks
 .  expanding operations in existing and new markets
 .  developing wireless services
 .  funding general corporate expenses
 .  integrating acquisitions
 .  constructing, acquiring, developing or improving telecommunication assets

We expect to use the following to address our capital needs:
 .  approximately $   million in net proceeds from the sale of the Series A
   preferred stock and the  % Senior Notes due 2009
 .  approximately $475.0 million of cash and investments on hand at June 30,
   1999
 .  projected operating cash flow
 .  additional issuances of debt or equity securities

Our estimate of future capital requirements is a forward-looking statement within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The actual amount and timing of our future capital requirements is subject to risks and uncertainties and may differ materially from our estimates. Accordingly, we may need additional capital to continue to expand our markets, operations, facilities, network and services. See "Risk Factors--Failure to Raise Necessary Capital Could Restrict Our Ability to Develop Our Network and Services and Engage in Strategic Acquisitions."

                                ----------------
Our principal executive offices are located at McLeodUSA Technology Park, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, Iowa 52406-3177, and our phone number is (319) 364-0000.

                                  The Offering

Series A Preferred Stock
 Offered.........................  400,000 Shares
Over-Allotment Option............  We have granted the underwriters an option to purchase up to
                                   60,000 additional shares of Series A preferred stock to cover over-allotments. If the over-allotment option is exercised in full by the underwriters, the total offering price, underwriters' discounts, and proceeds to us (before expenses) will be $
                                   million, $    million and $    million, respectively.
Dividends........................  Holders of Series A preferred stock will be entitled to receive
                                   cumulative dividends at an annual rate of   % of the liquidation
                                   preference payable quarterly on each  ,  ,  , and   ,
                                   commencing on    , 1999. Dividends will accrue from the date
                                   of the original issuance of the Series A preferred stock. Any dividend on the Series A preferred stock shall be, at our option, payable (1) in cash or (2) through the issuance of a number of shares of our Class A common stock equal to the dividend amount divided by the Discounted Current Market Value.
                                   For the foreseeable future, we intend to pay these dividends solely in shares of Class A common stock. If, in the future, we were to consider paying cash dividends on the Series A preferred stock we would have to comply with the restrictions contained in the indentures governing our outstanding indebtedness. See "Risk Factors--We Are Restricted from
                                   Paying Cash Dividends" and "Description of the Series A Preferred
                                   Stock--Dividends."
Conversion into Class A Common     Series A preferred stock is convertible at the option of its holder,
 Stock...........................  unless previously redeemed, at any time after the issue date, into shares of our Class A common stock at a conversion rate of shares of Class A common stock for each share of Series A preferred
                                   stock (representing a conversion price of $    per share of
                                   Class A common stock), subject to adjustment in certain events.
                                   In addition, if on or after     , 2002, the closing price of our
                                   Class A common stock has equaled or exceeded 135% of the
                                   Conversion Price for at least 20 out of 30 consecutive days on which the Nasdaq National Market is open for the transaction of business, we will have the option to convert all the Series A preferred stock into Class A common stock at the then current conversion rate.
                                   See "Description of the Series A Preferred Stock-- Conversion Rights."
Liquidation Preference...........  $1,000 per share. See "Description of the Series A Preferred Stock
                                   --Liquidation Preference."
Redemption.......................  We may redeem the Series A preferred stock at a redemption price
                                   of   % of the liquidation preference, plus accumulated and
                                   unpaid dividends to the redemption date, on or after     ,
                                   2001, but prior to     , 2002, if the closing price of our
                                   Class A common stock equals or exceeds 150% of the conversion
                                   price, currently equal to $    per share, for a specified trading
                                   period, which we refer to as the provisional redemption. In addition to the payments in the previous sentence,
                                    holders will receive a
                                    payment equal to the present value of the
                                    dividends that would
                                    thereafter have been payable on the Series
                                    A preferred stock from
                                    the redemption date to      , 2002.
                                    Except in the circumstances described
                                    above, we may not redeem the Series A
                                    preferred stock prior to     , 2002.
                                    Thereafter, each share of Series A
                                    preferred stock may be redeemed, at our
                                    option, initially at a redemption price of
                                      % of the liquidation preference and
                                    thereafter at prices declining to 100% on
                                    and after     , plus in each case, all
                                    accumulated and unpaid dividends. See
                                    "Description of the Series A Preferred
                                    Stock--Redemption."
 Voting Rights....................  Except as required by law, the holders of the Series A preferred stock will not be
                                    entitled to any voting rights unless
                                    payments of dividends on the Series A
                                    preferred stock are in arrears and unpaid
                                    for an aggregate of six or more quarterly
                                    dividend payments. In such an event, the
                                    holders of the Series A preferred stock
                                    (together with holders of other series of
                                    preferred stock having similar rights) will
                                    be entitled to elect the lesser of two
                                    directors to the board of directors or that
                                    number of directors constituting at least
                                    25% of the board of directors, until such
                                    time as all dividend arrearages have been
                                    paid. See "Description of the Series A
                                    Preferred Stock--Voting Rights."
 Change of Control................  Upon the occurrence of a Change of Control or a Common Stock Change of Control, we
                                    will adjust the Conversion Price. The terms
                                    "Change of Control," "Common Stock Change
                                    of Control" and "Conversion Price" are
                                    defined in the "Description of the Series A
                                    Preferred Stock--Conversion Rights."
 Ranking..........................  The Series A preferred stock will be, with respect to dividends and upon liquidation,
                                    dissolution or winding-up:
                                    . junior to all our existing and future
                                      debt obligations
                                    . junior to each class of capital stock or
                                      series of preferred stock, the terms of
                                      which expressly provide that it ranks
                                      senior to the Series A preferred stock
                                    . on a parity with each class of capital
                                      stock or series of preferred stock, the
                                      terms of which expressly provide that it
                                      ranks on a parity with the Series A
                                      preferred stock
                                    . senior to all classes of our common stock
                                      and each other class of capital stock or
                                      series of preferred stock, the terms of
                                      which do not expressly provide that it
                                      ranks senior to or on a parity with the
                                      Series A preferred stock
                                    See "Description of the Series A Preferred
                                     Stock--Ranking."
 Proposed Nasdaq National
  Market symbol...................  MCLDA

 Use of Proceeds..................  The net proceeds from the offering will be used to fund:
                                    . development and construction costs of our
                                      fiber optic network, and construction,
                                      acquisition, development and improvement
                                      of our telecommunications assets
                                    . market expansion activities
                                    . development, construction and operations
                                      necessary to include wireless services as
                                      part of our communications services and
                                    . additional working capital and general
                                      corporate purposes

                                  Risk Factors

  You should consider carefully all of the information contained and incorporated by reference in this prospectus supplement and accompanying prospectus, including the information set forth under the caption "Risk Factors," before making an investment in the Series A preferred stock.

                              Recent Developments

                  Acquisition of Ovation Communications, Inc.

  On March 31, 1999, we acquired Ovation Communications, Inc. for an aggregate of 11,193,234 shares of our Class A common stock, after giving effect to the two-for-one stock split described below, and $121.3 million in cash. We paid approximately $105.6 million of the outstanding debt of Ovation at the time of the transaction.

  Ovation is a diversified communications services company serving business customers primarily in larger metropolitan areas in Minnesota, Illinois and Wisconsin (such as Minneapolis/St. Paul, Chicago and Milwaukee) and in small to mid-sized cities in Michigan. Ovation provides the following services:

  . local and network access

  . local and long distance telephone

  . voice mail, teleconferencing and calling card

  . Internet access

                         Announcement of Data Strategy

  On April 14, 1999, we announced plans to offer high-speed digital access and data services as part of our integrated communications product package using DSL (Digital Subscriber Line) and other technologies. These services are expected to include:

  . basic dial tone transmitted digitally

  . high-speed data communications for Internet and intranet applications

  . commercial network connections for local area, metropolitan area and wide area networks

                     Follow-on Offering of Secondary Shares

  On May 18, 1999, we completed the sale of 18,000,000 shares of Class A common stock in a secondary offering for the benefit of several selling stockholders at a sale price of $27 13/16 per share, after giving effect to the two-for-one stock split described below. We received no proceeds from the sale of these shares.

Agreements to Acquire Access Communications Holdings, Inc. and S.J. Investments
                                 Holdings, Inc.

  On June 1, 1999, we entered into an Agreement and Plan of Merger with Access Communications Holdings, Inc., a Utah corporation and certain of the stockholders of Access, pursuant to which we will acquire Access.

  As a result of the Access merger, the outstanding shares of common stock of Access will be converted in the aggregate into the right to receive approximately $23.3 million and 1,939,864 shares of our Class A common stock, after giving effect to the two-for-one stock split described below. We also will assume approximately $48.3 million in Access debt.

  In a related transaction, on June 1, 1999, we entered into an Agreement and Plan of Merger with an affiliated company of Access, S.J. Investments Holdings, Inc., a Utah corporation, and the stockholders of SJIH, pursuant to which we will acquire SJIH.

  As a result of the SJIH merger, the outstanding shares of common stock of SJIH will be converted in the aggregate into the right to receive $25 million and 1,939,864 shares of our Class A common stock, after giving effect to the two-for-one stock split described below. We also will assume approximately $48.3 million in SJIH debt. Consummation of the Access merger and the SJIH merger are subject to the satisfaction of certain conditions.

  Although two legally separate corporations, Access and SJIH conduct business as Access Long Distance. Access Long Distance serves business and residential customers in the states of Arizona, California, Colorado, Florida, Idaho, Nevada, New Mexico, Oregon, Utah and Washington. As of March 31, 1999, Access Long Distance served approximately 17,500 commercial customers and approximately 11,600 residential customers, generating 1998 revenues of $87 million. Access

Long Distance is a switch-based provider of commercial and residential telecommunications services, including long distance, toll-free and prepaid calling cards. In addition, Access Long Distance also sells enhanced toll-free services.

                             Market Area Expansion

  As a result of the Access Long Distance agreements, we will add four new states to our current 16-state Midwest and Rocky Mountain market area: Arizona, New Mexico, Oregon and Washington, and provide coverage of the entire U S WEST geography. The additional states increase our addressable voice and data market by approximately 23%.

                            Two-For-One Stock Split

  On June 30, 1999, we declared a two-for-one stock split to be effected in the form of a stock dividend on our Class A common stock. The record date for the stock split was July 12, 1999 and the distribution of the additional shares will take place on July 26, 1999.

               Summary Consolidated Financial and Operating Data

  The information in the following table is based on historical financial information included in our prior SEC filings, including our annual report on Form 10-K for the fiscal year ended December 31, 1998. The following summary financial information should be read in connection with this historical financial information, including the notes which accompany such financial information. This historical financial information is considered a part of this document. See "Where You Can Find More Information." Our audited historical financial statements as of December 31, 1998 and 1997, and for each of the three years ended December 31, 1998 were audited by Arthur Andersen LLP, independent public accountants.

  The information in the table on the following page reflects consolidated financial information for the following companies we have acquired:

      Acquired Company                     Date Acquired
      ----------------                     -------------
      MWR Telecom, Inc.                    April 28, 1995
      Ruffalo, Cody & Associates, Inc.     July 15, 1996
      Telecom*USA Publishing Group Inc.  September 20, 1996
      Consolidated Communications, Inc.  September 24, 1997
      Ovation Communications, Inc.         March 31, 1999

  The operations statement data and other financial data in the table include the operations of these companies beginning on the dates they were acquired. The balance sheet data in the table include the financial position of these companies at the end of the periods presented, beginning with the period in which they were acquired. These acquisitions affect the comparability of the financial data for the periods presented.

  On June 30, 1999, we announced that our board of directors had declared a two-for-one stock split to be effected in the form of a stock dividend. The record date for the stock split was July 12, 1999. Stockholders of record at the market close on that date will receive one additional share of our Class A common stock for each share held. Distribution of the additional shares will take place on July 26, 1999. All information in the following table has been adjusted to reflect the two-for-one stock split.

  The pro forma information presented in the operations statement data and other financial data in the table reflects the operations of Ovation as if the Ovation acquisition had occurred on January 1, 1998 and the pro forma information in the balance sheet data in the table includes Ovation's financial position as of December 31, 1998.

  The pro forma information presented in the operations statement data and other financial data in the table includes the effects of the issuance of $300 million principal amount of our 8 3/8% senior notes in March 1998, $300 million principal amount of our 9 1/2% senior notes in October 1998 and $500 million principal amount of the 8 1/8% senior notes in February 1999 as if they had occurred at the beginning of 1998 and the pro forma information presented in the balance sheet data in the table includes the effects of the issuance of the 8 1/8% senior notes as if it had occurred at the end of 1998.

  The ratio of earnings to fixed charges and preferred stock dividends is calculated as follows: earnings consist of net loss before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on all debt (including capitalized interest), amortization of debt discount and deferred loan costs and the portion of rental expense that is representative of the interest component of rental expense (deemed to be one-third of rental expense which management believes is a reasonable approximation of the interest component). Preferred stock dividends means the amount of pre-tax earnings that is required to pay the dividends on outstanding preferred stock. We had no shares of preferred stock outstanding during any of the periods presented. For each of the years ended December 31, 1994, 1995, 1996, 1997 and 1998, earnings were insufficient to cover fixed charges by $11.4 million, $11.4 million, $22.6 million, $84.4 million and $135.5 million, respectively. For the three months ended March 31, 1998 and 1999, earnings were insufficient to cover fixed charges by $32 million and $51.7 million, respectively. On a pro forma basis, earnings would not have been sufficient to cover fixed charges by $188.6 million and $61.7 million for the year ended December 31, 1998 and the three months ended March 31, 1999, respectively.

                                                 (table begins on the next page)

               Summary Consolidated Financial and Operating Data
              (In thousands, except per share and operating data)

                                 Year Ended December 31,               Three Months Ended March 31,
                         ------------------------------------------ -----------------------------------
                                                         Pro Forma                           Pro Forma
                           1996      1997      1998        1998        1998        1999        1999
                         --------  --------  ---------  ----------- ----------- ----------- -----------
                                                        (unaudited) (unaudited) (unaudited) (unaudited)
Operations Statement
 Data:
 Revenue................ $ 81,323  $267,886  $ 604,146   $ 625,181   $134,331    $181,109    $200,805
                         --------  --------  ---------   ---------   --------    --------    --------
 Operating expenses:
  Cost of service.......   52,624   151,190    323,208     329,527     75,045      92,459      99,797
  Selling, general and
   administrative.......   46,044   148,158    260,931     274,420     58,768      79,811      90,691
  Depreciation and
   amortization.........    8,485    33,275     89,107     109,720     19,431      35,110      41,680
  Other.................    2,380     4,632      5,575       5,575      1,900         --          --
                         --------  --------  ---------   ---------   --------    --------    --------
  Total operating
   expenses.............  109,533   337,255    678,821     719,242    155,144     207,380     232,168
                         --------  --------  ---------   ---------   --------    --------    --------
 Operating loss.........  (28,210)  (69,369)   (74,675)    (94,061)   (20,813)    (26,271)    (31,363)
 Interest income
  (expense), net........    5,369   (11,967)   (52,234)    (85,898)   (10,141)    (21,204)    (26,074)
 Other non-operating
  income................      495     1,426      1,997       1,997        687          (1)         (1)
 Income taxes...........      --        --         --          --         --          --          --
                         --------  --------  ---------   ---------   --------    --------    --------
 Net loss............... $(22,346) $(79,910) $(124,912)  $(177,962)  $(30,267)   $(47,476)   $(57,438)
                         ========  ========  =========   =========   ========    ========    ========
 Loss per common share.. $   (.28) $   (.73) $    (.99)  $   (1.30)  $   (.24)   $   (.36)   $   (.40)
                         ========  ========  =========   =========   ========    ========    ========
 Weighted average common
  shares outstanding....   81,012   109,948    125,614     136,808    124,454     132,242     143,436
                         ========  ========  =========   =========   ========    ========    ========
 Ratio of earnings to
  fixed charges and
  preferred stock
  dividends.............      --        --         --          --         --          --          --
                         ========  ========  =========   =========   ========    ========    ========


                                                                     March 31,
                                              December 31,             1999
                                     ------------------------------ -----------
                                       1996      1997       1998      Actual
                                     -------- ---------- ---------- -----------
                                                                    (unaudited)
Balance Sheet Data:
 Current assets..................... $224,401 $  517,869 $  793,192 $   974,218
 Working capital.................... $185,968 $  378,617 $  613,236 $   740,191
 Property and equipment, net........ $ 92,123 $  373,804 $  629,746 $   828,591
 Total assets....................... $452,994 $1,345,652 $1,925,197 $ 2,836,380
 Long-term debt less current
  maturities........................ $  2,573 $  613,384 $1,245,170 $ 1,776,475
 Stockholders' equity............... $403,429 $  559,379 $  462,806 $   785,415

                                Year Ended December 31,              Three Months Ended March 31,
                         ---------------------------------------- -----------------------------------
                                                       Pro Forma                           Pro Forma
                           1996      1997      1998      1998        1998        1999        1999
                         --------  --------  -------- ----------- ----------- ----------- -----------
                                                      (unaudited) (unaudited) (unaudited) (unaudited)
Other Financial Data:
 Capital expenditures,
  including business
  acquisitions.......... $173,782  $601,137  $339,660 $   739,497 $    48,930 $   538,897 $   560,894
 EBITDA(1).............. $(17,345) $(31,462) $ 20,007 $    21,234 $       518 $     8,839 $    10,317

                                                     December 31,      March 31,
                                                ---------------------- ---------
                                                 1996   1997    1998     1999
                                                ------ ------- ------- ---------
Operating Data:                                           (unaudited)
Local lines.................................... 65,400 282,600 397,600  494,700
Cities and towns served........................    120     227     269      408
Central offices/switches.......................    --      366     415      488
Route miles....................................  2,352   4,908   7,120    7,654
Employees......................................  2,077   4,941   5,300    6,109

--------
(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. We have included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                                  RISK FACTORS

  You should carefully consider the following risk factors and the other information in this prospectus supplement before investing in our securities. You should also consider the additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents considered a part of this prospectus supplement and accompanying prospectus. See "Where You Can Find More Information."

Fluctuations in the Market Price of Our Class A Common Stock May Make it More Difficult for Us to Raise Capital.

  The market price of our Class A common stock is extremely volatile and has fluctuated over a wide range. These fluctuations may impair our ability to raise capital by offering equity securities. The market price may continue to fluctuate significantly in response to various factors, including:

  . market conditions in the industry

  . announcements or actions by competitors

  . low trading volume

  . sales of large amounts of our Class A common stock in the public market or the perception that such sales could occur

  . quarterly variations in operating results or growth rates

  . changes in estimates by securities analysts

  . regulatory and judicial actions

  . general economic conditions

We May Not Be Able to Successfully Integrate Acquired Companies into Our Operations, Which Could Slow Our Growth.

  The integration of acquired companies into our operations involves a number of risks, including:

  . difficulty integrating new operations and personnel

  . diversion of management attention

  . potential disruption of ongoing business

  . inability to retain key personnel or customers

  . inability to successfully incorporate new assets and rights into our service offerings

  . inability to maintain uniform standards, controls, procedures and policies

  . impairment of relationships with employees, customers or vendors

  Failure to overcome these risks or any other problems encountered in connection with acquisition transactions could slow our growth or lower the quality of our services, which could reduce customer demand and adversely affect our business.

Continued Rapid Growth of Our Network, Services and Subscribers Could Be Slowed if We Cannot Manage this Growth.

  We have rapidly expanded and developed our network, services and subscriber base. For example, we recently announced plans to offer high-speed digital access and data services. Our expansion and development have placed and will continue to place significant demands on our management, operational and financial systems and procedures and controls. We may not be able to manage our anticipated growth effectively, which would adversely affect our business, results of operations and financial condition.

Further expansion and development will depend on a number of factors, including:

  . cooperation of the existing local telephone companies

  . regulatory, judicial and governmental developments

  . changes in the competitive climate in which we operate

  . development of customer billing, order processing and network management systems

  . availability of financing

  . technological developments

  . availability of rights-of-way, building access and antenna sites

  . existence of strategic alliances or relationships

  . emergence of future opportunities

  We will need to continue to improve our operational and financial systems and our procedures and controls as we grow. We must also develop, train and manage our employees.

We Expect to Incur Significant Losses Over the Next Several Years.

  If we do not become profitable in the future, the value of our Class A common stock may fall and we could have difficulty obtaining funds to continue our operations. We have incurred net losses every year since we began operations. Since January 1, 1994, our net losses have been as follows:

                                   Net Losses

Period                                                                Amount
------                                                            --------------
1994............................................................. $ 11.4 million
1995............................................................. $ 11.3 million
1996............................................................. $ 22.3 million
1997............................................................. $ 79.9 million
1998............................................................. $124.9 million

We expect to incur net losses during the next several years while we develop our businesses, expand our fiber optic communications network and develop wireless services.

Failure to Raise Necessary Capital Could Restrict Our Ability to Develop Our Network and Services and Engage in Strategic Acquisitions.

  We need significant capital to continue to expand our operations, facilities, network and services. We cannot assure you that our capital resources will permit us to fund our planned network deployment and operations or achieve operating profitability. Our failure to generate or raise sufficient funds may require us to delay or abandon some of our expansion plans or expenditures, which could adversely affect our business and competitive position.

  As of June 30, 1999, based on our business plan, capital requirements and growth projections as of that date, we estimated that we would require approximately $1.4 billion through 2001 to fund our capital expenditures and operating expenses. Our estimated aggregate capital requirements include the projected costs of:

  . building our fiber optic communications network, including intra-city fiber optic networks

  . expanding operations in existing and new markets

  . developing wireless services

  . funding general corporate expenses

  . integrating acquisitions

  . constructing, acquiring, developing or improving telecommunications assets

  Our estimate of future capital requirements is a forward-looking statement within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The actual amount and timing of our future capital requirements may differ substantially from our estimate due to factors such as:

  . strategic acquisition costs and effects of acquisitions on our business plan, capital requirements and growth projections

  . unforeseen delays

  . cost overruns

  . engineering design changes

  . changes in demand for our services

  . regulatory, technological or competitive developments

  . new opportunities

  We also expect to evaluate potential acquisitions, joint ventures and strategic alliances on an ongoing basis. We may require additional financing if we pursue any of these opportunities.

  We may meet any additional capital needs by issuing additional debt or equity securities or borrowing funds from one or more lenders. We cannot assure you that we will have timely access to additional financing sources on acceptable terms. If we do not have such access, we may not be able to expand our markets, operations, facilities, network and services through acquisitions as we intend.

Our High Level of Debt Could Limit Our Flexibility in Responding to Business Developments and Put Us at a Competitive Disadvantage.

  We have substantial debt, which could adversely affect us in a number of ways, including:

  . limiting our ability to obtain necessary financing in the future

  . limiting our flexibility to plan for, or react to, changes in our business

  . requiring us to use a substantial portion of our cash flow from operations to pay our debt obligations rather than for other purposes, such as working capital or capital expenditures

  . making us more highly leveraged than some of our competitors, which may place us at a competitive disadvantage

  . making us more vulnerable to a downturn in our business

  As of March 31, 1999, we had $1.8 billion of long-term debt and $785.4 million of stockholders' equity. As a result, we expect our fixed charges to exceed our earnings for the foreseeable future.

Covenants in Debt Instruments Restrict Our Capacity to Borrow and Invest, Which Could Impair Our Ability to Expand or Finance Our Operations.

  The indentures governing the terms of our long-term debt impose operating and financial restrictions that limit our discretion on some business matters, which could make it more difficult for us to expand, finance our operations or engage in other business activities that may be in our interest. These restrictions limit or prohibit our ability to:

  . incur additional debt

  . pay dividends or make other distributions

  . make investments or other restricted payments

  . enter into sale and leaseback transactions

  . pledge or mortgage assets or otherwise create liens

  . enter into transactions with related persons

  . sell assets

  . consolidate, merge or sell all or substantially all of our assets

If we fail to comply with these restrictions, all of our long-term debt could become immediately due and payable.

Our Ability to Pay Cash Dividends is Restricted.

  We have never paid any cash dividends. We do not anticipate paying any cash dividends for the foreseeable future. The indentures governing our debt restrict our ability to pay cash dividends. You should not expect that cash dividends will be paid on the shares of our Series A preferred stock or on the shares of our Class A common stock that you may acquire upon the conversion of the Series A preferred stock.

Our Dependence on Regional Bell Operating Companies to Provide Most of Our Communications Services Could Make it Harder for Us to Offer Our Services at a Profit.

  We depend on the regional Bell operating companies to provide most of our core local and some of our long distance services. Today, without using the communications facilities of these companies, we could not provide bundled local and long distance services to most of our customers. Because of this dependence, our communications services are highly susceptible to changes in the conditions for access to these facilities and we may therefore have difficulty offering our services at profitable and competitive rates.

  U S WEST Communications, Inc., Ameritech Corporation and Southwestern Bell Telephone Company are our primary suppliers of local lines to our customers and communications services that allow us to transfer and connect calls. Their communications facilities allow us to provide (1) local service, (2) long distance service and (3) private lines dedicated to our customers' use. If these or other companies deny or limit our access to their communications network elements or wholesale services, we may not be able to offer profitable communications services.

  Our plans to provide local service using our own communications network equipment also depend on the regional Bell operating companies. In order to interconnect our network equipment and other communications facilities to network elements controlled by the regional Bell operating companies, we must first negotiate and enter into interconnection agreements with them. Interconnection obligations imposed on the regional Bell operating companies by the Telecommunications Act of 1996 have been, and continue to be, subject to a variety of legal proceedings, which could affect our ability to obtain interconnection agreements on acceptable terms. We cannot assure you that we will succeed in obtaining interconnection agreements on terms that would permit us to offer local services using our own communications network facilities at profitable and competitive rates.

Actions by U S WEST May Make it More Difficult for Us to Offer Our Communications Services.

  U S WEST has introduced several measures that may make it more difficult for us to offer our communications services. For example, in February 1996, U S WEST filed tariffs and other notices with the public utility commissions in its fourteen-state service region to limit future Centrex access to its switches. Centrex access allows us to aggregate lines, have control over several characteristics of those lines and provide a set of standard features on those lines. We use U S WEST's Centrex services to provide most of our local communications services in U S WEST's service territories.

  In January 1997, U S WEST also proposed interconnection surcharges in several of the states in its service region, which would increase our costs of providing communications services in those states.

  We have challenged or are challenging these actions by U S WEST before the FCC or applicable state public utility commissions. We cannot assure you we will succeed in our challenges to these or other actions by U S WEST that would prevent or deter us from using U S WEST's Centrex service or communications network elements. If U S WEST successfully withdraws or limits our access to Centrex services in any jurisdiction, we may not be able to offer communications services in that jurisdiction, which could adversely affect our business.

  We anticipate that U S WEST will also pursue legislation in states within our target market area to reduce state regulatory oversight over its rates and operations. If adopted, these initiatives could make it more difficult for us to challenge U S WEST's actions in the future.

Competition in the Communications Services Industry Could Cause Us to Lose Customers and Revenue and Could Make it More Difficult for Us to Enter New Markets.

  We face intense competition in all of our markets. This competition could result in loss of customers and lower revenue for us. It could also make it more difficult for us to enter new markets. Existing local telephone companies, including U S WEST, Ameritech, Southwestern Bell and GTE, currently dominate their local telecommunications markets. Three major competitors, AT&T, MCI WorldCom and Sprint, dominate the long distance market. Hundreds of other companies also compete in the long distance marketplace. AT&T, MCI WorldCom and Sprint also offer local telecommunications services in many locations.

  We also compete with other communications services companies which, like us, compete with the existing local telephone companies in some markets.

  Other competitors may include cable television companies, providers of communications network facilities dedicated to particular customers, providers of digital access and data services, microwave and satellite carriers, wireless telecommunications providers, private networks owned by large end-users, and telecommunications management companies.

  These and other firms may enter the markets where we focus our sales efforts. Many of our existing and potential competitors have financial and other resources far greater than our own. In addition, the trend toward mergers and strategic alliances in the communications industry may strengthen some of our competitors, which could put us at a significant competitive disadvantage.

We May Not Succeed in Developing or Making a Profit from Wireless Services.

  Our proposal to offer wireless services involves a high degree of risk and will impose significant demands on our management and financial resources. Developing wireless services may require us to, among other things, spend substantial time and money to acquire, build and test a wireless infrastructure and enter into roaming arrangements with wireless operators in other markets. We may not succeed in developing wireless services. Even if we spend substantial amounts to develop wireless services, we may not make a profit from wireless operations.

  Our ability to successfully offer wireless services will also depend on a number of factors beyond our control, including:

  . changes in communications service rates charged by other companies

  . changes in the supply and demand for wireless services due to competition with other wireline and wireless operators in the same geographic area

  . changes in the federal, state or local regulatory requirements affecting the operation of wireless systems

  . changes in wireless technologies that could render obsolete the technology and equipment we choose for our wireless services

Competition in the Wireless Telecommunications Industry Could Make it Harder for Us to Successfully Offer Wireless Services.

  The wireless telecommunications industry is experiencing increasing competition and significant technological change. This will make it harder for us to gain a share of the wireless communications market. We expect up to eight wireless competitors in each of our target wireless markets. We could face additional competition from mobile satellite services.

  Many of our potential wireless competitors have financial and other resources far greater than our own and have more experience testing new or improved products and services. In addition, several wireless competitors operate or plan to operate, wireless telecommunications systems that encompass most of the United States, which could give them a significant competitive advantage, particularly if we only offer regional wireless services.

The Success of Our Communications Services Will Depend on Our Ability to Keep Pace with Rapid Technological Changes in Our Industry.

  Communications technology is changing rapidly. These changes influence the demand for our services. We need to be able to anticipate these changes and to develop new and enhanced products and services quickly enough for the changing market. This will determine whether we can continue to increase our revenues and number of subscribers and be competitive. Failure to adapt to these changes may adversely affect our business.

The Loss of Key Personnel Could Weaken Our Technical and Operational Expertise, Delay Our Introduction of New Services or Entry into New Markets and Lower the Quality of Our Service.

  We may not be able to attract, develop, motivate and retain experienced and innovative personnel. There is intense competition for qualified personnel in our business. The loss of the services of key personnel, or the inability to attract additional qualified personnel, could cause us to make less successful strategic decisions, which could hinder the introduction of new services or the entry into new markets. We could also be less prepared for technological or marketing problems, which could reduce our ability to serve our customers and lower the quality of our services. As a result, our financial condition could worsen.

  Our future success depends on the continued employment of our senior management team, particularly Clark E. McLeod, our Chairman and Chief Executive Officer, and Stephen C. Gray, our President and Chief Operating Officer. We do not have term employment agreements with these employees.

Failure to Obtain and Maintain Necessary Permits and Rights-of-Way Could Delay Installation of Our Networks and Interfere with Our Operations.

  To obtain access to rights-of-way needed to install our fiber optic cable, we must reach agreements with state highway authorities, local governments, transit authorities, local telephone companies, other utilities, railroads, long distance carriers and other parties. The failure to obtain or maintain any rights-of-way could delay our planned network expansion, interfere with our operations and adversely affect our business. For example, if we lose access to a right-of-way, we may need to spend significant sums to remove and relocate our facilities.

Government Regulation May Increase Our Cost of Providing Services, Slow Our Expansion into New Markets and Subject Our Services to Additional Competitive Pressures.

  Our facilities and services are subject to federal, state and local regulation. The time and expense of complying with these regulations could slow down our expansion into new markets, increase our costs of providing services and subject them to additional competitive pressures. One of the primary purposes of the Telecommunications Act of 1996 was to open the local telephone services market to competition. While this has presented us with opportunities to enter local telephone markets, it also has provided important benefits to the existing local telephone companies, such as the ability, under specified conditions, to provide out-of-region long distance service to customers in their respective regions. In addition, we need to obtain and maintain licenses, permits and other regulatory approvals in connection with some of our services. Any of the following could adversely affect our business:

  . failure to maintain proper federal and state tariffs

  . failure to maintain proper state certifications

  . failure to comply with federal, state or local laws and regulations

  . failure to obtain and maintain required licenses and permits

  . burdensome license or permit requirements to operate in public rights-of-way

  . burdensome or adverse regulatory requirements

Our Management and Principal Stockholders Can Control McLeodUSA and May Have Different Interests Than Those of Other Stockholders.

  As of July 1, 1999, Interstate Energy Corporation, M/C Investors L.L.C., Media/Communications Partners III Limited Partnership, Richard A. Lumpkin and various trusts for the benefit of his family, Clark and Mary McLeod, and our directors and executive officers beneficially owned approximately 40% of our outstanding Class A common stock. These stockholders can collectively control management policy and may be able to control corporate actions requiring a stockholder vote, including election of the board of directors. Conflicts of interest may arise between the interests of these stockholders and our other stockholders. For example, the fact that these stockholders hold so much Class A common stock could make it more difficult for a third party to acquire us. You should expect these stockholders to resolve any conflicts in their favor.

Computer Systems May Malfunction and Interrupt Our Services if We and Our Suppliers Do Not Attain Year 2000 Readiness.

  We and our major suppliers of communications services and network elements rely greatly on computer systems and other technological devices. These may not be capable of recognizing January 1, 2000 or subsequent dates. This problem could cause any or all of our systems or services to malfunction or fail.

  We are reviewing our computer systems and programs and other technological devices to determine which are not capable of recognizing the Year 2000 and to verify system readiness for the millennium date. The review covers all of our operations and is centrally managed. This review may not be sufficient, however, to prevent interruptions to our systems and services.

  Some of our critical operations and services depend on other companies. For example, we depend on the existing local telephone companies, primarily the regional Bell operating companies, to provide most of our local and some of our long distance services. To the extent U S WEST, Ameritech or Southwestern Bell fail to address Year 2000 issues which might interfere with their ability to fulfill their obligations to us, it could interfere with our operations. If we, our major vendors, our material service providers or our customers fail to address Year 2000 issues in a timely manner, our business, results of operations and financial condition could be adversely affected.

Secondary Sales of Our Class A Common Stock in the Public Market Could Adversely Affect Our Stock Price.

  We cannot assure you that the market price of our Class A common stock will not fluctuate or decline significantly in the future as a consequence of sales by existing stockholders. Accordingly, there can be no assurance that the market price of the Class A common stock will exceed the Conversion Price of the Series A preferred stock.

  As of July 1, 1999, after giving effect to the two-for-one stock split announced June 30, 1999, there were outstanding:

  . 150.4 million shares of our Class A common stock

  . options to purchase 26.7 million shares of our Class A common stock

  . 62.8 million shares of Class A common stock owned by Interstate Energy, M/C Investors, Media/Communications Partners III, Richard A. Lumpkin and various trusts for the benefit of his family, Clark and Mary McLeod, and our directors and executive officers, all of which were eligible for sale in the public market either in accordance with Rule 144 under the Securities Act of 1933 or otherwise.

Payment of Dividends in Shares of Class A Common Stock May Not Result in Stated Dividend Yield.

  In the event dividends are paid in shares of Class A common stock, the number of shares of Class A common stock to be issued on each dividend payment date will be determined by dividing the total dividend to be paid on each share of Series A preferred stock by the Discounted Current Market Value, as defined under "Description of the Series A Preferred Stock-- Dividends." If the market price of Class A common stock applicable in determining the Discounted Current Market Value is higher than the market price for the Class A common stock on the dividend payment date and you sell your Class A common stock at such lower price, your actual dividend yield could be lower than the stated dividend yield on the Series A preferred stock. In addition, you are likely to incur commissions and other transaction costs in connection with the sale of such Class A common stock.

The Series A Preferred Stock is Subordinated to All Our Liabilities.

  In the event of our bankruptcy, liquidation or winding-up, our assets will be available to pay obligations on the Series A preferred stock only after all indebtedness and other liabilities, including our existing senior notes, and all subsequent series of preferred stock which rank senior to the Series A preferred stock, have been paid. There may not be sufficient assets remaining to pay amounts due on any or all of the Series A preferred stock then outstanding. As of March 31, 1999, the Series A preferred stock would have been junior in right of payment to our $1.8 billion of long-term debt, of which $325.0 million is attributed to our subsidiaries. The Series A preferred stock
will also be junior in right of payment to our   % Senior Notes due 2009 being
offered concurrently with the Series A preferred stock.

Purchasers of Our Series A Preferred Stock Who Convert Their Shares to Class A Common Stock Will Incur Immediate Dilution.

  Persons purchasing Series A preferred stock who convert their shares into Class A common stock will incur immediate net tangible book value dilution of
$   per share, assuming that they converted all of their shares of Series A preferred stock on March 31, 1999. Our existing stockholders will receive an
immediate increase in net tangible book value of $   per share. The per share
amounts give effect to the two-for-one stock split announced June 30, 1999.

Our Series A Preferred Stock is a New Issue of Securities and Has Never Been Publicly Traded.

  Prior to this offering there has been no trading market for the Series A preferred stock. We will seek to have the Series A preferred stock listed for quotation on the Nasdaq National Market; however, no assurance can be given as to the liquidity of, or trading market for, the Series A preferred stock. If an active market for the Series A preferred stock fails to develop or be sustained, the trading price of such Series A preferred stock could be materially adversely affected.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

  This prospectus supplement and accompanying prospectus and the information incorporated by reference in them include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy, our financing plans, our future capital requirements, forecasted demographic and economic trends relating to our industry, our ability to complete acquisitions, to realize anticipated cost savings and other benefits from acquisitions and to recover acquisition-related costs, and similar matters are forward-looking statements. These statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these statements by our use of forward-looking words such as "may," "will," "should," "anticipate," "estimate," "expect," "plan," "believe," "predict," "potential" or "intend." You should be aware that these statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from our expectations include those discussed in this prospectus supplement under the caption "Risk Factors." We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                                USE OF PROCEEDS

  We will use the net proceeds from the sale of Series A preferred stock along with funds available from prior offerings and from other financing sources: (1) to fund development and construction costs of our fiber optic network, including intra-city fiber optic networks, and construction, acquisition, development and improvement of telecommunications assets; (2) to fund market expansion activities in existing and new markets as well as acquisitions, joint ventures and strategic alliances; (3) to fund development, construction and operations necessary to include wireless services as part of our communications services; and (4) for additional working capital and other general corporate purposes, including funding operating deficits and net losses.

                                DIVIDEND POLICY

  We have never declared or paid any cash dividends on our capital stock and do not anticipate paying cash dividends in the foreseeable future. The indentures that govern the terms of our debt restrict our ability to pay cash dividends. Future dividends on our Class A common stock, if any, will be at the discretion of our board of directors and will depend upon, among other things, our operations, capital requirements and surplus, general financial condition, contractual restrictions in financing agreements and such other factors as our board of directors may deem relevant. Although we have the option under the Certificate of Designations of the Series A preferred stock of paying dividends in cash, because of the restrictions contained in our indentures, we do not expect to pay dividends in cash in the foreseeable future. Rather, we expect to pay such dividends in shares of our Class A common stock.

                      MARKET PRICE OF CLASS A COMMON STOCK

  Our Class A common stock is quoted on the Nasdaq National Market under the symbol "MCLD." The following table sets forth for the periods indicated the high and low sales price per share of our Class A common stock as reported by the Nasdaq National Market. All prices in the following table have been adjusted to reflect the two-for-one stock split effective July 26, 1999.

      1997                                                        High    Low
      ----                                                       ------- ------
      First Quarter............................................. $14.375 $8.688
      Second Quarter ...........................................  17.125  8.188
      Third Quarter.............................................  20.000 14.313
      Fourth Quarter............................................  20.875 16.000
      1998
      ----
      First Quarter.............................................  23.188 15.250
      Second Quarter ...........................................  24.156 19.000
      Third Quarter.............................................  20.063 10.688
      Fourth Quarter............................................  19.250  7.625
      1999
      ----
      First Quarter.............................................  22.125 15.188
      Second Quarter............................................  30.938 21.188
      Third Quarter (through July  , 1999)......................

  On July  , 1999, the last reported sale price of our Class A common stock on
the Nasdaq National Market was $   per share.

                                 CAPITALIZATION

  The following table shows our capitalization as of March 31, 1999, (1) on a historical basis as adjusted for the stock split announced June 30, 1999, (2) as adjusted to reflect the sale of 400,000 shares of our Series A preferred stock and (3) as further adjusted to reflect the sale of $400 million aggregate principal amount of % Senior Notes due 2009 and the application of the proceeds from that offering, in each case net of our estimated offering expenses and the underwriting discount. You should read this table together with our consolidated financial statements and related notes and the other financial data appearing elsewhere, or incorporated by reference, into this prospectus supplement and the accompanying prospectus.

                                                      March 31, 1999
                                             ---------------------------------
                                                            As      As further
                                             Historical  adjusted    adjusted
                                             ---------- ----------  ----------
                                                  (dollars in thousands)
Cash and cash equivalents................... $  415,343 $  802,343  $1,192,593
Investments in available-for-sale
 securities.................................    278,676    278,676     278,676
                                             ---------- ----------  ----------
    Total cash, cash equivalents and
     investments in
     available-for-sale securities..........    694,019  1,081,019   1,471,269
                                             ========== ==========  ==========
Short-term debt.............................     10,276     10,276      10,276
Long-term debt..............................  1,776,475  1,776,475   2,176,475
                                             ---------- ----------  ----------
Stockholders' equity:
  Class A common stock, $.01 par value,
   250,000,000 shares authorized;
   148,881,788 shares issued and
   outstanding, actual......................      1,489      1,489       1,489
  Class B common stock, convertible, $.01
   par value, 22,000,000 shares authorized;
   none issued or outstanding...............        --         --          --
  Series A preferred stock, convertible,
   $.01 par value, 400,000 shares
   authorized; 400,000 shares issued and
   outstanding, as adjusted.................        --           4           4
  Additional paid-in capital................  1,078,307  1,465,303   1,465,303
  Accumulated deficit.......................  (300,868)   (300,868)   (300,868)
  Accumulated other comprehensive income....      6,487      6,487       6,487
                                             ---------- ----------  ----------
    Total stockholders' equity..............    785,415  1,172,415   1,172,415
                                             ---------- ----------  ----------
    Total capitalization.................... $2,572,166 $2,959,166  $3,359,166
                                             ========== ==========  ==========

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

  The information in the following table is based on historical financial information included in our prior SEC filings, including our annual report on Form 10-K for the fiscal year ended December 31, 1998. The following summary financial information should be read in connection with this historical financial information, including the notes which accompany such financial information. This historical financial information is considered a part of this document. See "Where You Can Find More Information." Our audited historical financial statements as of December 31, 1998 and 1997, and for each of the three years ended December 31, 1998 were audited by Arthur Andersen LLP, independent public accountants.

  The information in the table on the following page reflects consolidated financial information for the following companies we have acquired:

      Acquired Company                     Date Acquired
      ----------------                     -------------
      MWR Telecom, Inc.                    April 28, 1995
      Ruffalo, Cody & Associates, Inc.     July 15, 1996
      Telecom*USA Publishing Group Inc.  September 20, 1996
      Consolidated Communications, Inc.  September 24, 1997
      Ovation Communications, Inc.         March 31, 1999

  The operations statement data and other financial data in the table include the operations of these companies beginning on the dates they were acquired. The balance sheet data in the table include the financial position of these companies at the end of the periods presented, beginning with the period in which they were acquired. These acquisitions affect the comparability of the financial data for the periods presented.

  On June 30, 1999, we announced that our board of directors had declared a two-for-one stock split to be effected in the form of a stock dividend. The record date for the stock split was July 12, 1999. Stockholders of record at the market close on that date will receive one additional share of our Class A common stock for each share held. Distribution of the additional shares will take place on July 26, 1999. All information in the following table has been adjusted to reflect the two-for-one stock split.

  The pro forma information presented in the operations statement data and other financial data in the table reflects the operations of Ovation as if the Ovation acquisition had occurred on January 1, 1998 and the pro forma information in the balance sheet data in the table includes Ovation's financial position as of December 31, 1998.

  The pro forma information presented in the operations statement data and other financial data in the table includes the effects of the issuance of $300 million principal amount of our 8 3/8% senior notes in March 1998, $300 million principal amount of our 9 1/2% senior notes in October 1998 and $500 million principal amount of the 8 1/8% notes in February 1999 as if they had occurred at the beginning of 1998 and the pro forma information presented in the balance sheet data in the table includes the effects of the issuance of the 8 1/8% notes as if it had occurred at the end of 1998.

  The ratio of earnings to fixed charges and preferred stock dividends is calculated as follows: earnings consist of net loss before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on all debt (including capitalized interest), amortization of debt discount and deferred loan costs and the portion of rental expense that is representative of the interest component of rental expense (deemed to be one-third of rental expense which management believes is a reasonable approximation of the interest component). Preferred stock dividends means the amount of pre-tax earnings that is required to pay the dividends on outstanding preferred stock. We had no preferred stock outstanding during any of the periods presented. For each of the years ended December 31, 1994, 1995, 1996, 1997 and 1998, earnings were insufficient to cover fixed charges by $11.4 million, $11.4 million, $22.6 million, $84.4 million and $135.5 million, respectively. For the three months ended March 31, 1998 and 1999, earnings were insufficient to cover fixed charges by $32 million and $51.7 million, respectively. On a pro forma basis, earnings would not have been sufficient to cover fixed charges by $188.6 and $61.7 million for the year ended December 31, 1998 and the three months ended March 31, 1999, respectively.

                                                 (table begins on the next page)

              Selected Consolidated Financial and Operating Data
              (In thousands, except per share and operating data)

                                 Year Ended December 31,               Three Months Ended March 31,
                         ------------------------------------------ -----------------------------------
                                                         Pro Forma                           Pro Forma
                           1996      1997      1998        1998        1998        1999        1999
                         --------  --------  ---------  ----------- ----------- ----------- -----------
                                                        (unaudited) (unaudited) (unaudited) (unaudited)
Operations Statement
 Data:
 Revenue................ $ 81,323  $267,886  $ 604,146   $ 625,181   $134,331    $181,109    $200,805
                         --------  --------  ---------   ---------   --------    --------    --------
 Operating expenses:
  Cost of service.......   52,624   151,190    323,208     329,527     75,045      92,459      99,797
  Selling, general and
   administrative.......   46,044   148,158    260,931     274,420     58,768      79,811      90,691
  Depreciation and
   amortization.........    8,485    33,275     89,107     109,720     19,431      35,110      41,680
  Other.................    2,380     4,632      5,575       5,575      1,900         --          --
                         --------  --------  ---------   ---------   --------    --------    --------
  Total operating
   expenses.............  109,533   337,255    678,821     719,242    155,144     207,380     232,168
                         --------  --------  ---------   ---------   --------    --------    --------
 Operating loss.........  (28,210)  (69,369)   (74,675)    (94,061)   (20,813)    (26,271)    (31,363)
 Interest income
  (expense), net........    5,369   (11,967)   (52,234)    (85,898)   (10,141)    (21,204)    (26,074)
 Other non-operating
  income................      495     1,426      1,997       1,997        687          (1)         (1)
 Income taxes...........      --        --         --          --         --          --          --
                         --------  --------  ---------   ---------   --------    --------    --------
 Net loss............... $(22,346) $(79,910) $(124,912)  $(177,962)  $(30,267)   $(47,476)   $(57,438)
                         ========  ========  =========   =========   ========    ========    ========
 Loss per common share.. $   (.28) $   (.73) $    (.99)  $   (1.30)  $   (.24)   $   (.36)   $   (.40)
                         ========  ========  =========   =========   ========    ========    ========
 Weighted average common
  shares outstanding....   81,012   109,948    125,614     136,808    124,454     132,242     143,436
                         ========  ========  =========   =========   ========    ========    ========
 Ratio of earnings to
  fixed charges and
  preferred stock
  dividends.............      --        --         --          --         --          --          --
                         ========  ========  =========   =========   ========    ========    ========

                                                                     March 31,
                                              December 31,             1999
                                     ------------------------------ -----------
                                       1996      1997       1998      Actual
                                     -------- ---------- ---------- -----------
                                                                    (unaudited)
Balance Sheet Data:
 Current assets..................... $224,401 $  517,869 $  793,192 $   974,218
 Working capital.................... $185,968 $  378,617 $  613,236 $   740,191
 Property and equipment, net........ $ 92,123 $  373,804 $  629,746 $   828,591
 Total assets....................... $452,994 $1,345,652 $1,925,197 $ 2,836,380
 Long-term debt less current
  maturities........................ $  2,573 $  613,384 $1,245,170 $ 1,776,475
 Stockholders' equity............... $403,429 $  559,379 $  462,806 $   785,415

                                Year Ended December 31,              Three Months Ended March 31,
                         ---------------------------------------- -----------------------------------
                                                       Pro Forma                           Pro Forma
                           1996      1997      1998      1998        1998        1999        1999
                         --------  --------  -------- ----------- ----------- ----------- -----------
                                                      (unaudited) (unaudited) (unaudited) (unaudited)
Other Financial Data:
 Capital expenditures,
  including business
  acquisitions.......... $173,782  $601,137  $339,660 $   739,497 $    48,930 $   538,897 $   560,894
 EBITDA(1).............. $(17,345) $(31,462) $ 20,007 $    21,234 $       518 $     8,839 $    10,317

                                                     December 31,      March 31,
                                                ---------------------- ---------
                                                 1996   1997    1998     1999
                                                ------ ------- ------- ---------
Operating Data:                                           (unaudited)
Local lines.................................... 65,400 282,600 397,600  494,700
Cities and towns served........................    120     227     269      408
Central offices/switches.......................    --      366     415      488
Route miles....................................  2,352   4,908   7,120    7,654
Employees......................................  2,077   4,941   5,300    6,109

--------
(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. We have included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                            PRO FORMA FINANCIAL DATA

  The following unaudited pro forma financial information has been prepared to give effect to:

 . the issuance of $300 million aggregate principal amount of our 8 3/8% senior notes in March 1998

 . the issuance of $300 million aggregate principal amount of our 9 1/2% senior notes in October 1998

 . the issuance of $500 million aggregate principal amount of our 8 1/8% senior notes in February 1999

 . our acquisition of Ovation Communications, Inc. in March 1999

  The Unaudited Pro Forma Condensed Consolidated Statements of Operations reflects the Ovation acquisition using the purchase method of accounting, and assumes that the Ovation acquisition and the issuance of the 8 3/8% senior notes, the 9 1/2% senior notes and the 8 1/8% senior notes were consummated at the beginning of 1998. The unaudited pro forma financial information is derived from and should be read in conjunction with our consolidated financial statements, Ovation's consolidated financial statements and the related notes thereto incorporated by reference in this prospectus. The pro forma adjustments are based upon available information and assumptions that management believes to be reasonable. Depreciation and amortization were adjusted to include amortization of intangibles acquired in the Ovation acquisition. The acquired intangibles will be amortized over periods ranging from 3 to 30 years. For purposes of this pro forma presentation, the issuance of the 8 3/8% senior notes, the 9 1/2% senior notes and the 8 1/8% senior notes are collectively referred to as the "Notes Offerings."

  The adjustments for the Ovation acquisition reflect the preliminary allocation of the net purchase price of Ovation to the assets of Ovation, including intangible assets, and record the payment of $121.3 million in cash and the issuance of 11,193,234 shares of our Class A common stock (as adjusted for the two-for-one stock split described below) valued at $16.88 per share (as adjusted for the two-for-one stock split described below). The value of $16.88 per share represents the average closing price of our Class A common stock on the Nasdaq National Market for the eleven trading days beginning five days prior to the date the agreement was announced, January 7, 1999, and ending five days after such announcement. The adjustments include the elimination of the Ovation equity components, including common stock, treasury stock, other capital and retained deficit.

  On June 30, 1999, we announced that our board of directors had declared a two-for-one stock split to be effected in the form of a stock dividend. The record date for the stock split was July 12, 1999. Stockholders of record at the market close on that date will receive one additional share of our Class A common stock for each share held. Distribution of the additional shares will take place on July 26, 1999. All information in the Pro Forma Financial Data has been adjusted to reflect the two-for-one stock split.

  We have provided this unaudited pro forma financial data for informational purposes only. This data does not necessarily indicate the operating results that would have occurred had the Ovation acquisition been consummated at the beginning of 1998, nor does it necessarily indicate future operating results or financial position.

                    McLeodUSA Incorporated and Subsidiaries

                         Unaudited Pro Forma Condensed
                     Consolidated Statements of Operations
                  (In thousands, except per share information)

                                                         Year Ended December 31, 1998
                                         ----------------------------------------------------------------
                                                    Adjustments Pro Forma           Adjustments
                                                      for the    for the              for the
                                                       Notes      Notes               Ovation
                                         McLeodUSA   Offerings  Offerings  Ovation  Acquisition   Total
                                         ---------  ----------- ---------  -------  ----------- ---------
Operations Statement Data:
 Revenue...............................  $ 604,146   $     --   $ 604,146  $21,035   $     --   $ 625,181
                                         ---------   --------   ---------  -------   --------   ---------
 Operating Expenses:
  Cost of service......................    323,208         --     323,208    6,319         --     329,527
  Selling, general and administrative..    260,931         --     260,931   13,489         --     274,420
  Depreciation and amortization........     89,107         --      89,107    5,383     15,230     109,720
  Other................................      5,575         --       5,575       --         --       5,575
                                         ---------   --------   ---------  -------   --------   ---------
   Total operating expenses............    678,821         --     678,821   25,191     15,230     719,242
                                         ---------   --------   ---------  -------   --------   ---------
 Operating loss........................    (74,675)        --     (74,675)  (4,156)   (15,230)    (94,061)
 Interest expense, net.................    (52,234)   (32,056)    (84,290)  (1,608)        --     (85,898)
 Other non-operating income............      1,997         --       1,997       --         --       1,997
 Income taxes..........................         --         --          --       --         --          --
                                         ---------   --------   ---------  -------   --------   ---------
  Net loss.............................  $(124,912)  $(32,056)  $(156,968) $(5,764)  $(15,230)  $(177,962)
                                         =========   ========   =========  =======   ========   =========
 Loss per common share.................  $   (0.99)             $   (1.25)                      $   (1.30)
                                         =========              =========                       =========
 Weighted average common shares
  outstanding..........................    125,614                125,614                         136,808
                                         =========              =========                       =========
Other Financial Data:
 EBITDA(1).............................  $  20,007   $     --   $  20,007  $ 1,227   $     --   $  21,234

--------
(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. We have included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                    McLeodUSA Incorporated and Subsidiaries

                         Unaudited Pro Forma Condensed
                     Consolidated Statements of Operations
                 (In thousands, except per share information)

                                      Three Months Ended March 31, 1999
                         ---------------------------------------------------------------
                                    Adjustments    Pro              Adjustments
                                      for the   Forma for             for the
                                       Notes    the Notes             Ovation
                         McLeodUSA   Offerings  Offerings  Ovation  Acquisition  Total
                         ---------  ----------- ---------  -------  ----------- --------
Operations Statement
 Data
 Revenue................ $181,109     $   --    $181,109   $19,696    $   --    $200,805
                         --------     -------   --------   -------    -------   --------
 Operating expenses:
  Cost of service.......   92,459         --      92,459     7,338        --      99,797
  Selling, general and
   administrative.......   79,811         --      79,811    10,880        --      90,691
  Depreciation and
   amortization.........   35,110         --      35,110     2,829      3,741     41,680
  Other.................      --          --         --        --         --         --
                         --------     -------   --------   -------    -------   --------
   Total operating
    expenses............  207,380         --     207,380    21,047      3,741    232,168
                         --------     -------   --------   -------    -------   --------
  Operating loss........  (26,271)        --     (26,271)   (1,351)    (3,741)   (31,363)
  Interest expense,
   net..................  (21,204)     (2,487)   (23,691)   (2,383)       --     (26,074)
  Other non-operating
   income...............       (1)        --          (1)      --         --          (1)
  Income taxes..........      --          --         --        --         --         --
                         --------     -------   --------   -------    -------   --------
  Net loss.............. $(47,476)    $(2,487)  $(49,963)  $(3,734)   $(3,741)  $(57,438)
                         ========     =======   ========   =======    =======   ========
  Loss per common
   share................ $  (0.36)              $  (0.38)                       $  (0.40)
                         ========               ========                        ========
  Weighted average
   common shares
   outstanding..........  132,242                132,242                         143,436
                         ========               ========                        ========
Other Financial Data:
 EBITDA(1).............. $  8,839     $   --    $  8,839   $ 1,478    $   --    $ 10,317

--------
(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. We have included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                  DESCRIPTION OF THE SERIES A PREFERRED STOCK

  The following is a summary of certain provisions of the Certificate of Designations and the Series A preferred stock. Copies of the Certificate of Designations and the form of Series A preferred stock share certificate are available upon request at our address set forth under "Where You Can Find More Information." This summary is not intended to be complete and is subject to, and is qualified in its entirety by reference to, the Certificate of Designations. The definitions of certain capitalized terms used in the following summary that are not defined herein are defined in the Certificate of Designations. For purposes of this description of the Series A preferred stock, the words "McLeodUSA," "we," "our" or "us" refer to McLeodUSA Incorporated and do not include its subsidiaries.

General

  At the consummation of this offering, we will issue 400,000 shares of our
   % Series A Cumulative Convertible Preferred Stock, $0.01 par value per
share, designated as "    % Series A Cumulative Convertible Preferred Stock."
When issued, the Series A preferred stock will be validly issued, fully paid and nonassessable. The holders of the Series A preferred stock will have no preemptive or preferential right to purchase or subscribe to stock, obligations, warrants or any other of our securities of any class. We will seek to have the Series A preferred stock approved for listing on the Nasdaq National Market.

Ranking

  The Series A preferred stock will, with respect to dividend rights and rights on liquidation, dissolution or winding-up, rank:

  .  junior to all our existing and future debt obligations

  . junior to "Senior Stock," which is each class of our capital stock or series of preferred stock established after the Series A preferred stock by our board of directors that has terms which expressly provide that such class or series will rank senior to the Series A preferred stock

  . on a parity with "Parity Stock," which is each class of capital stock or series of preferred stock established after the Series A preferred stock by our board of directors that has terms which expressly provide that such class or series will rank on a parity with the Series A preferred stock

  . senior to "Junior Stock," which is all classes of our common stock, including our Class A common stock and Class B common stock, and any other class of our capital stock established after the Series A preferred stock by our board of directors whose terms do not expressly provide that such class or series ranks senior to, or on a parity with, our Series A preferred stock

  While any shares of Series A preferred stock are outstanding, we may not authorize, create or increase the authorized amount of any class or series of capital stock that ranks senior to the Series A preferred stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding-up without the consent of the holders of at least 66 2/3% of the outstanding shares of Series A preferred stock. We may, however, without the consent of any holder of Series A preferred stock, create additional classes of capital stock, increase the authorized number of shares of preferred stock or issue series of a stock that ranks on a parity with, or junior to, the Series A preferred stock with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution and winding-up. See "--Voting Rights."

Dividends

  Subject to the rights of any holders of Senior Stock and Parity Stock, holders of shares of Series A preferred stock will be entitled to receive, when, as and if declared by the board of directors out of funds of McLeodUSA
legally available for payment, cumulative dividends at the annual rate of    %
per share on the liquidation preference thereof of $1,000 per share of Series A
preferred stock (equivalent to $      per share
annually). Dividends on the Series A preferred stock will be payable quarterly
on        ,        ,         and          of each year commencing
               , 1999, at such annual rate and shall accrue from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the date of the original issuance of the Series A preferred stock. Each such dividend will be payable to holders of record as they appear on our stock records at the close of business on the record date next preceding such quarterly dividend payment date, which record dates will be established by the board of directors but, in any event, will be not more than 60 days nor less than 15 days before the respective quarterly dividend payment dates. Dividends will be cumulative from such quarterly dividend payment date, whether or not in any dividend period or periods there shall be funds of McLeodUSA legally available for the payment of such dividends. Accumulations of dividends on shares of Series A preferred stock will not bear interest. Dividends payable on the Series A preferred stock for any period greater or less than a full quarterly dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

  Any dividend on the Series A preferred stock shall be, at the option of McLeodUSA, payable (1) in cash or (2) through the issuance of shares of our Class A common stock. If we pay dividends in shares of Class A common stock, the number of shares of Class A common stock to be issued on each dividend payment date will be determined by dividing the total dividend to be paid on each share of Series A preferred stock by the applicable Discounted Current Market Value (as defined below) of the Class A common stock. The transfer agent is authorized and directed in the Certificate of Designations to aggregate any fractional shares of Class A common stock that are issued as dividends, sell them at the best available price and distribute the proceeds to the holders of the Series A preferred stock in proportion to their respective interests. We will pay the expenses of the transfer agent with respect to such sale, including brokerage commissions. In the event the sale by the transfer agent of such aggregated fractional interests would be restricted, McLeodUSA and the transfer agent will agree upon other appropriate arrangements for the cash realization of fractional interests. All shares of Class A common stock distributed on the related dividend payment date in payment of dividends on the Series A preferred stock will be freely transferable without restriction under the Securities Act.

  The "Discounted Current Market Value" of the Class A common stock with respect to a dividend payment date means the product of (x) 97% and (y) the "Market Average Value" as of the record date relating to such dividend payment date. The "Market Average Value" will equal the average of the daily closing prices of the Class A common stock for the five consecutive Trading Days ending on (and including) the fourth Trading Day prior to such dividend payment date. The closing price for each Trading Day will be the last sales price on the Nasdaq National Market, or the principal securities exchange or other securities market on which the Class A common stock is then being traded. "Trading Day" means any day on which the Class A common stock is traded for any period on the Nasdaq National Market (or on the principal securities exchange or other securities market on which the Class A common stock is then being traded).

  No dividend will be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series A preferred stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Series A preferred stock.

   We will not (1) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Stock or (2) redeem, purchase or otherwise acquire for consideration any Junior Stock through a sinking fund or otherwise, unless (A) all accrued and unpaid dividends with respect to the Series A preferred stock and any Parity Stock at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends and (B) sufficient funds have been paid or set apart for the payment of the dividend for the current dividend period with respect to the Series A preferred stock and any Parity Stock.

  No dividend will be declared or paid on any Parity Stock unless full cumulative dividends have been paid on the Series A preferred stock for all prior dividend periods; provided, however, if accrued dividends on the

Series A preferred stock for all prior dividend periods have not been paid in full, then any dividend declared for any dividend period on the Series A preferred stock and on any Parity Stock will be declared ratably in proportion to accrued and unpaid dividends on the Series A preferred stock and such Parity Stock.

  Notwithstanding anything herein to the contrary, we may declare and pay dividends on Parity Stock or Junior Stock which are payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or of Junior Stock (in the case of Junior Stock) or by the increase in the liquidation value of Parity Stock or Junior Stock, as applicable, or repurchase, redeem or otherwise acquire Junior Stock in exchange for Junior Stock and Parity Stock in exchange for Parity Stock or Junior Stock.

  For the foreseeable future, we intend to pay all dividends on the Series A preferred stock (except with respect to cash paid in lieu of fractional shares) in shares of our Class A common stock. If, in the future, we were to consider paying cash dividends on the Series A preferred stock we would have to comply with the restrictions contained in the indentures governing our outstanding indebtedness. See "Risk Factors--We Are Restricted from Paying Cash Dividends."

Redemption

Provisional Redemption

  We may redeem Series A preferred stock, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered
address, at a redemption price of    % of the liquidation preference, plus
accumulated and unpaid dividends, if any, whether or not declared (including a prorated dividend for any partial dividend period), to the redemption date (the
"Provisional Redemption Date"), on or after         , 2001, but prior to
       , 2002, if the closing price of our Class A common stock equals or exceeds 150% of the Conversion Price for at least 20 Trading Days within any 30 Trading Day period. This type of redemption is a "Provisional Redemption."

  If we undertake a Provisional Redemption, the holders of shares of Series A preferred stock that are called for redemption also will receive a payment (referred to as the "additional payment") in an amount equal to the present value of the aggregate value of the dividends that would thereafter have been payable on the Series A preferred stock (whether or not such dividends have
been declared) for the period from the Provisional Redemption Date to       ,
2002 (which period is referred to as the "additional period"). The present value will be calculated using the bond equivalent yield on U.S. Treasury notes or bills having a term nearest in length to that of the additional period as of the day immediately preceding the date on which a notice of Provisional Redemption is mailed.

  We may effect any provisional redemption, in whole or in part, at our option, by payment of the redemption price, including any additional payment, in cash, through delivery of shares of Class A common stock or a combination thereof, subject to applicable law, by delivering notice to the holders of the Series A preferred stock not less than 30 nor more than 60 days prior to the scheduled redemption date.

Optional Redemption

  Except under the foregoing circumstances for a Provisional Redemption, we may
not redeem the Series A preferred stock prior to            , 2002. Thereafter,
each share of the Series A preferred stock may be redeemed, at our option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at the following redemption prices, plus accumulated and unpaid dividends, if any, to the date fixed for redemption (including a prorated dividend for any partial dividend period), payable in cash.

  If redeemed during the 12-month period commencing on             (or, if such
date is not a date on which the Nasdaq National Market is open for business, then on the next day the Nasdaq National Market is open for business) of the years set forth below, the redemption prices shall be:

      Period                                                    Redemption Price
      ------                                                    ----------------
      2002.....................................................    $
      2003.....................................................
      2004.....................................................
      2005 and thereafter......................................    $1,000.00

  In the case of any partial optional redemption, selection of the Series A preferred stock for redemption will be made by us in compliance with the requirements of the principal national securities exchange, if any, on which the Series A preferred stock is listed, or if the Series A preferred stock is not listed on a national securities exchange, on a pro rata basis, by lot or such other method as we, in our sole discretion, deem fair and appropriate; provided, however, that we may redeem all the shares held by holders of fewer than five shares (or all of the shares held by the holders who would hold fewer than five shares as a result of such redemption) as we may determine.

  If any Provisional Redemption Date or other redemption date falls after a dividend payment record date and prior to the related dividend payment date, the holders of the Series A preferred stock at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares following such dividend payment record date. Except as provided for in the preceding sentence, no payment or allowance will be made for accrued dividends on any shares of Series A preferred stock called for redemption.

  Our ability to redeem the Series A preferred stock at our option is limited by the terms of our outstanding indebtedness. We may not be able to redeem the Series A preferred stock unless we simultaneously redeem or repay such indebtedness.

Liquidation Preference

  Upon the voluntary or involuntary liquidation, dissolution or winding-up of McLeodUSA, and subject to the rights of the creditors of McLeodUSA and holders of Senior Stock and Parity Stock, each holder of Series A preferred stock will be entitled to be paid, out of the assets of McLeodUSA available for distribution to stockholders, an amount equal to the liquidation preference of $1,000 per share of Series A preferred stock held by such holder, plus accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last divided payment date to the date fixed for liquidation, dissolution or winding-up) before any distribution is made on any Junior Stock, including our Class A common stock. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of McLeodUSA, the amounts payable with respect to the Series A preferred stock and all other Parity Stock are not paid in full, the holders of the Series A preferred stock and the Parity Stock will share equally and ratably in any distribution of the assets of McLeodUSA in proportion to the respective amounts to which they are entitled. After payment of the full amount of the liquidation preference of the Series A preferred stock, and, if applicable, an amount equal to a prorated dividend, the holders of shares of Series A preferred stock will not be entitled to any further participation in any distribution of the assets of McLeodUSA. However, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of McLeodUSA nor the consolidation or merger of McLeodUSA with, or into, one or more entities will be deemed to be a liquidation, dissolution or winding-up of McLeodUSA.

  The Certificate of Designations will not contain any provision requiring funds to be set aside to protect the liquidation preference of the Series A preferred stock even though it is substantially in excess of the par value thereof.

Voting Rights

  The holders of Series A preferred stock, except as otherwise required under Delaware law or as provided in the Certificate of Designations, shall not be entitled to vote on any matter required or permitted to be voted upon by our stockholders. In exercising any such vote, each outstanding share of Series A preferred stock will have one vote (excluding shares of Series A preferred stock held by McLeodUSA or any entity controlled by McLeodUSA, which shares will have no votes).

  The Certificate of Designations will provide that if dividends on the Series A preferred stock are in arrears and unpaid for six or more dividend periods (whether or not consecutive) then the holders of the outstanding shares of Series A preferred stock, voting separately and as a class together with the holders of any Parity Stock upon which like rights have been conferred and are exercisable, will be entitled to elect to serve on the board of directors the lesser of (x) two additional members to the board of directors or (y) that number of directors constituting at least 25% of the members of the board of directors, and the number of members of the board of directors will be immediately and automatically increased by such number. Such voting rights of the Series A preferred stock will continue until such time as all dividends in arrears on the Series A preferred stock are paid in full, at which time the term of any directors elected pursuant to the provisions of this paragraph (subject to the right of holders of any other preferred stock to elect such directors) shall terminate and the number of directors constituting the board of directors will be immediately and automatically decreased by such number (until the occurrence of any such subsequent event).

  The Certificate of Designations will also provide that, except as expressly set forth above under "--Ranking," (1) the creation, authorization or issuance of any shares of Junior Stock or Parity Stock, including the designation of a series thereof within the existing class of Series A preferred stock, or (2) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of the holders of Series A preferred stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of shares of Series A preferred stock.

Conversion Rights

  Shares of Series A preferred stock will be convertible, in whole or in part, at any time after the issue date, at the option of the holders thereof, into
shares of Class A common stock initially at the conversion price of $    per
share, subject to adjustment as described below ("Conversion Price"). The right to convert shares of Series A preferred stock called for redemption will terminate at the close of business on the relevant redemption date.

  We will have the option to convert all of the shares of Series A preferred stock into shares of Class A common stock at the Conversion Price if, on or
after         , 2002, the closing price of our Class A common stock has equaled or exceeded 135% of the Conversion Price for at least 20 out of 30 consecutive days on which the Nasdaq National Market (or the principal securities exchange or other securities market on which the Class A common stock is then being traded) is open for the transaction of business.

  Conversion of shares of Series A preferred stock, or a specified portion thereof, may be effected by delivering certificates evidencing such shares, together with written notice of conversion and a proper assignment of such certificates to McLeodUSA or in blank, to the office or agency to be maintained by McLeodUSA for that purpose. Initially, Norwest Shareowner Services will maintain such office.

  Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A preferred stock shall have been surrendered and notice (and if applicable, payment of an amount equal to the dividends payable on such shares) received by McLeodUSA. McLeodUSA will issue a certificate evidencing the Class A common stock distributed upon conversion as soon as reasonably practical after the conversion date.

  All shares of Class A common stock distributed upon conversion will be freely transferable without restriction under the Securities Act.

  Holders of shares of Series A preferred stock at the close of business on a dividend payment record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion of such shares following the dividend payment record date and prior to such dividend payment date. However, shares of Series A preferred stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date (except shares converted after the issuance of a notice of redemption with respect to a redemption date during such period, which will be entitled to such dividend) must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of shares of Series A preferred stock on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into shares of Class A common stock on such dividend payment date will receive the dividend payable on such shares of Series A preferred stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series A preferred stock for conversion. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or the dividends on the shares of Class A common stock issued upon such conversion.

  Fractional shares of Class A common stock will not be issued upon conversion but, in lieu thereof, we will pay a cash adjustment based on the current market price (as defined) of the Class A common stock on the business day prior to such conversion date.

The Conversion Price is subject to adjustment upon certain events, including:

  (1) any redemption payment or payment of a dividend or other distribution payable in shares of Class A common stock to all holders of any class of capital stock of McLeodUSA, other than the issuance of shares of Class A common stock in connection with the payment (1) in redemption for, of dividends on or upon the conversion of the Series A preferred stock or (2) to all holders of the Series A preferred stock based upon the number of shares of Class A common stock into which the Series A preferred stock is then convertible;

  (2) any issuance to all holders of shares of McLeodUSA's common stock of rights, options or warrants entitling them to subscribe for or purchase shares of Class A common stock or securities convertible into or exchangeable for shares of Class A common stock at less than market value as of the date of conversion or exchange; provided, however, that no adjustment will be made with respect to such a distribution if the holder of shares of the Series A preferred stock would be entitled to receive such rights, options or warrants upon conversion at any time of shares of the Series A preferred stock into Class A common stock and provided, further, that if such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted until such triggering events occur;

  (3) any subdivision, combination or reclassification of Class A common stock;

  (4) any distribution consisting exclusively of cash or any other transaction for which the penultimate paragraph below is applicable, which specifies that no antidilution adjustment shall be made to all holders of shares of Class A common stock in an aggregate amount that, together with (1) all other such cash distributions made within the then preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by McLeodUSA or any of its subsidiaries for shares of Class A common stock concluded within the then preceding 12 months in respect of which no adjustment has been made, exceeds 15% of McLeodUSA's market capitalization (defined as the product of the then current market price of the Class A common stock times the number of shares of Class A common stock then outstanding on the record date of such distribution);

  (5) the completion of a tender or exchange offer which McLeodUSA or any of its subsidiaries makes for shares of Class A common stock that involves an aggregate consideration that, together with (1) any cash and other consideration payable in a tender or exchange offer by McLeodUSA or any of its subsidiaries for shares of any of the Class A common stock expiring within the then preceding 12 months in respect of which no adjustment has been made and (2) the aggregate amount of any such cash distributions referred to in clause 4 above to all holders of shares of Class A common stock within the then preceding 12 months in respect of which no adjustments have been made, exceeds 15% of McLeodUSA's market capitalization immediately prior to the expiration of such tender offer; or

  (6) a distribution to all holders of Class A common stock consisting of evidences of indebtedness, shares of capital stock other than Class A common stock or assets, including securities, but excluding those dividends and those issuances of rights, options, warrants and other distributions for which an adjustment to the Conversion Price as referred to above is applicable (other than in connection with a merger effected solely to reflect a change in the jurisdiction of incorporation of McLeodUSA).

  No adjustment of the Conversion Price will be required to be made:

      (A) until cumulative adjustments amount to one percent of such price, or

      (B) with respect to rights, options or warrants issued pursuant to certain employee benefit plans of McLeodUSA.

  McLeodUSA also may from time to time decrease the Conversion Price by any amount for any period of at least 20 days, so long as the decrease is irrevocable during such period, in which case McLeodUSA shall give at least 15 days' notice of such decrease. In addition to the foregoing adjustments, McLeodUSA will be permitted to make such reductions in the Conversion Price as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by McLeodUSA to its stockholders will not be taxable to the recipients. In the event McLeodUSA elects to make such a reduction in the Conversion Price, McLeodUSA will comply with the requirements of Rule 14e-1 under the Securities Exchange Act, and any other securities laws and regulations thereunder, if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price. See "Federal Tax Considerations."

  In the event that, after the issuance of the Series A preferred stock, McLeodUSA distributes rights, options or warrants (other than those referred to in clause B above) to all holders of Class A common stock, so long as any such rights, options or warrants have not expired or been redeemed by McLeodUSA, the holder of any shares of Series A preferred stock surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of Class A common stock then issuable upon such conversion, which we call the conversion shares, a number of rights, options or warrants to be determined as follows: (1) if such conversion occurs on or prior to the date for the distribution to the holders of rights, options or warrants or separate certificates evidencing such rights, options or warrants, called the distribution date, the same number of rights, options or warrants to which a holder of a number of shares of Class A common stock equal to the number of conversion shares is entitled at the time of such conversion in accordance with the terms and provisions applicable to the rights, options or warrants, and (2) if such conversion occurs after such distribution date, the same number of rights, options or warrants to which a holder of the number of shares of Class A common stock into which such Series A preferred stock was convertible immediately prior to such distribution date would have been entitled on such distribution date in accordance with the terms and provisions of and applicable to the rights, options or warrants.

  Except as stated above, the Conversion Price will not be adjusted for the issuance of common stock, or any securities convertible into or exchangeable for common stock or carrying the right to purchase any of the foregoing, in exchange for cash, property or services.

  In case of:

      (1) any merger or consolidation of McLeodUSA, other than a merger or consolidation in which (a) McLeodUSA is the continuing corporation and (b) the Class A common stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of another corporation;

     (2) any sale or transfer to another corporation of the property of McLeodUSA as an entirety or substantially as an entirety; or

     (3) any statutory exchange of securities with another corporation, other than in connection with a merger or acquisition,

there will be no adjustment of the Conversion Price. Each share of the then outstanding Series A preferred stock will, without the consent of the holder of any Series A preferred stock, become convertible only into the kind and amount of securities, cash or other property receivable upon such merger, consolidation, sale, transfer or statutory exchange by a holder of the number of shares of Class A common stock into which such Series A preferred stock was convertible immediately prior to such merger, consolidation, sale, transfer or statutory exchange, assuming such holder of Class A common stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, sale, transfer or statutory exchange. In the case of a cash merger of McLeodUSA into another company or any other cash transaction of the type mentioned above, the effect of these provisions would be that thereafter each share of Series A preferred stock would be convertible at the Conversion Price in effect at such time into the same amount of cash per share into which each share of Series A preferred stock would have been convertible had such share been converted into Class A common stock immediately prior to the effective date of such cash merger or transaction. Depending upon the terms of such cash merger or transaction, the aggregate amount of cash into which such shares of Series A preferred stock would be converted could be more or less than the liquidation preference with respect to such Series A preferred stock.

  Holders of Series A preferred stock at the close of business on a record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion of such shares following such record date and prior to such dividend payment date. However, Series A preferred stock surrendered for conversion during the period between the close of business on any record date and the opening of business on the corresponding dividend payment date, except shares converted after the issuance of a notice of redemption with respect to a redemption date during such period or coinciding with such dividend payment date, which will be entitled to such dividend, must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of Series A preferred stock on a record date who, or whose transferee, tenders any such shares for conversion into shares of Class A common stock on such dividend payment date will receive the dividend payable by McLeodUSA on such shares of Series A preferred stock on such date. The converting holder need not include payment of the amount of such dividend upon surrender of Series A preferred stock for conversion. Except as provided above, McLeodUSA will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Class A common stock issued upon such conversion.

Change of Control


  Notwithstanding any other provision in the preceding paragraphs to the contrary, if any Change in Control (as defined) occurs, then the Conversion Price in effect will be adjusted immediately after such Change in Control as described below. In addition, in the event of a Common Stock Change in Control (as defined), each share of the Series A preferred stock shall be convertible solely into common stock of the kind received by holders of Class A common stock as the result of such Common Stock Change in Control.

  A "Change in Control" shall be deemed to have occurred at such time as:

 .      the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the assets of McLeodUSA to any "person" (as such term is used in Section 13(d)(3) of the Securities Exchange Act)

  . the adoption of a plan relating to the liquidation, dissolution or winding-up of McLeodUSA

  . the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" (as defined above) other than any Permitted Holder (as defined below) becomes the beneficial owner (as such term is defined in Rules 13d-3 and 13d-5 promulgated under the Securities Exchange Act, except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting stock of McLeodUSA, or

  . the first day on which a majority of the members of the board of directors of McLeodUSA are not Continuing Directors (as defined in the Certificate of Designations)

"Permitted Holders" include: IES Industries Inc. and its successors and assigns; Clark E. McLeod, Mary E. McLeod and Richard A. Lumpkin, and foundations and trusts controlled by any of them; and affiliates (other than the Company and its subsidiaries) of each of the foregoing.

  The term "Common Stock Change in Control" means any Change in Control in which more than 50% of the value (as determined in good faith by McLeodUSA's board of directors) or the consideration received by holders of Class A common stock consists of common stock of another company that for each of the 10 consecutive Trading Days referred to in the definition of "Applicable Price" below has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a Change in Control shall not be a Common Stock Change in Control unless either (1) McLeodUSA continues to exist after the occurrence of such Change in Control and the outstanding shares of Series A preferred stock continue to exist as outstanding shares of Series A preferred stock, or (2) not later than the occurrence of such Change in Control, the outstanding shares of Series A preferred stock are converted into or exchanged for shares of convertible preferred stock of a corporation succeeding to McLeodUSA's business, which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions, substantially similar to those of the Series A preferred stock.

  The term "Non-Stock Change in Control" means any Change in Control other than a Common Stock Change in Control.

  The term "Applicable Price" means (i) in the event of a Non-Stock Change in Control in which the holders of the Class A common stock receive only cash, the amount of cash received by the holder of one share of Class A common stock and (ii) in the event of any other Non-Stock Change in Control or any Common Stock Change in Control, the average of the closing prices for the Class A common stock during the 10 Trading Days prior to and including the record date for the determination of the holders of Class A common stock entitled to receive cash, securities, property or other assets in connection with such Non-Stock Change in Control or Common Stock Change in Control or, if there is no such cash, securities, property or other assets or the date upon which such Non-Stock Change in Control is deemed to have occurred, as the case may be, in each case as adjusted in good faith by the board of directors to appropriately reflect any of the events referred to in clauses 1 through 6 under "-- Conversion Rights."

  For purposes of calculating any adjustment to be made in the event of a Change of Control, immediately after such Change in Control:

    (1) in the case of a Non-Stock Change in Control, the Conversion Price will thereupon become the lower of (A) the Conversion Price in effect immediately prior to such Non-Stock Change in Control, but after giving effect to any other prior adjustments, and (B) the results obtained by multiplying the greater of the Applicable Price and the then applicable Reference Market Price (as defined) by a fraction of which the numerator will be $1,000 and the denominator will be the then current redemption
  price per share or, prior to          , 2002, an amount per share of Series
  A preferred stock determined by McLeodUSA in its sole discretion, after consultation with an investment banking firm, to be the equivalent of the hypothetical redemption price that would have been applicable if the Series A preferred stock had been redeemable during such period; provided, however, that if, as a result of the operation of this clause (1), the cumulative number of shares of Class A common stock issued or issuable upon conversion of the Series A preferred stock, after giving effect to the adjustment described in this clause (1) and all prior conversions of Series A preferred stock, would exceed a number (the "Threshold Number") equal to 20% of the outstanding shares of Class A common stock as of the issue date of the Series A preferred stock, then until and unless McLeodUSA obtains the approval of its common stockholders for the issuance of any shares of Class A common stock in excess of the Threshold Number, the Conversion Price shall be adjusted pursuant to this clause (1) to that price that would entitle the holders of Series A preferred stock to receive in the aggregate, upon conversion for all the Series A preferred stock (including all prior conversions of Series A preferred stock), no more than the Threshold Number of shares of Class A common stock; and

    (2) in the case of a Common Stock Change in Control, the Conversion Price in effect immediately prior to such Common Stock Change in Control, but after giving effect to any other prior adjustments, will thereupon be adjusted by multiplying such Conversion Price by a fraction, of which the numerator will be the Purchaser Stock Price (as defined) and the denominator will be the Applicable Price; provided, however, that in the event of a Common Stock Change in Control in which (A) 100% of the value of the consideration received by a holder of Class A common stock is common stock of the successor, acquiror or other third party (and cash, if any, is paid with respect to any fractional interests in such common stock resulting from such Common Stock Change in Control) and (B) all the Class A common stock will have been exchanged for, converted into, or acquired for, common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the Conversion Price in effect immediately prior to such Common Stock Change in Control will thereupon be adjusted by multiplying such Conversion Price by a fraction, of which the numerator will be one (1) and the denominator will be the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of our Class A common stock as a result of such Common Stock Change in Control.

  The foregoing Conversion Price adjustments in the event of a Non-Stock Change in Control will apply in situations whereby a Change in Control not involving a change in beneficial ownership of the Class A common stock has occurred or whereby all or substantially all of the Class A common stock is acquired in a transaction in which 50% or less of the value received by holders of such Class A common stock consists of common stock that has been admitted for listing on a national securities exchange or quoted on the Nasdaq National Market. If the market price of the Class A common stock immediately prior to a Non-Stock Change in Control is lower than the applicable Conversion Price then in effect, the Conversion Price will be adjusted as described in clause 1 above and the holders of the Series A preferred stock will be entitled to receive the amount and kind of consideration that would have been received if the Series A preferred stock had been converted into Class A common stock prior to the Non-Stock Change in Control after giving effect to such adjustment.

  The foregoing Conversion Price adjustments in the event of a Common Stock Change in Control will apply in situations whereby more than 50% of the value received by holders of Class A common stock consists of common stock of another company that has been admitted for listing on a national securities exchange or quoted on the Nasdaq National Market, in which case the Series A preferred stock will become convertible into shares of common stock of the other company. If consideration for the Class A common stock consists partly of common stock of another company and partly of other securities, cash or property, each share of Series A preferred stock will be convertible solely into a number of shares of such common stock determined so that the initial value of such shares (measured as described in the definition of Purchaser Stock Price) equals the value of the shares of Class A common stock into which such share of Series A preferred stock was convertible immediately before the transaction (measured as described in the definition of Applicable Price). If consideration for Class A common stock is solely common stock of another company, each share of Series A preferred stock will be convertible into the same number of shares of such common stock of another company receivable by a holder of the number of shares of Class A common stock into which such share of Series A preferred stock was convertible immediately before such transaction.

  The term "Purchaser Stock Price" means, with respect to any Common Stock Change in Control, the product of (1) the number of shares of common stock received as consideration in such Common Stock Change in Control for each share of Class A common stock, and (2) the average of the per share closing prices for the common stock received as consideration in such Common Stock Change in Control for the 10 consecutive

Trading Days prior to and including the record date for the determination of the holders of Class A common stock entitled to receive such common stock, or, if there is no such record date, the date upon which the holders of the Class A common stock shall have the right to receive such common stock, in each case, as adjusted in good faith by the board of directors of McLeodUSA to appropriately reflect any of the events referred to in clauses 1 through 6 under "--Conversion Rights"; provided, however, that if no such closing prices exist, then the Purchaser Stock Price shall be set at a price determined in good faith by the board of directors of McLeodUSA.


  The term "Reference Market Price" shall initially mean $        (which is an
amount equal to 66 2/3% of the reported last sale price for the Class A common
stock on the Nasdaq National Market on          , 1999), and in the event of
any adjustment to the Conversion Price other than as a result of a Change in Control, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any
such adjustment shall always be the same as the ratio of $        to the
initial Conversion Price set forth on the cover page of this prospectus supplement.

  Depending upon whether a Change in Control is a Non-Stock Change in Control or Common Stock Change in Control, a holder of Series A preferred stock may receive significantly different consideration upon conversion. In the event of a Non-Stock Change in Control, the holder has the right to convert each share of the Series A preferred stock into the kind and amount of the shares of stock and other securities or property or assets receivable by a holder of the number of shares of Class A common stock issuable upon conversion of such share of the Series A preferred stock immediately prior to such Non-Stock Change in Control, but after giving effect to the adjustment described above. However, in the event of a Common Stock Change in Control in which less than 100% of the value of the consideration received by a holder of Class A common stock is common stock of the acquiror or other third party, a holder of a share of Series A preferred stock who converts a share following the Common Stock Change in Control will receive consideration in the form of such common stock only, whereas a holder who has converted his share prior to the Common Stock Change in Control will receive consideration in the form of common stock as well as any other securities or assets (which may include cash) receivable thereupon by a holder of the number of shares of Class A common stock issuable upon conversion of such share of Series A preferred stock immediately prior to such Common Stock Change in Control.

  In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which the Class A common stock is converted into the right to receive other securities, cash or other property, each share of Series A preferred stock then outstanding would, without the consent of any holders of Series A preferred stock, become convertible only into the kind and amount of securities, cash and other property receivable upon the transaction by a holder immediately prior to such transaction if such holder had converted its share of Series A preferred stock.

  If at any such time McLeodUSA makes a distribution of property to its stockholders that would be taxable to such stockholders as a dividend for federal income tax purposes (for example, distributions of evidences of indebtedness or assets of McLeodUSA, but generally not stock dividends or rights to subscribe for capital stock) and, pursuant to the antidilution provisions described above, the Conversion Price of the Series A preferred stock is reduced, such reduction may be deemed to be the receipt of taxable income by holders of the Series A preferred stock.

Consolidation, Merger and Sale of Assets

  The Certificate of Designations will provide that McLeodUSA, without the consent of the holders of any of the outstanding Series A preferred stock, may consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person or may permit any Person to consolidate with or merge into, or transfer or lease its properties substantially as an entirety to, McLeodUSA provided, however that (a) the successor, transferee or lessee is organized under the laws of the United States, any state thereof or the District of Columbia, (b) the shares of Series A preferred stock shall become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereon, the Series A preferred stock had immediately prior to such transaction; and (c) certain other conditions are met.

  Under any consolidation by McLeodUSA with, or merger by McLeodUSA into, any other Person or any conveyance, transfer or lease of the properties and assets of McLeodUSA substantially as an entirety as described in the preceding paragraph, the successor resulting from such consolidation or into which McLeodUSA is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, McLeodUSA under the shares of Series A preferred stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the Series A preferred stock.

SEC Reports and Reports to Holders

  Whether or not we are required to file reports with the SEC, if any shares of Series A preferred stock are outstanding, we will file with the SEC all such reports and other information as we would be required to file with the SEC by Sections 13(a) or 15(d) under the Securities Exchange Act. See "Where You Can Find More Information." We will supply each holder of Series A preferred stock, upon request, without cost to such holder, copies of such reports or other information.

Transfer Agent, Registrar and Dividend Disbursing Agent

  The transfer agent, registrar, dividend disbursing agent and redemption agent for the shares of Series A preferred stock will be Norwest Bank Minnesota, N.A.

                          FEDERAL TAX CONSIDERATIONS

  The following is a summary of certain material U.S. federal tax considerations relevant to the purchase, ownership and disposition of our Series A preferred stock and Class A common stock. This summary is based on the current provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations and judicial and administrative authority, all of which are subject to change, possibly on a retroactive basis. This summary applies only to investors who hold our Series A preferred stock or Class A common stock as capital assets, within the meaning of section 1221 of the Internal Revenue Code, and does not discuss the tax consequences to special classes of investors, such as brokers or dealers in securities or currencies, financial institutions, tax-exempt entities, life insurance companies, persons holding our convertible preferred stock or common stock as a part of a hedging, short sale or conversion transaction or a straddle, investors whose functional currency is not the United States dollar, persons who hold our convertible preferred stock or common stock through partnerships or other pass-through entities, or, except as specifically noted, foreign holders and certain U.S. expatriates. State, local and foreign tax consequences of ownership of our Series A preferred stock and Class A common stock are not summarized.

  We have not requested, and do not intend to request, any rulings from the Internal Revenue Service concerning the federal tax consequences of an investment in our Series A preferred stock or Class A common stock. You are advised to consult with your own tax advisor regarding the consequences of acquiring, holding or disposing of our Series A preferred stock or Class A common stock in light of current tax laws, your particular investment circumstances, and the application of state, local and foreign tax laws.

  When we refer in the summary to a "United States Holder," we mean a beneficial owner of Series A preferred stock or Class A common stock that is:

  . a citizen or resident of the United States for United States federal income tax purposes

  . a corporation created or organized in the United States or under the laws of the United States or of any political subdivision thereof

  . an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or

  . a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons has the authority to control all substantial decisions of the trust

  When we refer in the summary to a "Non-United States Holder," we mean a beneficial owner of convertible preferred stock or common stock that is not a United States Holder.

United States Holders

 Distributions

  We have the right to pay distributions on the Series A preferred stock and the Class A common stock in cash or in shares of our Class A common stock. If we distribute our Class A common stock, the amount of the distribution for federal income tax purposes will be the fair market value (which may differ from the Discounted Current Market Value) of the Class A common stock on the date the distribution is paid, and the distribution will be subject to federal income tax to the same extent as a cash distribution.

  A distribution on the Series A preferred stock or Class A common stock will be treated as a dividend to the extent of our current or accumulated earnings and profits attributable to the distribution as determined under U.S. federal income tax principles. The amount of our earnings and profits at any time will depend upon our future actions and financial performance. If the amount of the distribution exceeds our current and accumulated earnings and profits attributable to the distribution, the distribution will be treated as a nontaxable return of capital and will be applied against and reduce your adjusted tax basis in the stock, but not below zero. The reduction in tax basis will increase the amount of any gain, or reduce the amount of any loss, which you would otherwise realize on the sale or other taxable disposition of the stock. If the distribution exceeds both our current and accumulated earnings and profits attributable to the distribution and your adjusted tax basis in your stock, the excess will be treated as capital gain and will be either long-term or short-term capital gain depending on your holding period for the stock.

  Corporate investors in our Series A preferred stock or Class A common stock generally should be eligible for the 70% dividends-received deduction with respect to the portion of any distribution on the stock taxable as a dividend. However, corporate investors should consider certain provisions that may limit the availability of a dividend received deduction, including the 46-day holding period required by section 246(c) of the Internal Revenue Code, the rules of section 246A which reduce the dividends-received deduction of dividends on certain debt-financed stock, and the rules in section 1059 of the Internal Revenue Code that reduce the basis of stock in respect of certain extraordinary dividends, as well as the effect of the dividends-received deduction on the determination of alternative minimum tax liability.

 Optional redemption for Class A common stock or cash

  If we redeem our Series A preferred stock for Class A common stock, the exchange should constitute a recapitalization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code. You will not recognize gain or loss on the exchange unless some of the Class A common stock is received in discharge of dividend arrearages, in which case the redemption will be treated as a distribution on the Series A preferred stock to the extent of the dividends in arrears. The amount constituting a distribution will be taxed as a dividend to the extent of our current or accumulated earnings and profits attributable to the distribution at the time, in accordance with the treatment described above for distributions. Your tax basis in our Class A common stock received pursuant to the redemption generally will equal your tax basis in the Series A preferred stock surrendered in exchange, and your holding period for the Class A common stock generally will include the period you held your Series A preferred stock. However, the tax basis of Class A common stock received in discharge of dividend arrearages will be its fair market value on the date received and the holding period of that stock will commence on the day after its receipt.

  If we redeem our Series A preferred stock for cash, the redemption will be taxable to you. The redemption generally will be treated as a sale or exchange if you do not own, actually or constructively within the meaning of section 318 of the Internal Revenue Code, any stock of McLeodUSA other than the redeemed Series A preferred stock. If you do own, actually or constructively, other stock of McLeodUSA, a cash redemption of your Series A preferred stock may be taxable in accordance with the treatment described above for distributions. Such treatment as a distribution will not apply if the redemption (1) is "substantially disproportionate" with respect to you under section 302(b)(2) of the Internal Revenue Code, or (2) is "not essentially equivalent to a dividend" under section 302(b)(1) of the Internal Revenue Code. A distribution to you will be "not essentially equivalent to a dividend" if results in a meaningful reduction in your stock interest in us, which should be the case if your proportionate ownership interest, taking into account any actual ownership of Class A common stock and any stock constructively owned, is reduced, your relative stock interest in McLeodUSA is minimal, and you exercise no control over our business affairs.

  If a cash redemption of your Series A preferred stock is treated as a sale or exchange, it will result in capital gains or losses equal to the difference between the amount of cash received and the adjusted tax basis in the Series A preferred stock redeemed, except to the extent that the redemption price includes unpaid dividends which we declare prior to the redemption. The capital gain or loss will be long term if you have held the Series A preferred stock for more than one year. Any cash you receive in discharge of dividend arrearages on the Series A preferred stock will be treated as a distribution on the Series A preferred stock to the extent of the dividends in arrears, taxable in accordance with the treatment described above for distributions.

  If the cash you receive on redemption of your Series A preferred is taxed as a dividend, your tax basis (reduced for amounts, if any, treated as return of capital) in the redeemed Series A preferred stock will be transferred to any remaining other McLeodUSA stock you own, subject, in the case of a corporate taxpayer, to reduction of possible gain recognition under section 1059 of the Internal Revenue Code in an amount equal to the nontaxed portion of such dividend. If you do not actually own any other McLeodUSA stock, having a remaining stock interest only constructively, you may lose the benefit of your tax basis in the Series A preferred stock but the tax basis may be shifted to the stock of the related person whose stock you constructively own.

  Under certain circumstances, section 305(c) of the Internal Revenue Code requires that any excess of the redemption price of preferred stock over its issue price be treated as constructively distributed on a periodic basis prior to actual receipt. However, these rules do not apply if you and McLeodUSA are not "related" within the meaning of Treasury regulations under section 305(c), there are no plans, arrangements or agreements that effectively require or are intended to compel us to redeem the Series A preferred stock, and our exercise of the right to redeem would not reduce the yield of the Series A preferred stock, as determined under the regulations. We intend to take the position that the existence of our optional redemption rights does not result in a constructive distribution under section 305(c). The preferred stock will also be issued with a liquidation premium, since the liquidation preference will exceed the proceeds received by us after excluding amounts deposited in the deposit account. Although the regulations under section 305(c) do not specifically address the treatment of liquidation premiums, we believe that a similar rationale should apply to such premiums.

 Conversion

  You generally will not recognize gain or loss on conversion of shares of Series A preferred stock into our Class A common stock, except with respect to any cash paid in lieu of fractional shares of Class A common stock. However, you may recognize gain or dividend income to the extent there are dividends in arrears on such stock at the time of conversion into Class A common stock. Your tax basis in the common stock received upon conversion of Series A preferred stock generally will be equal to your tax basis in the Series A preferred stock and the holding period of the Series A common stock generally will include your holding period for the Series A preferred stock. However, the tax basis of any Class A common stock received on conversion which is treated as a dividend will be equal to its fair market value on the date of the distribution and the holding period of that Class A common stock will commence on the day after its receipt.

  You may be deemed to have received a constructive distribution of stock taxable as a dividend if the conversion ratio of the Series A preferred stock is adjusted to reflect a cash or property distribution on our Class A common stock or to prevent dilution in the case of certain issuances of rights or warrants to purchase Class A common stock at below market prices. Although an adjustment to the conversion price made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution your interest in McLeodUSA generally will not be considered to result in a constructive distribution of stock, certain of the possible adjustments may trigger this rule. If a nonqualifying adjustment is made, or if we fail to make an adjustment in certain cases, you might be deemed to have received a taxable stock dividend. If so, the amount of the dividend to be included in income would be the fair market value of the additional Class A common stock to which you would be entitled by reason of the increase in your proportionate equity interest in McLeodUSA.

 Sale or other taxable disposition

  If you sell or dispose of your Series A preferred stock or Class A common stock in a taxable transaction other than a redemption or conversion by us, you will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of property received and your tax basis in the Series A preferred stock or Class A common stock. The gain or loss will be long-term capital gain or loss if your holding period for the stock exceeds one year. For corporate taxpayers, long-term capital gains are taxed at the same rate as ordinary income. For individual taxpayers, net capital gains--the excess of the taxpayer's net long-term capital gains over this net short-term capital losses--are subject to a maximum tax rate of 20% if the stock is held for more than one year.

Non-United States Holders

 Distributions

  Distributions received by you as a Non-United States Holder in respect of the Series A preferred stock, whether in cash or shares of Class A common stock, and distributions in respect of Class A common stock, to the extent considered dividends for U.S. federal income tax purposes, generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividend is effectively connected with your conduct of a trade or business within the United States or, where a tax treaty applies, is attributable to a United States permanent establishment you maintain. For distributions of Class A common stock, any amounts we withhold will reduce the value of the Class A common stock distributed to you. If the dividend is effectively connected with your conduct of a trade or business within the United States or, where a tax treaty applies, is attributable to your United States permanent establishment, the dividend will be subject to federal income tax on a net income basis at applicable graduated individual or corporate rates and will be exempt from the 30% withholding tax.

  In addition to the graduated rate described above, dividends received by a corporate Non-United States Holder that are effectively connected with a United States trade or business or, where a tax treaty applies, is attributable to your United States permanent establishment, may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate specified by an applicable income tax treaty.

  For purposes of obtaining a reduced rate of withholding under an income tax treaty, you will be required to provide certain information concerning your country of residence and entitlement to tax treaty benefits.
If you claim exemption from withholding with respect to dividends effectively connected with your conduct of a business within the United States, you must provide appropriate certification, currently, Internal Revenue Service Form 4224, to McLeodUSA or its paying agent. If you are eligible for a reduced rate of U.S. federal withholding tax you may obtain a refund of any excess withheld amounts by timely filing an appropriate claim for refund.

  If a distribution exceeds our current and accumulated earnings and profits attributable to the distribution, it will be treated first as a return of your tax basis in the stock to the extent of your basis and then as gain from the sale of a capital asset which would be taxable as described below. Any withholding tax on distributions in excess of our current and accumulated earnings and profits is refundable to you upon the timely filing of an appropriate claim for refund with the Internal Revenue Service.

  Under currently applicable Treasury regulations, dividends paid to an address outside the United States are presumed to be paid to a resident of such country, unless the payor has knowledge to the contrary, for purposes of the withholding discussed above, and, under the current interpretation of these Treasury regulations, for purposes of determining the applicability of a tax treaty rate. Under Treasury regulations currently scheduled to be effective with respect to dividends paid after December 31, 2000, a Non-United States Holder of McLeodUSA stock who wishes to claim the benefit of an applicable treaty rate, and to avoid backup withholding as discussed below, will be required to satisfy applicable certification and other requirements. However, under either set of regulations, some payments to foreign partnership and fiscally transparent entities may not be eligible for a reduced rate of withholding tax under an applicable income tax treaty.

 Disposition of Series A preferred stock or Class A common stock

  Generally, you will not be subject to United States federal income tax on any gain recognized upon the sale or other disposition of Series A preferred stock or Class A common stock. However, you will be subject to federal income tax on the gain if:

    (1) the gain is effectively connected with your United States trade or, if a tax treaty applies, attributable to your United States permanent establishment;

    (2) you are an individual who is a former citizen of the United States who lost such citizenship within the preceding ten-year period, or former long-term resident of the United States who relinquished United States residency on or after February 6, 1995, and the loss of citizenship or permanent residency had as one of its principal purposes the avoidance of United States tax; or

    (3) you are a non-resident alien individual, are present in the United States for 183 days or more days in the taxable year of disposition and either (a) have a "tax home" in the United States for United States federal income tax purposes or (b) the gain is attributable to an office or other fixed place of business you maintain in the United States.

  You will also be subject to federal income tax on the gain from the sale of our Series A preferred stock or Class A common stock if we are or have been a "United States real property holding corporation"--which we refer to in this prospectus supplement as USRPHC--within the meaning of section 897(c)(2) of the Internal Revenue Code at any time you held the stock, or within the five-year period preceding the sale of the stock if you hold the stock for more than five years. We believe we are not now a USRPHC, that we have not been an USRPHC at any time since we were formed, and that it is unlikely we will become a USRPHC. If we were a USRPHC or were to become a USRPHC, you would be subject to U.S. income tax on any gain from your sale of Series A preferred stock or from your sale of Class A common stock if you beneficially own, or owned at any time during a specified 5-year period, more than 5 percent of the total fair market value of the class of stock you sold.

 Redemption and conversion of Series A preferred stock

  As a Non-United States Holder, you generally will not recognize any gain or loss for United States federal income tax purposes upon conversion of Series A preferred stock into Class A common stock, except with respect to any cash paid in lieu of fractional shares of Class A common stock, which would be subject to the rules described under "Disposition of Series A preferred stock or Class A common stock." However, you may recognize gain or dividend income to the extent there are dividends in arrears on the Series A preferred stock at the time of conversion into Class A common stock.

  A redemption of Series A preferred stock for cash will be an event which will constitute either a dividend to the extent of our current and accumulated earnings and profits or a sale or exchange. See "United States Holders-- Optional redemption for Class A common stock or cash." To the extent the redemption is treated as a dividend, the tax consequences are described in "Non-United States Holders--Distributions," and to the extent the redemption is treated as a sale or exchange, the tax consequences are described in "Non-United States Holders--Disposition of Series A preferred stock or Class A common stock."

 Federal estate taxes

  If you are an individual Non-United States Holder, Series A preferred stock or Class A common stock you hold or are treated as owning at the time of your death will be included in your United States gross estate for United States federal estate tax purposes and may be subject to United States federal estate tax, unless an applicable estate tax treaty provides otherwise.

Information Reporting And Backup Withholding

  We generally will be required to report to certain holders of our Series A preferred stock or Class A common stock and to the Internal Revenue Service the amount of any dividends paid to the holder in each calendar year and the amounts of tax withheld, if any, with respect to such payments. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which a Non-United States Holder resides under the provisions of an applicable income tax treaty.

  Each holder of Series A preferred stock or Class A common stock--other than an exempt holder such as a corporation, tax-exempt organization, qualified pension or profit-sharing trust, individual retirement account, or a nonresident alien individual who provides certification as to his or her status as a nonresident--will be required to provide, under penalties of perjury, a certification setting forth the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt holder fails to provide the required certification, we will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the Internal Revenue Service as a credit against the holder's federal income tax liability. However, no backup withholding will be required with respect to any payment subject to the 30% United States withholding tax discussed above. You should consult your own tax advisor regarding your qualification for exemption from backup withholding and the procedure for obtaining any applicable exemption.

  The Internal Revenue Service has finalized Treasury regulations regarding the backup withholding and information rules which are effective for payments made after December 31, 2000 subject to certain transition rules. In general, these regulations unify certification procedures and forms and clarify and modify reliance standards. Among other provisions, these regulations also include the new provisions discussed below regarding sales of stock outside the United States by or for a broker. A Non-United States Holder should consult its own tax advisor regarding the application of the new regulations.

  Payment of the proceeds of a sale of Series A preferred stock or Class A common stock by or through a United States office of a broker is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a Non-United States Holder or otherwise establishes an exemption. In general, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of Series A preferred stock or Class A common stock by or through a foreign office of a broker. If, however, such broker is, for United States federal income tax purposes a United States person, a "controlled foreign corporation" for U.S. federal tax purposes, or a foreign person that derives 50% or more of its gross income for a certain period from the conduct of a trade or business in the United States, or, for taxable years beginning after December 31, 2000, a foreign partnership in which one or more United States persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or if the partnership is engaged in a trade or business in the United States, such payments will be subject to information reporting, but not backup withholding, unless (1) such broker has documentary evidence in its records that the beneficial owner is a Non-United States Holder and certain other conditions are met, or (2) the beneficial owner otherwise establishes an exemption.

  For payments after December 31, 2000, certification will be required in the case of the disposition of shares of Series A preferred stock or Class A common stock held in an offshore account if the disposition is made through a foreign broker described in the immediately preceeding paragraph.

  Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder's United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

  The foregoing discussion is for general information and is not tax advice. Accordingly, each prospective holder of Series A preferred stock or Class A common stock should consult its tax advisor as to the particular tax consequences to it of the Series A preferred stock and Class A common stock, including the applicability and effect of any state, local or foreign income tax laws, and any recent or prospective changes in applicable tax laws.

                                  UNDERWRITING

  Subject to the terms and conditions stated in the underwriting agreement dated the date hereof, each underwriter has severally agreed to purchase from us and we have agreed to sell to the underwriters, the number of shares of Series A preferred stock shown opposite its name below. The obligations of the several underwriters to purchase these shares are subject to terms and conditions contained in the underwriting agreement.

                                                                         Number
                                                                           of
      Underwriters                                                       Shares
      ------------                                                       -------
      Salomon Smith Barney Inc. ........................................
      Goldman, Sachs & Co. .............................................
      Morgan Stanley Dean Witter........................................
                                                                         -------
        Total .......................................................... 400,000
                                                                         =======

  In the underwriting agreement, the underwriters have severally agreed, subject to the terms and conditions set forth therein, to purchase all of the shares of Series A preferred stock offered hereby (other than those subject to the over-allotment option described below), if any such shares are purchased. In the event of a default by any underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

  The underwriters, for whom Salomon Smith Barney Inc., Goldman, Sachs & Co. and Morgan Stanley Dean Witter are acting as representatives, propose initially to offer the shares of Series A preferred stock to the public at the public offering price set forth on the cover page of this prospectus supplement, and
to some dealers at such price less a concession not in excess of $   per share.
The underwriters may allow, and such dealers may reallow, a concession not in
excess of $   per share to other dealers. After the public offering, the public offering price and such concessions may be changed.

  We have granted the underwriters an option, exercisable within 30 days of the date of this prospectus supplement, to purchase up to 60,000 additional shares of Series A preferred stock to cover over-allotments, if any, at the public offering price set forth on the cover page of this prospectus supplement. To the extent that the underwriters exercise such option, in whole or in part, each underwriter will have a firm commitment, subject to several conditions, to purchase the same proportion of the option shares as the number of shares purchased by such underwriter in the above table bears to the total number of Series A preferred stock purchased by all of the underwriters in the table above.

  The following table shows the per share and total public offering price, the underwriting discount to be paid to the underwriters, and the proceeds before expenses to us. The totals are presented assuming either no exercise or full exercise by the underwriters of the over-allotment option.

                                                                    Total
                                                              -----------------
                                                         Per     No      Full
                                                        Share Exercise Exercise
                                                        ----- -------- --------
      Public offering price ........................... $      $        $
      Underwriting discount ........................... $      $        $
      Proceeds to company ............................. $      $        $

  In connection with the offering, Salomon Smith Barney Inc., on behalf of the underwriters, may purchase and sell the shares of Series A preferred stock and/or shares of our Class A common stock in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of our shares of Series A preferred stock in excess of the number of shares of Series A preferred stock to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of our shares of Series A preferred stock in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of bids or purchases of our shares of Series A preferred stock and/or shares of our Class A common stock made for the purpose of preventing or retarding a decline in the market price of our shares of Series A preferred stock and/or shares of our Class A common stock while the offering is in progress.

  The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase shares originally sold by that syndicate member.

  Any of these activities may cause the price of our shares of Series A preferred stock and/or our Class A common stock to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected on the Nasdaq National Market or in the over-the-counter market, or otherwise and, if commenced, may be discontinued at any time.

  In addition, in connection with this offering, the underwriters (and selling group members) may engage in passive market making transactions in our Class A common stock on the Nasdaq National Market prior to the pricing and completion of the offering. Passive market making consists of displaying bids on the Nasdaq National Market no higher than the bid prices of independent market makers and making purchases at no higher than those independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker's average daily trading volume in our Class A common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our Class A common stock to be higher than the price that otherwise would exist in the open market in the absence of such transactions. If passive market making is commenced, it may be discontinued at any time.

  We estimate that the total expenses of this offering will be $     .

  Salomon Smith Barney Inc. and Morgan Stanley Dean Witter have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. They may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

  The underwriting agreement provides that we will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect of such liabilities.

  We, our directors and officers, and several other stockholders have each agreed with the underwriters that they will not offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of any shares of our Class A common stock or any securities convertible into,
or exchangeable for, shares of Class A common stock for a period of   days from
the date of this prospectus supplement, without the prior written consent of Salomon Smith Barney Inc., except:

  . in the case of McLeodUSA, any such transactions in connection with acquisitions, employee benefit or option plans, or upon conversion of outstanding securities

  . in the case of our directors, officers and stockholders, dispositions of shares of our Class A common stock as bona fide gifts or pledges where the recipients of such gifts or the pledgees, as the case may be, agree in writing with the underwriters to be bound by these same restrictions

In addition, Clark E. McLeod, Mary E. McLeod, Interstate Energy, M/C, and Richard A. Lumpkin and Gail G. Lumpkin and several other parties related to the Lumpkins have agreed not to sell or otherwise dispose of any of our equity securities without the consent of the board of directors of McLeodUSA. See "Description of Capital Stock--Stockholders' Agreement."

                                 LEGAL MATTERS

  The validity of our depositary shares and Series A preferred stock offered hereby is being passed upon for us by Hogan & Hartson L.L.P., Washington, D.C., our special counsel. Certain legal matters relating to this offering are being passed upon for the underwriters by Mayer, Brown & Platt, Chicago, Illinois.

                                    EXPERTS

  The consolidated financial statements and schedule of McLeodUSA and subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

  The consolidated financial statements of Ovation Communications, Inc. as of December 31, 1998 and 1997 and for the period from March 27, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998 incorporated by reference in this registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

  We have filed a registration statement of which this prospectus supplement forms a part. The registration statement, including the attached exhibits and schedules, contain additional relevant information about our Class A common stock. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus supplement.

  In addition, we have filed reports, proxy statements and other information with the SEC under the Securities Exchange Act. You may read and copy any of this information at the following locations of the SEC:

  Public Reference Room     New York Regional Office   Chicago Regional Office
  450 Fifth Street, N.W.      7 World Trade Center         Citicorp Center
        Room 1024                  Suite 1300          500 West Madison Street
  Washington, D.C. 20549    New York, New York 10048         Suite 1400
                                                      Chicago, Illinois 60661-
                                                                2511

  You may obtain information on the operation of the SEC's Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. The SEC file number for our documents filed under the Securities Exchange Act is 0-20763.

  The SEC also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, like McLeodUSA, that file electronically with the SEC. The address of that site is http://www.sec.gov.

  The SEC allows us to "incorporate by reference" information into this prospectus supplement and accompanying prospectus. This means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any such information that is superseded by information included directly in this document.

  This prospectus supplement incorporates by reference the documents listed below that we have previously filed or will file with the SEC. They contain important information about us and our financial condition.

  . Our Annual Report on Form 10-K for our fiscal year ended December 31,
    1998, filed on March 24, 1999, as amended by Form 10-K/A filed on April 22, 1999

  . Our Current Reports on Form 8-K filed on April 15, 1999, April 16, 1999, June 17, 1999 and July 2, 1999

  . All documents filed with the SEC by us under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act after the date of this prospectus supplement and before the offering is terminated, are considered to be a part of this prospectus, effective the date such documents are filed

  . The description of our Class A common stock set forth in our registration statement filed under Section 12 of the Securities Exchange Act on Form 8-A on May 24, 1996, including any amendment or report filed with the SEC for the purpose of updating such description

  . The consolidated financial statements of Ovation Communications, Inc. and subsidiaries appearing on pages F-1 through F-17 of our definitive prospectus dated March 24, 1999 and filed with the SEC on March 26, 1999 pursuant to Rule 424(b) under the Securities Act as part of our Registration Statement on Form S-4 (Registration No. 333-71811).

  In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

  You can obtain any of the documents listed above from the SEC, through the SEC's Web site at the address described above, or directly from us, by requesting them in writing or by telephone at the following address:

  McLeodUSA Incorporated McLeodUSA Technology Park 6400 C Street SW, P.O. Box 3177 Cedar Rapids, IA 52406-3177 Attn: General Counsel Telephone (319) 364-0000

  We will provide a copy of any of these documents without charge, excluding any exhibits unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus forms a part. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means, within two business days after we receive your request.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus supplement is not complete and may be + +changed. We may not sell these securities until the registration statement +
+filed with the Securities and Exchange Commission is effective. This          +
+prospectus supplement is not an offer to sell these securities and it is not + +soliciting an offer to buy these securities in any state or jurisdiction +
+where the offer or sale is not permitted.                                     +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   SUBJECT TO COMPLETION, DATED JULY   , 1999


P R O S P E C T U S   S U P P L E M E N T
(To Prospectus dated   , 1999)

                                                                [McLEODUSA LOGO]

                                  $400,000,000

                             McLeodUSA Incorporated

                             % Senior Notes Due 2009

                                   --------

  We are offering $400,000,000 of   % Senior Notes due 2009.

 .  The notes will accrue interest from the date they are issued at the rate of
    % per year, payable semi-annually in arrears on       and       of each
  year, commencing on    , 2000.

 . The notes will be unsecured, will rank equally with all our existing and future senior unsecured indebtedness and will be effectively subordinated to all our existing and future secured indebtedness to the extent of the assets that secure such indebtedness and to all of our subsidiaries' existing or future indebtedness, whether or not secured.

 .  We may redeem the notes, in whole or in part, at our option, at any time on
   or after      . We also may be able to redeem some of the notes at any time after their issuance if certain circumstances occur. In addition, upon a change of control of our company, you will be able to require us to repurchase your notes. The prices we will pay you for your notes are set forth in this prospectus supplement. You also will receive accrued and unpaid interest. You should read this entire prospectus supplement and the accompanying prospectus to understand all of the terms of the notes.

Concurrently with this notes offering, and by a separate prospectus supplement, we are offering 400,000 shares of our % Series A cumulative convertible preferred stock. The completion of the notes offering and the Series A preferred stock offering are not dependent on one another.


Investing in the notes involves various risks. See "Risk Factors" beginning on page S-9.

                                   --------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   --------

                    PRICE:   % PLUS ACCRUED INTEREST, IF ANY

                                   --------

  The underwriters are offering the notes subject to several conditions. The
underwriters expect to deliver the notes to purchasers on or about      , 1999.

                                   --------

Salomon Smith Barney

                           Credit Suisse First Boston

                                                                 Lehman Brothers

    , 1999

  You should rely only on the information provided or incorporated by reference in this prospectus supplement and accompanying prospectus. Neither we nor the underwriters have authorized anyone to provide you with different or inconsistent information. You should assume that the information in this prospectus supplement and accompanying prospectus is accurate only as of the date on the front cover of such documents. Our business, financial information, results of operations and prospects may have changed since those dates.

  If it is against the law in any state to make an offer to sell these securities (or to solicit an offer from someone to buy these securities), then this offer does not apply to any person in that state, and no offer or solicitation is made by this prospectus supplement or the accompanying prospectus to any such person.

                               ----------------

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                                            Page
                                                                            ----
Summary....................................................................  S-1
Risk Factors...............................................................  S-9
Cautionary Note Regarding Forward-Looking Statements....................... S-16
Use of Proceeds............................................................ S-16
Capitalization............................................................. S-17
Selected Consolidated Financial and Operating Data......................... S-18
Pro Forma Financial Data................................................... S-20
Description of the Notes................................................... S-23
Other Indebtedness......................................................... S-55
Underwriting............................................................... S-57
Legal Matters.............................................................. S-58
Experts.................................................................... S-58
Where You Can Find More Information........................................ S-58

                                   Prospectus

                                                                            Page
                                                                            ----
About This Prospectus.......................................................   1
Where You Can Find More Information.........................................   1
Cautionary Note Regarding Forward-Looking Statements........................   2
About McLeodUSA.............................................................   3
Coverage Ratios.............................................................   4
Use of Proceeds.............................................................   4
Description of Common Stock.................................................   5
Description of Preferred Stock..............................................  10
Description of Depositary Shares............................................  13
Description of Debt Securities..............................................  16
Description of Warrants.....................................................  27
Description of Stock Purchase Contracts and Stock Purchase Units............  29
Description of Subscription Rights..........................................  30
Plan of Distribution........................................................  31
Legal Matters...............................................................  32
Experts.....................................................................  32

                                    SUMMARY

  The following summary highlights selected information about us. It does not contain all of the information that is important to you. You should carefully read this entire prospectus supplement and accompanying prospectus and the other documents to which those documents refer you. In addition, you should carefully consider the factors set forth under the caption "Risk Factors." Unless otherwise indicated, dollar amounts over $1 million have been rounded to one decimal place and dollar amounts less than $1 million have been rounded to the nearest thousand.

                                  Our Company

We provide communications services to business and residential customers in the Midwestern and Rocky Mountain regions of the United States. We offer local, long distance, Internet access, data, voice mail and paging services, from a single company on a single bill. We believe we are the first company in many of our markets to offer one-stop shopping for communications services tailored to customers' specific needs.

Our approach makes it easier for both our business and our residential customers to satisfy their communications needs. It also allows businesses to receive customized services, such as competitive long distance pricing and enhanced calling features, that might not otherwise be directly available on a cost-effective basis. As of March 31, 1999, we served over 494,700 local lines in 408 cities and towns and have a combined total of 488 switches and central office locations.

In addition to our core business of providing competitive local, long distance and related communications services, we also derive revenue from:

 .  sale of advertising space in telephone directories

 . traditional local telephone company services in east central Illinois and southeast South Dakota

 .  special access, private line and data services

 .  communications network maintenance services

 .  telephone equipment sales, leasing, service and installation

 .  video services

 .  telemarketing services

 .  computer networking services

 . other communications services, including cellular, operator, payphone, mobile radio, paging services and Web site development and hosting

We plan to derive revenues from high-speed digital access and data services using Digital Subscriber Line and other technologies.

In most of our markets, we compete with the existing local phone company by leasing its lines and switches. In other markets, primarily in east central Illinois and southeast South Dakota, we operate our own lines and switches. We provide long distance services by using our own communications network facilities and leasing capacity from long distance and local communications providers. We are constructing fiber optic communications networks in Iowa, Illinois, Wisconsin, Indiana, Missouri, Michigan, Minnesota, South Dakota, North Dakota, Colorado and Wyoming to carry additional communications traffic on our own network.

                                 Our Strategy

We want to be the leading and most admired provider of communications services in our markets. To achieve this goal, we are:

 . aggressively capturing customer share and generating revenue using leased communications network capacity

 .  concurrently building our own communications network

 . migrating customers to our communications network to provide enhanced services and to reduce our operating costs

The principal elements of our business strategy are to:

Provide integrated communications services. We believe we can rapidly penetrate our target markets and build customer loyalty by providing an integrated product offering to business and residential customers.

Build customer share through branding. We believe we will create and strengthen brand awareness in our target markets by branding our communications services with the trade name McLeodUSA in combination with the distinctive black-and-yellow motif of our telephone directories.

Provide outstanding customer service. Our customer service representatives are available 24 hours a day, seven days a week, to answer customer calls. Our customer-focused software and systems allow our representatives immediate access to our customer and network data, enabling a rapid and effective response to customer requests.

Emphasize small and medium sized businesses. We primarily target small and medium sized businesses because we believe we can rapidly capture customer share by providing face-to-face business sales and strong service support to these customers.

Expand our fiber optic communications network. We are building a state-of-the-art fiber optic communications network to deliver multiple services and reduce operating costs.

Expand our intra-city fiber optic communications network. Within selected cities, we plan to extend our network directly to our customers' locations. This will allow us to provide expanded services and reduce the expense of leasing communications facilities from the existing local telephone company.

Explore acquisitions and strategic alliances. We plan to pursue acquisitions, joint ventures and strategic alliances that expand or complement our business.

Leverage proven management team. Our executive management team consists of veteran telecommunications managers who successfully implemented similar customer-focused telecommunications strategies in the past.

                                ----------------
As of June 30, 1999, based on our business plan, capital requirements and growth projections as of that date, we estimated that we would require approximately $1.4 billion through 2001 to fund our planned capital expenditures and operating expenses. Our estimated aggregate capital requirements include the projected cost of:

 .  building our fiber optic communications network, including intra-city fiber optic networks
 .  expanding operations in existing and new markets
 .  developing wireless services
 .  funding general corporate expenses
 .integrating acquisitions
 .  constructing, acquiring, developing or improving telecommunication assets

We expect to use the following to address our capital needs:
 .  approximately $    million in net proceeds from the sale of the notes and
   the Series A preferred stock
 .  approximately $475.0 million of cash and investments on hand at June 30,
   1999
 .  projected operating cash flow
 .  additional issuances of debt or equity securities

Our estimate of future capital requirements is a forward-looking statement within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The actual amount and timing of our future capital requirements is subject to risks and uncertainties and may differ materially from our estimates. Accordingly, we may need additional capital to continue to expand our markets, operations, facilities, network and services. See "Risk Factors--Failure to Raise Necessary Capital Could Restrict Our Ability to Develop Our Network and Services and Engage in Strategic Acquisitions."

                                ----------------
Our principal executive offices are located at McLeodUSA Technology Park, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, Iowa 52406-3177, and our phone number is (319) 364-0000.

                                  The Offering

Securities Offered..........    $400 million principal amount of  % Senior
                                Notes due      , 2009.

Interest....................    Interest on the notes will accrue at the rate
                                of  % per year and will be payable in cash
                                semi-annually in arrears on        and
                                of each year, commencing       , 2000.

Ranking.....................    The notes will not be secured by any assets
                                and:

                                . will be effectively subordinated to all of our and our subsidiaries' existing and future secured indebtedness, including any Senior Credit Facility (as defined herein) or Qualified Receivable Facility (as defined herein)

                                .  will be effectively subordinated to all
                                   liabilities of our subsidiaries (including trade payables)

                                . will rank equal in right of payment with all of our existing and future senior unsecured indebtedness

                                . will rank senior in right of payment to all of our existing and future subordinated indebtedness

                                As of March 31, 1999:

                                . together with our subsidiaries, we had total secured indebtedness of $52.1 million

                                . our subsidiaries had total liabilities of $325.0 million

                                . we had $1.8 billion of outstanding senior unsecured indebtedness that will rank equal in right of payment with the notes

                                .  we had no outstanding subordinated
                                   indebtedness

                                See "Description of the Notes--General."

Optional Redemption.........    We have the option to redeem some or all of the
                                notes at any time on or after       , 2004 at
                                the redemption prices set forth herein, plus
                                accrued and unpaid interest to the date of
                                redemption. In addition, in the event we sell
                                our common stock in a Strategic Equity
                                Investment (as defined herein) on or before
                                      , 2002, we have the option to use some or
                                all of the net proceeds from such sale to
                                redeem up to 33 1/3% of the originally issued
                                principal amount of the notes at a redemption
                                price equal to    % of the principal amount of
                                the notes plus accrued and unpaid interest thereon to the redemption date; provided that at least 66 2/3% of the originally issued principal amount of the notes would remain outstanding immediately after giving effect to such redemption. See "Description of the Notes--Optional Redemption."

Change of Control...........    Upon a Change of Control (as defined herein),
                                you will have the right to require us to repur-chase all or any part of your notes at a pur-chase price equal to % of their principal amount plus accrued and unpaid interest. Howev-er, we cannot assure you we will have the financial resources necessary to repurchase the notes upon a Change of Control. See "De-scription of the Notes--Repurchase at the Op-tion of Holders upon a Change of Control."

Certain Covenants...........    The indenture governing the notes contains
                                certain covenants which, among other things, restrict our ability and the ability of our subsidiaries to:

                                .  incur additional indebtedness

                                .  pay dividends

                                . make distributions in respect of our or our subsidiaries' capital stock

                                .  make other restricted payments

                                .  enter into sale and leaseback transactions

                                .  create liens

                                . enter into transactions with affiliates or related persons

                                .  sell assets

                                .  consolidate, merge or sell all or
                                   substantially all of our or our
                                   subsidiaries' assets

                                These covenants are subject to important exceptions and qualifications. See "Description of the Notes--Certain Covenants."


Use of Proceeds.............    The net proceeds from the offering will be used
                                to fund:

                                . development and construction costs of our fiber optic network and construction, acquisition, development and improvement of our telecommunications assets

                                .  market expansion activities

                                . development, construction and operations necessary to include wireless services as part of our communications services and

                                .  additional working capital and general
                                   corporate purposes

                                See "Use of Proceeds."

                                  Risk Factors

  You should consider carefully all of the information contained and incorporated by reference in this prospectus supplement and accompanying prospectus, including the information set forth under the caption "Risk Factors," before making an investment in the notes.

                              Recent Developments

                  Acquisition of Ovation Communications, Inc.

  On March 31, 1999, we acquired Ovation Communications, Inc. for an aggregate of 11,193,234 shares of our Class A common stock, after giving effect to the two-for-one stock split described below, and $121.3 million in cash. We paid approximately $105.6 million of the outstanding debt of Ovation at the time of the transaction.

  Ovation is a diversified communications services company serving business customers primarily in larger metropolitan areas in Minnesota, Illinois and Wisconsin (such as Minneapolis/St. Paul, Chicago and Milwaukee) and in small to mid-sized cities in Michigan. Ovation provides the following services:

  . local and network access

  . local and long distance telephone

  . voice mail, teleconferencing and calling card

  . Internet access

                         Announcement of Data Strategy

  On April 14, 1999, we announced plans to offer high-speed digital access and data services as part of our integrated communications product package using DSL (Digital Subscriber Line) and other technologies. These services are expected to include:

  . basic dial tone transmitted digitally

  . high-speed data communications for Internet and intranet applications

  . commercial network connections for local area, metropolitan area and wide area networks

                     Follow-on Offering of Secondary Shares

  On May 18, 1999, we completed the sale of 18,000,000 shares of Class A common stock in a secondary offering for the benefit of several selling stockholders at a sale price of $27 13/16 per share, after giving effect to the two-for-one stock split described below. We received no proceeds from the sale of these shares.

Agreements to Acquire Access Communications Holdings, Inc. and S.J. Investments
                                 Holdings, Inc.

  On June 1, 1999, we entered into an Agreement and Plan of Merger with Access Communications Holdings, Inc., a Utah corporation and certain of the stockholders of Access, pursuant to which we will acquire Access.

  As a result of the Access merger, the outstanding shares of common stock of Access will be converted in the aggregate into the right to receive approximately $23.3 million and 1,939,864 shares of our Class A common stock, after giving effect to the two-for-one stock split described below. We also will assume approximately $48.3 million in Access debt.

  In a related transaction, on June 1, 1999, we entered into an Agreement and Plan of Merger with an affiliated company of Access, S.J. Investments Holdings, Inc., a Utah corporation, and the stockholders of SJIH, pursuant to which we will acquire SJIH.

  As a result of the SJIH merger, the outstanding shares of common stock of SJIH will be converted in the aggregate into the right to receive $25 million and 1,939,864 shares of our Class A common stock, after giving effect to the two-for-one stock split described below. We also will assume approximately $48.3 million in SJIH debt. Consummation of the Access merger and the SJIH merger are subject to the satisfaction of certain conditions.

  Although two legally separate corporations, Access and SJIH conduct business as Access Long Distance. Access Long Distance serves business and residential customers in the states of Arizona, California, Colorado, Florida, Idaho, Nevada, New Mexico, Oregon, Utah and Washington. As of March 31, 1999, Access Long Distance served approximately 17,500 commercial customers and approximately 11,600 residential customers, generating 1998 revenues of $87 million. Access

Long Distance is a switch-based provider of commercial and residential telecommunications services, including long distance, toll-free and prepaid calling cards. In addition, Access Long Distance also sells enhanced toll-free services.

                             Market Area Expansion

  As a result of the Access Long Distance agreements, we will add four new states to our current 16-state Midwest and Rocky Mountain market area: Arizona, New Mexico, Oregon and Washington, and provide coverage of the entire U S WEST geography. The additional states increase our addressable voice and data market by approximately 23%.

                            Two-For-One Stock Split

  On June 30, 1999, we declared a two-for-one stock split to be effected in the form of a stock dividend on our Class A common stock. The record date for the stock split was July 12, 1999 and the distribution of the additional shares will take place on July 26, 1999.

               Summary Consolidated Financial and Operating Data

  The information in the following table is based on historical financial information included in our prior SEC filings, including our annual report on Form 10-K for the fiscal year ended December 31, 1998. The following summary financial information should be read in connection with this historical financial information, including the notes which accompany such financial information. This historical financial information is considered a part of this document. See "Where You Can Find More Information." Our audited historical financial statements as of December 31, 1998 and 1997, and for each of the three years ended December 31, 1998 were audited by Arthur Andersen LLP, independent public accountants.

  The information in the table on the following page reflects consolidated financial information for the following companies we have acquired:

      Acquired Company                     Date Acquired
      ----------------                     -------------
      MWR Telecom, Inc.                    April 28, 1995
      Ruffalo, Cody & Associates, Inc.     July 15, 1996
      Telecom*USA Publishing Group Inc.  September 20, 1996
      Consolidated Communications, Inc.  September 24, 1997
      Ovation Communications, Inc.         March 31, 1999

  The operations statement data and other financial data in the table include the operations of these companies beginning on the dates they were acquired. The balance sheet data in the table include the financial position of these companies at the end of the periods presented, beginning with the period in which they were acquired. These acquisitions affect the comparability of the financial data for the periods presented.

  On June 30, 1999, we announced that our board of directors had declared a two-for-one stock split to be effected in the form of a stock dividend. The record date for the stock split was July 12, 1999. Stockholders of record at the market close on that date will receive one additional share of our Class A common stock for each share held. Distribution of the additional shares will take place on July 26, 1999. All information in the following table has been adjusted to reflect the two-for-one stock split.

  The pro forma information presented in the operations statement data and other financial data in the table reflects the operations of Ovation as if the Ovation acquisition had occurred on January 1, 1998 and the pro forma information in the balance sheet data in the table includes Ovation's financial position as of December 31, 1998.

  The pro forma information presented in the operations statement data and other financial data in the table includes the effects of the issuance of $300 million principal amount of our 8 3/8% senior notes in March 1998, $300 million principal amount of our 9 1/2% senior notes in October 1998 and $500 million principal amount of the 8 1/8% senior notes in February 1999 as if they had occurred at the beginning of 1998 and the pro forma information presented in the balance sheet data in the table includes the effects of the issuance of the 8 1/8% senior notes as if it had occurred at the end of 1998.

  The ratio of earnings to fixed charges is calculated as follows: earnings consist of net loss before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on all debt (including capitalized interest), amortization of debt discount and deferred loan costs and the portion of rental expense that is representative of the interest component of rental expense (deemed to be one-third of rental expense which management believes is a reasonable approximation of the interest component). For each of the years ended December 31, 1994, 1995, 1996, 1997 and 1998, earnings were insufficient to cover fixed charges by $11.4 million, $11.4 million, $22.6 million, $84.4 million and $135.5 million, respectively. For the three months ended March 31, 1998 and 1999, earnings were insufficient to cover fixed charges by $32 million and $51.7 million, respectively. On a pro forma basis, earnings would not have been sufficient to cover fixed charges by $188.6 million and $61.7 million for the year ended December 31, 1998 and the three months ended March 31, 1999, respectively.

                                                 (table begins on the next page)

               Summary Consolidated Financial and Operating Data
              (In thousands, except per share and operating data)

                                 Year Ended December 31,               Three Months Ended March 31,
                         ------------------------------------------ -----------------------------------
                                                         Pro Forma                           Pro Forma
                           1996      1997      1998        1998        1998        1999        1999
                         --------  --------  ---------  ----------- ----------- ----------- -----------
                                                        (unaudited) (unaudited) (unaudited) (unaudited)
Operations Statement
 Data:
 Revenue................ $ 81,323  $267,886  $ 604,146   $ 625,181   $134,331    $181,109    $200,805
                         --------  --------  ---------   ---------   --------    --------    --------
 Operating expenses:
  Cost of service.......   52,624   151,190    323,208     329,527     75,045      92,459      99,797
  Selling, general and
   administrative.......   46,044   148,158    260,931     274,420     58,768      79,811      90,691
  Depreciation and
   amortization.........    8,485    33,275     89,107     109,720     19,431      35,110      41,680
  Other.................    2,380     4,632      5,575       5,575      1,900         --          --
                         --------  --------  ---------   ---------   --------    --------    --------
  Total operating
   expenses.............  109,533   337,255    678,821     719,242    155,144     207,380     232,168
                         --------  --------  ---------   ---------   --------    --------    --------
 Operating loss.........  (28,210)  (69,369)   (74,675)    (94,061)   (20,813)    (26,271)    (31,363)
 Interest income
  (expense), net........    5,369   (11,967)   (52,234)    (85,898)   (10,141)    (21,204)    (26,074)
 Other non-operating
  income................      495     1,426      1,997       1,997        687          (1)         (1)
 Income taxes...........      --        --         --          --         --          --          --
                         --------  --------  ---------   ---------   --------    --------    --------
 Net loss............... $(22,346) $(79,910) $(124,912)  $(177,962)  $(30,267)   $(47,476)   $(57,438)
                         ========  ========  =========   =========   ========    ========    ========
 Loss per common share.. $   (.28) $   (.73) $    (.99)  $   (1.30)  $   (.24)   $   (.36)   $   (.40)
                         ========  ========  =========   =========   ========    ========    ========
 Weighted average common
  shares outstanding....   81,012   109,948    125,614     136,808    124,454     132,242     143,436
                         ========  ========  =========   =========   ========    ========    ========
 Ratio of earnings to
  fixed charges.........      --        --         --          --         --          --          --
                         ========  ========  =========   =========   ========    ========    ========

                                                                     March 31,
                                              December 31,             1999
                                     ------------------------------ -----------
                                       1996      1997       1998      Actual
                                     -------- ---------- ---------- -----------
                                                                    (unaudited)
Balance Sheet Data:
 Current assets..................... $224,401 $  517,869 $  793,192 $   974,218
 Working capital.................... $185,968 $  378,617 $  613,236 $   740,191
 Property and equipment, net........ $ 92,123 $  373,804 $  629,746 $   828,591
 Total assets....................... $452,994 $1,345,652 $1,925,197 $ 2,836,380
 Long-term debt less current
  maturities........................ $  2,573 $  613,384 $1,245,170 $ 1,776,475
 Stockholders' equity............... $403,429 $  559,379 $  462,806 $   785,415

                                Year Ended December 31,              Three Months Ended March 31,
                         ---------------------------------------- -----------------------------------
                                                       Pro Forma                           Pro Forma
                           1996      1997      1998      1998        1998        1999        1999
                         --------  --------  -------- ----------- ----------- ----------- -----------
                                                      (unaudited) (unaudited) (unaudited) (unaudited)
Other Financial Data:
 Capital expenditures,
  including business
  acquisitions.......... $173,782  $601,137  $339,660 $   739,497 $    48,930 $   538,897 $   560,894
 EBITDA(1).............. $(17,345) $(31,462) $ 20,007 $    21,234 $       518 $     8,839 $    10,317

                                                     December 31,      March 31,
                                                ---------------------- ---------
                                                 1996   1997    1998     1999
                                                ------ ------- ------- ---------
Operating Data:                                           (unaudited)
Local lines.................................... 65,400 282,600 397,600  494,700
Cities and towns served........................    120     227     269      408
Central offices/switches.......................    --      366     415      488
Route miles....................................  2,352   4,908   7,120    7,654
Employees......................................  2,077   4,941   5,300    6,109

--------
(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. We have included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                                  RISK FACTORS

  You should carefully consider the following risk factors and the other information in this prospectus supplement before investing in our securities. You should also consider the additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents considered a part of this prospectus supplement and accompanying prospectus. See "Where You Can Find More Information."

Fluctuations in the Market Price of Our Class A Common Stock May Make it More Difficult for Us to Raise Capital.

  The market price of our Class A common stock is extremely volatile and has fluctuated over a wide range. These fluctuations may impair our ability to raise capital by offering equity securities. The market price may continue to fluctuate significantly in response to various factors, including:

  . market conditions in the industry

  . announcements or actions by competitors

  . low trading volume

  . sales of large amounts of our Class A common stock in the public market or the perception that such sales could occur

  . quarterly variations in operating results or growth rates

  . changes in estimates by securities analysts

  . regulatory and judicial actions

  . general economic conditions

We May Not Be Able to Successfully Integrate Acquired Companies into Our Operations, Which Could Slow Our Growth.

  The integration of acquired companies into our operations involves a number of risks, including:

  . difficulty integrating new operations and personnel

  . diversion of management attention

  . potential disruption of ongoing business

  . inability to retain key personnel or customers

  . inability to successfully incorporate new assets and rights into our service offerings

  . inability to maintain uniform standards, controls, procedures and policies

  . impairment of relationships with employees, customers or vendors

  Failure to overcome these risks or any other problems encountered in connection with acquisition transactions could slow our growth or lower the quality of our services, which could reduce customer demand and adversely affect our business and our ability to repay the notes.

Continued Rapid Growth of Our Network, Services and Subscribers Could Be Slowed if We Cannot Manage this Growth.

  We have rapidly expanded and developed our network, services and subscriber base. For example, we recently announced plans to offer high-speed digital access and data services. Our expansion and development have placed and will continue to place significant demands on our management, operational and financial systems and procedures and controls. We may not be able to manage our anticipated growth effectively, which would adversely affect our business, results of operations and financial condition and our ability to repay the notes.

Further expansion and development will depend on a number of factors, including:

  . cooperation of the existing local telephone companies

  . regulatory, judicial and governmental developments

  . changes in the competitive climate in which we operate

  . development of customer billing, order processing and network management systems

  . availability of financing

  . technological developments

  . availability of rights-of-way, building access and antenna sites

  . existence of strategic alliances or relationships

  . emergence of future opportunities

  We will need to continue to improve our operational and financial systems and our procedures and controls as we grow. We must also develop, train and manage our employees.

We Expect to Incur Significant Losses Over the Next Several Years.

  If we do not become profitable in the future, the value of our Class A common stock may fall and we could have difficulty obtaining funds to continue our operations or to pay amounts due on the notes. We have incurred net losses every year since we began operations. Since January 1, 1994, our net losses have been as follows:

                                   Net Losses

Period                                                                Amount
------                                                            --------------
1994............................................................. $ 11.4 million
1995............................................................. $ 11.3 million
1996............................................................. $ 22.3 million
1997............................................................. $ 79.9 million
1998............................................................. $124.9 million

We expect to incur net losses during the next several years while we develop our businesses, expand our fiber optic communications network and develop wireless services.

Failure to Raise Necessary Capital Could Restrict Our Ability to Develop Our Network and Services and Engage in Strategic Acquisitions.

  We need significant capital to continue to expand our operations, facilities, network and services. We cannot assure you that our capital resources will permit us to fund our planned network deployment and operations or achieve operating profitability. Our failure to generate or raise sufficient funds may require us to delay or abandon some of our expansion plans or expenditures, which could adversely affect our business and competitive position and our ability to repay the notes.

  As of June 30, 1999, based on our business plan, capital requirements and growth projections as of that date, we estimated that we would require approximately $1.4 billion through 2001 to fund our capital expenditures and operating expenses. Our estimated aggregate capital requirements include the projected costs of:

  . building our fiber optic communications network, including intra-city fiber optic networks

  . expanding operations in existing and new markets

  . developing wireless services

  . funding general corporate expenses

  . integrating acquisitions

  . constructing, acquiring, developing or improving telecommunications assets

  Our estimate of future capital requirements is a forward-looking statement within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The actual amount and timing of our future capital requirements may differ substantially from our estimate due to factors such as:

  . strategic acquisition costs and effects of acquisitions on our business plan, capital requirements and growth projections

  . unforeseen delays

  . cost overruns

  . engineering design changes

  . changes in demand for our services

  . regulatory, technological or competitive developments

  . new opportunities

  We also expect to evaluate potential acquisitions, joint ventures and strategic alliances on an ongoing basis. We may require additional financing if we pursue any of these opportunities.

  We may meet any additional capital needs by issuing additional debt or equity securities or borrowing funds from one or more lenders. We cannot assure you that we will have timely access to additional financing sources on acceptable terms. If we do not have such access, we may not be able to expand our markets, operations, facilities, network and services through acquisitions as we intend.

Our High Level of Debt Could Limit Our Flexibility in Responding to Business Developments and Put Us at a Competitive Disadvantage.

  We have substantial debt, which could adversely affect us in a number of ways, including:

  . limiting our ability to obtain necessary financing in the future

  . limiting our flexibility to plan for, or react to, changes in our business

  . requiring us to use a substantial portion of our cash flow from operations to pay our debt obligations rather than for other purposes, such as working capital or capital expenditures

  . making us more highly leveraged than some of our competitors, which may place us at a competitive disadvantage

  . making us more vulnerable to a downturn in our business

  As of March 31, 1999, we had $1.8 billion of long-term debt and $785.4 million of stockholders' equity. As a result, we expect our fixed charges to exceed our earnings for the foreseeable future.

Covenants in Debt Instruments Restrict Our Capacity to Borrow and Invest, Which Could Impair Our Ability to Expand or Finance Our Operations.

  The indentures governing the terms of our long-term debt, including the notes we are offering, impose operating and financial restrictions that limit our discretion on some business matters, which could make it more difficult for us to expand, finance our operations or engage in other business activities that may be in our interest. These restrictions limit or prohibit our ability to:

  . incur additional debt

  . pay dividends or make other distributions

  . make investments or other restricted payments

  . enter into sale and leaseback transactions

  . pledge or mortgage assets or otherwise create liens

  . enter into transactions with related persons

  . sell assets

  . consolidate, merge or sell all or substantially all of our assets

If we fail to comply with these restrictions, all of our long-term debt could become immediately due and payable.

Our Dependence on Regional Bell Operating Companies to Provide Most of Our Communications Services Could Make it Harder for Us to Offer Our Services at a Profit.

  We depend on the regional Bell operating companies to provide most of our core local and some of our long distance services. Today, without using the communications facilities of these companies, we could not provide bundled local and long distance services to most of our customers. Because of this dependence, our communications services are highly susceptible to changes in the conditions for access to these facilities and we may therefore have difficulty offering our services at profitable and competitive rates.

  U S WEST Communications, Inc., Ameritech Corporation and Southwestern Bell Telephone Company are our primary suppliers of local lines to our customers and communications services that allow us to transfer and connect calls. Their communications facilities allow us to provide (1) local service, (2) long distance service and (3) private lines dedicated to our customers' use. If these or other companies deny or limit our access to their communications network elements or wholesale services, we may not be able to offer profitable communications services.

  Our plans to provide local service using our own communications network equipment also depend on the regional Bell operating companies. In order to interconnect our network equipment and other communications facilities to network elements controlled by the regional Bell operating companies, we must first negotiate and enter into interconnection agreements with them. Interconnection obligations imposed on the regional Bell operating companies by the Telecommunications Act of 1996 have been, and continue to be, subject to a variety of legal proceedings, which could affect our ability to obtain interconnection agreements on acceptable terms. We cannot assure you that we will succeed in obtaining interconnection agreements on terms that would permit us to offer local services using our own communications network facilities at profitable and competitive rates.

Actions by U S WEST May Make it More Difficult for Us to Offer Our Communications Services.

  U S WEST has introduced several measures that may make it more difficult for us to offer our communications services. For example, in February 1996, U S WEST filed tariffs and other notices with the public utility commissions in its fourteen-state service region to limit future Centrex access to its switches. Centrex access allows us to aggregate lines, have control over several characteristics of those lines and provide a set of standard features on those lines. We use U S WEST's Centrex services to provide most of our local communications services in U S WEST's service territories.

  In January 1997, U S WEST also proposed interconnection surcharges in several of the states in its service region, which would increase our costs of providing communications services in those states.

  We have challenged or are challenging these actions by U S WEST before the FCC or applicable state public utility commissions. We cannot assure you we will succeed in our challenges to these or other actions by U S WEST that would prevent or deter us from using U S WEST's Centrex service or communications network elements. If U S WEST successfully withdraws or limits our access to Centrex services in any jurisdiction, we may not be able to offer communications services in that jurisdiction, which could adversely affect our business and our ability to repay the notes.

  We anticipate that U S WEST will also pursue legislation in states within our target market area to reduce state regulatory oversight over its rates and operations. If adopted, these initiatives could make it more difficult for us to challenge U S WEST's actions in the future.

Competition in the Communications Services Industry Could Cause Us to Lose Customers and Revenue and Could Make it More Difficult for Us to Enter New Markets.

  We face intense competition in all of our markets. This competition could result in loss of customers and lower revenue for us. It could also make it more difficult for us to enter new markets. Existing local telephone companies, including U S WEST, Ameritech, Southwestern Bell and GTE, currently dominate their local telecommunications markets. Three major competitors, AT&T, MCI WorldCom and Sprint, dominate the long distance market. Hundreds of other companies also compete in the long distance marketplace. AT&T, MCI WorldCom and Sprint also offer local telecommunications services in many locations.

  We also compete with other communications services companies which, like us, compete with the existing local telephone companies in some markets.

  Other competitors may include cable television companies, providers of communications network facilities dedicated to particular customers, providers of digital access and data services, microwave and satellite carriers, wireless telecommunications providers, private networks owned by large end-users, and telecommunications management companies.

  These and other firms may enter the markets where we focus our sales efforts. Many of our existing and potential competitors have financial and other resources far greater than our own. In addition, the trend toward mergers and strategic alliances in the communications industry may strengthen some of our competitors, which could put us at a significant competitive disadvantage and adversely affect our ability to repay the notes.

We May Not Succeed in Developing or Making a Profit from Wireless Services.

  Our proposal to offer wireless services involves a high degree of risk and will impose significant demands on our management and financial resources. Developing wireless services may require us to, among other things, spend substantial time and money to acquire, build and test a wireless infrastructure and enter into roaming arrangements with wireless operators in other markets. We may not succeed in developing wireless services. Even if we spend substantial amounts to develop wireless services, we may not make a profit from wireless operations.

  Our ability to successfully offer wireless services will also depend on a number of factors beyond our control, including:

  . changes in communications service rates charged by other companies

  . changes in the supply and demand for wireless services due to competition with other wireline and wireless operators in the same geographic area

  . changes in the federal, state or local regulatory requirements affecting the operation of wireless systems

  . changes in wireless technologies that could render obsolete the technology and equipment we choose for our wireless services

Competition in the Wireless Telecommunications Industry Could Make it Harder for Us to Successfully Offer Wireless Services.

  The wireless telecommunications industry is experiencing increasing competition and significant technological change. This will make it harder for us to gain a share of the wireless communications market. We expect up to eight wireless competitors in each of our target wireless markets. We could face additional competition from mobile satellite services.

  Many of our potential wireless competitors have financial and other resources far greater than our own and have more experience testing new or improved products and services. In addition, several wireless competitors operate or plan to operate, wireless telecommunications systems that encompass most of the United States, which could give them a significant competitive advantage, particularly if we only offer regional wireless services.

The Success of Our Communications Services Will Depend on Our Ability to Keep Pace with Rapid Technological Changes in Our Industry.

  Communications technology is changing rapidly. These changes influence the demand for our services. We need to be able to anticipate these changes and to develop new and enhanced products and services quickly enough for the changing market. This will determine whether we can continue to increase our revenues and number of subscribers and be competitive. Failure to adapt to these changes may adversely affect our business and our ability to repay the notes.

The Loss of Key Personnel Could Weaken Our Technical and Operational Expertise, Delay Our Introduction of New Services or Entry into New Markets and Lower the Quality of Our Service.

  We may not be able to attract, develop, motivate and retain experienced and innovative personnel. There is intense competition for qualified personnel in our business. The loss of the services of key personnel, or the inability to attract additional qualified personnel, could cause us to make less successful strategic decisions, which could hinder the introduction of new services or the entry into new markets. We could also be less prepared for technological or marketing problems, which could reduce our ability to serve our customers and lower the quality of our services. As a result, our financial condition could worsen and could adversely affect our ability to repay the notes.

  Our future success depends on the continued employment of our senior management team, particularly Clark E. McLeod, our Chairman and Chief Executive Officer, and Stephen C. Gray, our President and Chief Operating Officer. We do not have term employment agreements with these employees.

Failure to Obtain and Maintain Necessary Permits and Rights-of-Way Could Delay Installation of Our Networks and Interfere with Our Operations.

  To obtain access to rights-of-way needed to install our fiber optic cable, we must reach agreements with state highway authorities, local governments, transit authorities, local telephone companies, other utilities, railroads, long distance carriers and other parties. The failure to obtain or maintain any rights-of-way could delay our planned network expansion, interfere with our operations and adversely affect our business and our ability to repay the notes. For example, if we lose access to a right-of-way, we may need to spend significant sums to remove and relocate our facilities.

Government Regulation May Increase Our Cost of Providing Services, Slow Our Expansion into New Markets and Subject Our Services to Additional Competitive Pressures.

  Our facilities and services are subject to federal, state and local regulation. The time and expense of complying with these regulations could slow down our expansion into new markets, increase our costs of providing services and subject them to additional competitive pressures. One of the primary purposes of the Telecommunications Act of 1996 was to open the local telephone services market to competition. While this has presented us with opportunities to enter local telephone markets, it also has provided important benefits to the existing local telephone companies, such as the ability, under specified conditions, to provide out-of-region long distance service to customers in their respective regions. In addition, we need to obtain and maintain licenses, permits and other regulatory approvals in connection with some of our services. Any of the following could adversely affect our business and our ability to repay the notes:

  . failure to maintain proper federal and state tariffs

  . failure to maintain proper state certifications

  . failure to comply with federal, state or local laws and regulations

  . failure to obtain and maintain required licenses and permits

  . burdensome license or permit requirements to operate in public rights-of-way

  . burdensome or adverse regulatory requirements

Our Management and Principal Stockholders Can Control McLeodUSA and May Have Different Interests Than the Noteholders.

  Certain decisions concerning our operations or financial structure may present conflicts of interests between our stockholders and the holders of the notes. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of our stockholders might conflict with those of the holders of the notes. In addition, our stockholders may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment could enhance their equity investment, even though such transactions might involve risk to the holders of the notes.

  As of July 1, 1999, Interstate Energy Corporation, M/C Investors L.L.C., Media/Communications Partners III Limited Partnership, Richard A. Lumpkin and various trusts for the benefit of his family, Clark and Mary McLeod, and our directors and executive officers beneficially owned approximately 40% of our outstanding Class A common stock. Because these stockholders can collectively control management policy and may be able to control corporate actions requiring a stockholder vote, any such conflict of interest may be resolved in favor of our stockholders to the detriment of the holders of the notes.

Computer Systems May Malfunction and Interrupt Our Services if We and Our Suppliers Do Not Attain Year 2000 Readiness.

  We and our major suppliers of communications services and network elements rely greatly on computer systems and other technological devices. These may not be capable of recognizing January 1, 2000 or subsequent dates. This problem could cause any or all of our systems or services to malfunction or fail.

  We are reviewing our computer systems and programs and other technological devices to determine which are not capable of recognizing the Year 2000 and to verify system readiness for the millennium date. The review covers all of our operations and is centrally managed. This review may not be sufficient, however, to prevent interruptions to our systems and services.

  Some of our critical operations and services depend on other companies. For example, we depend on the existing local telephone companies, primarily the regional Bell operating companies, to provide most of our local and some of our long distance services. To the extent U S WEST, Ameritech or Southwestern Bell fail to address Year 2000 issues which might interfere with their ability to fulfill their obligations to us, it could interfere with our operations. If we, our major vendors, our material service providers or our customers fail to address Year 2000 issues in a timely manner, our business, results of operations, financial condition and ability to repay the notes could be adversely affected.

We Depend upon Payments from Our Subsidiaries to Pay Principal and Interest on Our Debt Obligations.

  We are a holding company, which means we conduct all of our operations and derive all of our operating income from our subsidiaries. Our ability to pay our obligations, including our obligation to pay principal and interest on the notes, depends on receiving dividends and other payments from our subsidiaries, raising additional funds in a public or private equity or debt offering or selling assets. Our subsidiaries constitute separate legal entities and have no obligation to pay any amounts due on the notes or to make funds available to us. Our subsidiaries' ability to pay dividends or make other payments or advances to us will depend on their operating results and the requirements of applicable law.

The Notes Are Subordinate to Our Subsidiaries' Obligations and Our Own Secured Obligations.

  The notes will be effectively subordinated in right of payment to all liabilities of our subsidiaries. This means that in the event of a bankruptcy, liquidation or reorganization, our subsidiaries must pay their creditors in full before we could use their assets to pay you. As of March 31, 1999, our subsidiaries had total liabilities after the elimination of loans and advances from us to our subsidiaries of approximately $325.0 million. In addition, the indenture that will govern the notes and the indentures governing our 10 1/2% senior discount notes, 9 1/4% senior notes, 8 3/8% senior notes, 9 1/2% senior notes and 8 1/8% senior notes, which we refer to collectively as our indentures, permit us and our subsidiaries to incur additional debt.

  The notes will be unsecured and will be subordinated to our secured debt. This means if we default on any of our secured debt, our secured creditors could foreclose on their collateral and receive payment out of the proceeds of that collateral before we could use those assets to pay you. If the value of the collateral is less than the amount owed, our secured creditors will have equal rights with you to our remaining assets. As of March 31, 1999, we had total secured debt of approximately $52.1 million. The indentures permit us and our subsidiaries to incur additional secured debt, including unlimited purchase money debt and up to $250 million under one or more credit facilities.

There Is No Established Trading Market for the Notes, Which Could Make it More Difficult for You to Sell Your Notes and Could Adversely Affect Their Price.

  The notes constitute a new issue of securities for which no established trading market exists. Consequently, it may be more difficult for you to sell your notes. If notes are traded after their initial issuance, they may trade at a discount, depending upon:

  . our financial condition

  . prevailing interest rates

  . the market for similar securities

  . other factors beyond our control, including general economic conditions.

  We do not intend to apply for a listing or quotation of the notes on any securities exchange. The underwriters have informed us that they intend to make a market in the notes. However, the underwriters have no obligation to do so, and may discontinue any market-making activities at any time without notice. We cannot assure you of the development or liquidity of any trading market for the notes following the offering.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

  This prospectus supplement and accompanying prospectus and the information incorporated by reference in them include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy, our financing plans, our future capital requirements, forecasted demographic and economic trends relating to our industry, our ability to complete acquisitions, to realize anticipated cost savings and other benefits from acquisitions and to recover acquisition-related costs, and similar matters are forward-looking statements. These statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these statements by our use of forward-looking words such as "may," "will," "should," "anticipate," "estimate," "expect," "plan," "believe," "predict," "potential" or "intend." You should be aware that these statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from our expectations include those discussed in this prospectus supplement under the caption "Risk Factors." We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                                USE OF PROCEEDS

  We will use the net proceeds from the sale of the notes along with funds available from prior offerings and from other financing sources: (1) to fund development and construction costs of our fiber optic network, including intra-city fiber optic networks, and construction, acquisition, development and improvement of telecommunications assets; (2) to fund market expansion activities in existing and new markets as well as acquisitions, joint ventures and strategic alliances; (3) to fund development, construction and operations necessary to include wireless services as part of our communications services; and (4) for additional working capital and other general corporate purposes, including funding operating deficits and net losses.

                                 CAPITALIZATION

  The following table shows our capitalization as of March 31, 1999, (1) on a historical basis as adjusted for the stock split announced on June 30, 1999,
(2) as adjusted to reflect the sale of $400 million aggregate principal amount of notes and (3) as further adjusted to reflect the sale of 400,000 shares of our Series A preferred stock and the application of the proceeds from that offering, in each case net of our estimated offering expenses and the underwriting discount. You should read this table together with our consolidated financial statements and related notes and the other financial data appearing elsewhere, or incorporated by reference, into this prospectus supplement and the accompanying prospectus.

                                                     March 31, 1999
                                            ----------------------------------
                                                            As      As further
                                            Historical   adjusted    adjusted
                                            ----------  ----------  ----------
                                                 (dollars in thousands)
Cash and cash equivalents.................. $  415,343  $  805,593  $1,192,593
Investments in available-for-sale
 securities................................    278,676     278,676     278,676
                                            ----------  ----------  ----------
    Total cash, cash equivalents and
     investments in
     available-for-sale securities.........    694,019   1,084,269   1,471,269
                                            ==========  ==========  ==========
Short-term debt............................     10,276      10,276      10,276
Long-term debt.............................  1,776,475   2,176,475   2,176,475
                                            ----------  ----------  ----------
Stockholders' equity:
  Class A common stock, $.01 par value,
   250,000,000 shares authorized;
   148,881,788 shares issued and
   outstanding, actual.....................      1,489       1,489       1,489
  Class B common stock, convertible, $.01
   par value, 22,000,000 shares authorized;
   none issued or outstanding..............        --          --          --
  Series A preferred stock, convertible,
   $.01 par value, 400,000 shares
   authorized; 400,000 shares issued and
   outstanding, as adjusted further........        --          --            4
  Additional paid-in capital...............  1,078,307   1,078,307   1,465,303
  Accumulated deficit......................   (300,868)   (300,868)   (300,868)
  Accumulated other comprehensive income...      6,487       6,487       6,487
                                            ----------  ----------  ----------
    Total stockholders' equity.............    785,415     785,415   1,172,415
                                            ----------  ----------  ----------
    Total capitalization................... $2,572,166  $2,972,166  $3,359,166
                                            ==========  ==========  ==========

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

  The information in the following table is based on historical financial information included in our prior SEC filings, including our annual report on Form 10-K for the fiscal year ended December 31, 1998. The following summary financial information should be read in connection with this historical financial information, including the notes which accompany such financial information. This historical financial information is considered a part of this document. See "Where You Can Find More Information." Our audited historical financial statements as of December 31, 1998 and 1997, and for each of the three years ended December 31, 1998 were audited by Arthur Andersen LLP, independent public accountants.

  The information in the table on the following page reflects consolidated financial information for the following companies we have acquired:

      Acquired Company                     Date Acquired
      ----------------                     -------------
      MWR Telecom, Inc.                    April 28, 1995
      Ruffalo, Cody & Associates, Inc.     July 15, 1996
      Telecom*USA Publishing Group Inc.  September 20, 1996
      Consolidated Communications, Inc.  September 24, 1997
      Ovation Communications, Inc.         March 31, 1999

  The operations statement data and other financial data in the table include the operations of these companies beginning on the dates they were acquired. The balance sheet data in the table include the financial position of these companies at the end of the periods presented, beginning with the period in which they were acquired. These acquisitions affect the comparability of the financial data for the periods presented.

  On June 30, 1999, we announced that our board of directors had declared a two-for-one stock split to be effected in the form of a stock dividend. The record date for the stock split was July 12, 1999. Stockholders of record at the market close on that date will receive one additional share of our Class A common stock for each share held. Distribution of the additional shares will take place on July 26, 1999. All information in the following table has been adjusted to reflect the two-for-one stock split.

  The pro forma information presented in the operations statement data and other financial data in the table reflects the operations of Ovation as if the Ovation acquisition had occurred on January 1, 1998 and the pro forma information in the balance sheet data in the table includes Ovation's financial position as of December 31, 1998.

  The pro forma information presented in the operations statement data and other financial data in the table includes the effects of the issuance of $300 million principal amount of our 8 3/8% senior notes in March 1998, $300 million principal amount of our 9 1/2% senior notes in October 1998 and $500 million principal amount of the 8 1/8% notes in February 1999 as if they had occurred at the beginning of 1998 and the pro forma information presented in the balance sheet data in the table includes the effects of the issuance of the 8 1/8% notes as if it had occurred at the end of 1998.

  The ratio of earnings to fixed charges is calculated as follows: earnings consist of net loss before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on all debt (including capitalized interest), amortization of debt discount and deferred loan costs and the portion of rental expense that is representative of the interest component of rental expense (deemed to be one-third of rental expense which management believes is a reasonable approximation of the interest component). For each of the years ended December 31, 1994, 1995, 1996, 1997 and 1998, earnings were insufficient to cover fixed charges by $11.4 million, $11.4 million, $22.6 million, $84.4 million and $135.5 million, respectively. For the three months ended March 31, 1998 and 1999, earnings were insufficient to cover fixed charges by $32 million and $51.7 million, respectively. On a pro forma basis, earnings would not have been sufficient to cover fixed charges by $188.6 and $61.7 million for the year ended December 31, 1998 and the three months ended March 31, 1999, respectively.

                                                 (table begins on the next page)

               Selected Consolidated Financial and Operating Data
              (In thousands, except per share and operating data)

                                 Year Ended December 31,               Three Months Ended March 31,
                         ------------------------------------------ -----------------------------------
                                                         Pro Forma                           Pro Forma
                           1996      1997      1998        1998        1998        1999        1999
                         --------  --------  ---------  ----------- ----------- ----------- -----------
                                                        (unaudited) (unaudited) (unaudited) (unaudited)
Operations Statement
 Data:
 Revenue................ $ 81,323  $267,886  $ 604,146   $ 625,181   $134,331    $181,109    $200,805
                         --------  --------  ---------   ---------   --------    --------    --------
 Operating expenses:
  Cost of service.......   52,624   151,190    323,208     329,527     75,045      92,459      99,797
  Selling, general and
   administrative.......   46,044   148,158    260,931     274,420     58,768      79,811      90,691
  Depreciation and
   amortization.........    8,485    33,275     89,107     109,720     19,431      35,110      41,680
  Other.................    2,380     4,632      5,575       5,575      1,900         --          --
                         --------  --------  ---------   ---------   --------    --------    --------
  Total operating
   expenses.............  109,533   337,255    678,821     719,242    155,144     207,380     232,168
                         --------  --------  ---------   ---------   --------    --------    --------
 Operating loss.........  (28,210)  (69,369)   (74,675)    (94,061)   (20,813)    (26,271)    (31,363)
 Interest income
  (expense), net........    5,369   (11,967)   (52,234)    (85,898)   (10,141)    (21,204)    (26,074)
 Other non-operating
  income................      495     1,426      1,997       1,997        687          (1)         (1)
 Income taxes...........      --        --         --          --         --          --          --
                         --------  --------  ---------   ---------   --------    --------    --------
 Net loss............... $(22,346) $(79,910) $(124,912)  $(177,962)  $(30,267)   $(47,476)   $(57,438)
                         ========  ========  =========   =========   ========    ========    ========
 Loss per common share.. $   (.28) $   (.73) $    (.99)  $   (1.30)  $   (.24)   $   (.36)   $   (.40)
                         ========  ========  =========   =========   ========    ========    ========
 Weighted average common
  shares outstanding....   81,012   109,948    125,614     136,808    124,454     132,242     143,436
                         ========  ========  =========   =========   ========    ========    ========
 Ratio of earnings to
  fixed charges.........      --        --         --          --         --          --          --
                         ========  ========  =========   =========   ========    ========    ========

                                                                     March 31,
                                              December 31,             1999
                                     ------------------------------ -----------
                                       1996      1997       1998      Actual
                                     -------- ---------- ---------- -----------
                                                                    (unaudited)
Balance Sheet Data:
 Current assets..................... $224,401 $  517,869 $  793,192 $   974,218
 Working capital ................... $185,968 $  378,617 $  613,236 $   740,191
 Property and equipment, net........ $ 92,123 $  373,804 $  629,746 $   828,591
 Total assets....................... $452,994 $1,345,652 $1,925,197 $ 2,836,380
 Long-term debt less current
  maturities........................ $  2,573 $  613,384 $1,245,170 $ 1,776,475
 Stockholders' equity............... $403,429 $  559,379 $  462,806 $   785,415

                                Year Ended December 31,              Three Months Ended March 31,
                         ---------------------------------------- -----------------------------------
                                                       Pro Forma                           Pro Forma
                           1996      1997      1998      1998        1998        1999        1999
                         --------  --------  -------- ----------- ----------- ----------- -----------
                                                      (unaudited) (unaudited) (unaudited) (unaudited)
Other Financial Data:
 Capital expenditures,
  including business
  acquisitions.......... $173,782  $601,137  $339,660 $   739,497 $    48,930 $   538,897 $   560,894
 EBITDA(1).............. $(17,345) $(31,462) $ 20,007 $    21,234 $       518 $     8,839 $    10,317

                                                     December 31,      March 31,
                                                ---------------------- ---------
                                                 1996   1997    1998     1999
                                                ------ ------- ------- ---------
Operating Data:                                           (unaudited)
Local lines.................................... 65,400 282,600 397,600  494,700
Cities and towns served........................    120     227     269      408
Central offices/switches.......................    --      366     415      488
Route miles....................................  2,352   4,908   7,120    7,654
Employees......................................  2,077   4,941   5,300    6,109

--------
(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. We have included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                            PRO FORMA FINANCIAL DATA

  The following unaudited pro forma financial information has been prepared to give effect to:

 .the issuance of $300 million aggregate principal amount of our 8 3/8% senior notes in March 1998

 .the issuance of $300 million aggregate principal amount of our 9 1/2% senior notes in October 1998

 .the issuance of $500 million aggregate principal amount of our 8 1/8% senior notes in February 1999

   .our acquisition of Ovation Communications, Inc. in March 1999

  The Unaudited Pro Forma Condensed Consolidated Statements of Operations reflects the Ovation acquisition using the purchase method of accounting, and assumes that the Ovation acquisition and the issuance of the 8 3/8% senior notes, the 9 1/2% senior notes and the 8 1/8% senior notes were consummated at the beginning of 1998. The unaudited pro forma financial information is derived from and should be read in conjunction with our consolidated financial statements, Ovation's consolidated financial statements and the related notes thereto incorporated by reference in this prospectus. The pro forma adjustments are based upon available information and assumptions that management believes to be reasonable. Depreciation and amortization were adjusted to include amortization of intangibles acquired in the Ovation acquisition. The acquired intangibles will be amortized over periods ranging from 3 to 30 years. For purposes of this pro forma presentation, the issuance of the 8 3/8% senior notes, the 9 1/2% senior notes and the 8 1/8% senior notes are collectively referred to as the "Notes Offerings."

  The adjustments for the Ovation acquisition reflect the preliminary allocation of the net purchase price of Ovation to the assets of Ovation, including intangible assets, and record the payment of $121.3 million in cash and the issuance of 11,193,234 shares of our Class A common stock (as adjusted for the two-for-one stock split described below) valued at $16.88 per share (as adjusted for the two-for-one stock split described below). The value of $16.88 per share represents the average closing price of our Class A common stock on the Nasdaq National Market for the eleven trading days beginning five days prior to the date the agreement was announced, January 7, 1999, and ending five days after such announcement. The adjustments include the elimination of the Ovation equity components, including common stock, treasury stock, other capital and retained deficit.

  On June 30, 1999, we announced that our board of directors had declared a two-for-one stock split to be effected in the form of a stock dividend. The record date for the stock split was July 12, 1999. Stockholders of record at the market close on that date will receive one additional share of our Class A common stock for each share held. Distribution of the additional shares will take place on July 26, 1999. All information in the Pro Forma Financial Data has been adjusted to reflect the two-for-one stock split.

  We have provided this unaudited pro forma financial data for informational purposes only. This data does not necessarily indicate the operating results that would have occurred had the Ovation acquisition been consummated at the beginning of 1998, nor does it necessarily indicate future operating results or financial position.

                    McLeodUSA Incorporated and Subsidiaries

                         Unaudited Pro Forma Condensed
                     Consolidated Statements of Operations
                  (In thousands, except per share information)

                                                         Year Ended December 31, 1998
                                         ----------------------------------------------------------------
                                                    Adjustments Pro Forma           Adjustments
                                                      for the    for the              for the
                                                       Notes      Notes               Ovation
                                         McLeodUSA   Offerings  Offerings  Ovation  Acquisition   Total
                                         ---------  ----------- ---------  -------  ----------- ---------
Operations Statement Data:
 Revenue...............................  $ 604,146   $     --   $ 604,146  $21,035   $     --   $ 625,181
                                         ---------   --------   ---------  -------   --------   ---------
 Operating Expenses:
  Cost of service......................    323,208         --     323,208    6,319         --     329,527
  Selling, general and administrative..    260,931         --     260,931   13,489         --     274,420
  Depreciation and amortization........     89,107         --      89,107    5,383     15,230     109,720
  Other................................      5,575         --       5,575       --         --       5,575
                                         ---------   --------   ---------  -------   --------   ---------
   Total opertaing expenses............    678,821         --     678,821   25,191     15,230     719,242
                                         ---------   --------   ---------  -------   --------   ---------
 Operating loss........................    (74,675)        --     (74,675)  (4,156)   (15,230)    (94,061)
 Interest expense, net.................    (52,234)   (32,056)    (84,290)  (1,608)        --     (85,898)
 Other non-operating income............      1,997         --       1,997       --         --       1,997
 Income taxes..........................         --         --          --       --         --          --
                                         ---------   --------   ---------  -------   --------   ---------
  Net loss.............................  $(124,912)  $(32,056)  $(156,968) $(5,764)  $(15,230)  $(177,962)
                                         =========   ========   =========  =======   ========   =========
 Loss per common share.................  $   (0.99)             $   (1.25)                      $   (1.30)
                                         =========              =========                       =========
 Weighted average common shares
  outstanding..........................    125,614                125,614                         136,808
                                         =========              =========                       =========
Other Financial Data:
 EBITDA(1).............................  $  20,007   $     --   $  20,007  $ 1,227   $     --   $  21,234

--------
(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. We have included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                    McLeodUSA Incorporated and Subsidiaries

                         Unaudited Pro Forma Condensed
                     Consolidated Statements of Operations
                  (In thousands, except per share information)

                                      Three Months Ended March 31, 1999
                         ---------------------------------------------------------------
                                    Adjustments    Pro              Adjustments
                                      for the   Forma for             for the
                                       Notes    the Notes             Ovation
                         McLeodUSA   Offerings  Offerings  Ovation  Acquisition  Total
                         ---------  ----------- ---------  -------  ----------- --------
Operations Statement
 Data
 Revenue................ $181,109     $   --    $181,109   $19,696    $   --    $200,805
                         --------     -------   --------   -------    -------   --------
 Operating expenses:
  Cost of service.......   92,459         --      92,459     7,338        --      99,797
  Selling, general and
   administrative.......   79,811         --      79,811    10,880        --      90,691
  Depreciation and
   amortization.........   35,110         --      35,110     2,829      3,741     41,680
  Other.................      --          --         --        --         --         --
                         --------     -------   --------   -------    -------   --------
   Total operating
    expenses............  207,380         --     207,380    21,047      3,741    232,168
                         --------     -------   --------   -------    -------   --------
  Operating loss........  (26,271)        --     (26,271)   (1,351)    (3,741)   (31,363)
  Interest expense,
   net..................  (21,204)     (2,487)   (23,691)   (2,383)       --     (26,074)
  Other non-operating
   income...............       (1)        --          (1)      --         --          (1)
  Income taxes..........      --          --         --        --         --         --
                         --------     -------   --------   -------    -------   --------
  Net loss.............. $(47,476)    $(2,487)  $(49,963)  $(3,734)   $(3,741)  $(57,438)
                         ========     =======   ========   =======    =======   ========
  Loss per common
   share................ $  (0.36)              $  (0.38)                       $  (0.40)
                         ========               ========                        ========
  Weighted average
   common shares
   outstanding..........  132,242                132,242                         143,436
                         ========               ========                        ========
Other Financial Data:
 EBITDA(1).............. $  8,839     $   --    $  8,839   $ 1,478    $   --    $ 10,317

--------
(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. We have included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                            DESCRIPTION OF THE NOTES

General

  The notes will be issued under an indenture, which we refer to as the base indenture, as supplemented by a first supplemental indenture, which we refer to as the supplemental indenture, between McLeodUSA and United States Trust Company of New York, as trustee. We refer to the base indenture and the supplemental indenture taken together as the indenture. For purposes of this description of the notes, references to "McLeodUSA," "we," "our" or "us" refers to McLeodUSA Incorporated and does not include its subsidiaries except for purposes of financial data determined on a consolidated basis.

  The terms of the notes include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the base indenture. The notes will be subject to all of those terms, and holders of the notes are referred to the indenture and the Trust Indenture Act for a complete statement of the applicable terms. A copy of the indenture is available from McLeodUSA on request. The statements and definitions of terms under this caption relating to the notes and the indenture are summaries and do not purport to be complete. These summaries make use of terms defined in the indenture and are qualified in their entirety by express reference to the indenture. Some of the terms used in this description are defined below under "--Definitions."

  The notes will rank equal in right of payment with our 10 1/2% senior discount notes, 9 1/4% senior notes, 8 3/8% senior notes, the 9 1/2% senior notes and the 8 1/8% senior notes, and all other existing and future senior unsecured indebtedness of McLeodUSA and will rank senior in right of payment to all existing and future subordinated indebtedness of McLeodUSA. As of March 31, 1999, McLeodUSA had no outstanding subordinated indebtedness and, other than our 10 1/2% senior discount notes, the 9 1/4% senior notes, 8 3/8% senior notes, 9 1/2% senior notes and 8 1/8% senior notes, had no outstanding indebtedness that would rank equal with the notes. For a description of these notes and other outstanding indebtedness of McLeodUSA, see "Other Indebtedness." The notes will not be secured by any assets and will be effectively subordinated to any existing and future secured indebtedness of McLeodUSA and its subsidiaries, including any Senior Credit Facility or Qualified Receivable Facility, to the extent of the value of the assets securing such indebtedness. As of March 31, 1999, the total secured indebtedness of McLeodUSA and its subsidiaries was approximately $52.1 million.

  The operations of McLeodUSA are conducted through its subsidiaries and, therefore, McLeodUSA depends upon cash flow from those entities to meet its obligations. The subsidiaries will have no direct obligation to pay amounts due on the notes and will not guarantee the notes. As a result, the notes will be effectively subordinated to all existing and future third-party indebtedness, including any Senior Credit Facility or any applicable Qualified Receivable Facility, and other liabilities of McLeodUSA's subsidiaries, including trade payables. As of March 31, 1999, the total liabilities of McLeodUSA's subsidiaries, after the elimination of loans and advances by McLeodUSA to its subsidiaries, were approximately $325.0 million. Any rights McLeodUSA or its creditors may have, including the holders of notes, to participate in the assets of any of McLeodUSA's subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary's creditors, including trade creditors.

Principal, Maturity and Interest

  The notes will be limited in principal amount to $400 million and will mature
on        , 2009. Interest on the notes will accrue at the rate of   % per
annum and will be payable in cash semi-annually in arrears on       and
of each year, commencing       , 2000. Interest will be computed on the basis
of a 360-day year comprised of twelve 30-day months.

  Principal and interest will be payable at the office of the Paying Agent but, at the option of McLeodUSA, interest may be paid by check mailed to the registered holders at their registered addresses. The notes will be issued without coupons and in fully registered form only, in minimum denominations of $1,000 and any integral multiples of $1,000 in excess thereof. Unless otherwise designated by McLeodUSA, McLeodUSA's office or agency in New York will be the office of the trustee maintained for such purpose. The notes will be issued only against payment therefor in immediately available funds.

Book-Entry System

  The notes will initially be issued in the form of one or more Global Securities, as defined in the indenture, held in book-entry form. The notes will be deposited with the trustee as custodian for the Depository, and the Depository or its nominee will initially be the sole registered holder of the notes for all purposes under the indenture. Except as set forth below, a Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository.

  The notes that are issued as described below under "--Certificated Notes" will be issued in definitive form. Upon the transfer of a note in definitive form, such note will, unless the Global Security has previously been exchanged for notes in definitive form, be exchanged for an interest in the Global Security representing the principal amount notes being transferred.

  Upon the issuance of a Global Security, the Depository or its nominee will credit, on its internal system, the accounts of persons holding through it with the individual beneficial interests in such Global Security representing the respective principal amounts of the notes held by such persons. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depository, referred to herein as participants, or to persons that may hold interests through participants. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

  Payment of principal of, premium, if any, and interest on notes represented by any such Global Security will be made to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the notes represented thereby for all purposes under the indenture. None of McLeodUSA, the trustee, any agent of McLeodUSA or the underwriters will have any responsibility or liability for:

  1. any aspect of the Depository's reports relating to or payments made on account of beneficial ownership interests in a Global Security representing any notes or for maintaining, supervising or reviewing any of the Depository's records relating to such beneficial ownership interests or

  2. any other matter relating to the actions and practices of the Depository or any of its participants.

  McLeodUSA has been advised by the Depository that upon receipt of any payment of principal of, premium on, if any, or interest on any Global Security, the Depository will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Security, as shown on the records of the Depository. McLeodUSA expects that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

  So long as the Depository or its nominee is the registered owner or holder of such Global Security, the Depository or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Security for the purposes of receiving payment on the notes, receiving notices and for all other purposes under the indenture and the notes. Beneficial interests in notes will be evidenced only by, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Except as provided above, owners of beneficial interests in a Global Security will not be entitled to, and will not be considered the holders of, such Global Security for any purposes under the indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. McLeodUSA understands that, under existing industry practices, in the event that McLeodUSA requests any action of holders or that an owner of a beneficial interest in a Global Security desires to give or take any action that a holder is entitled to give or take under the indenture, the Depository would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

  The Depository has advised McLeodUSA that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange as described below, only at the direction of one or more participants to whose account with the Depository interests in the Global Security are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction.

  The Depository has advised McLeodUSA that the Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Securities Exchange Act. The Depository was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers including the underwriters, banks, trust companies, clearing corporations and various other organizations some of whom, and/or their representatives, own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, and dealers including the underwriterss, banks, trust companies, clearing corporations and various other organizations some of whom, and/or their representatives, own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  The information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources that McLeodUSA believes to be reliable, but McLeodUSA takes no responsibility for the accuracy thereof.

Certificated Notes

  The notes represented by a Global Security are exchangeable for certificated notes only if:

  . the Depository notifies McLeodUSA that it is unwilling or unable to continue as a depository for such Global Security or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act, and a successor depository is not appointed by within 90 days

  . McLeodUSA executes and delivers to the trustee a notice that such Global
    Security shall be so transferable, registrable and exchangeable, and such transfer shall be registrable, or

  . there shall have occurred and be continuing an Event of Default with respect to the notes represented by such Global Security

Any Global Security that is exchangeable for certificated notes pursuant to the preceding sentence will be transferred to, and registered and exchanged for, certificated notes in authorized denominations and registered in such names as the Depository or its nominee holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of the Depository or its nominee. In the event that a Global Security becomes exchangeable for certificated notes:

  . certificated notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof

  . payment of principal, any repurchase price, and interest on the certificated notes will be payable, and the transfer of the certificated notes will be registrable, at the office or agency we maintain for such purposes, and

  . no service charge will be made for any issuance of the certificated notes, although McLeodUSA may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith

Optional Redemption

  The notes will be subject to redemption at the option of McLeodUSA, in whole or in part, at any time on or after , 2004 and prior to maturity, upon not less than 30 nor more than 60 days' notice, in amounts of $1,000 or an integral multiple of $1,000, at the redemption prices, expressed as percentages of principal amount, set forth below, plus accrued and unpaid interest thereon, if
any, if redeemed during the twelve month periods beginning        of the years
indicated below:

   Year                                                               Percentage
   ----                                                               ----------
   2004..............................................................         %
   2005..............................................................         %
   2006..............................................................         %
   2007 and after....................................................  100.000%

  The notes will be redeemable prior to      , 2002 only in the event that
McLeodUSA receives net proceeds from the sale of its common stock in a
Strategic Equity Investment on or before      , 2002, in which case McLeodUSA
may, at its option, use all or a portion of any such net proceeds to redeem up to 33 1/3% of the originally issued principal amount of the notes; provided, that at least 66 2/3% of the originally issued principal amount of the notes would remain outstanding after such redemption. Such redemption must occur on a Redemption Date within 90 days of such sale and upon not less than 30 nor more than 60 days' notice mailed to each holder of notes to be redeemed at such holder's address appearing in the Security Register, in amounts of $1,000 or an
integral multiple of $1,000 at a redemption price equal to    % of the
principal amount of the notes so redeemed, plus accrued and unpaid interest thereon, if any, to but excluding the Redemption Date.

  If less than all of the notes are to be redeemed, the trustee shall select, in such manner as it shall deem fair and appropriate, the particular notes to be redeemed or any portion thereof that is an integral multiple of $1,000.

Mandatory Redemption

  Except as set forth under "--Repurchase at the Option of Holders upon a Change of Control" and "--Asset Sales," McLeodUSA is not required to make mandatory redemption payments or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders upon a Change of Control

  Upon the occurrence of a Change of Control, each holder shall have the right to require McLeodUSA to repurchase all or any part, equal to $1,000 principal amount or an integral multiple thereof, of such holder's notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to any Change of Control Payment Date.

  Within 30 days following any Change of Control, McLeodUSA or the trustee, at the request and expense of McLeodUSA shall mail a notice to each holder stating:

  . that a Change of Control Offer is being made pursuant to the covenant described under "--Repurchase at the Option of Holders upon a Change of Control" and that all notes timely tendered will be accepted for payment

  . the Change of Control Purchase Price and the purchase date (the "Change of Control Payment Date"), which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed

  . that any notes or portions thereof not tendered or accepted for payment will continue to accrue interest

  . that, unless McLeodUSA defaults in the payment of the Change of Control
    Purchase Price, all notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Payment Date

  . that holders electing to have any notes or portions thereof purchased under a Change of Control Offer will be required to surrender their notes before the close of business on the third Business Day preceding the Change of Control Payment Date

  . that holders will be entitled to withdraw their election if the Paying
    Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of notes delivered for purchase, and a statement that such holder is withdrawing its election to have such notes or portions thereof purchased

  . that holders electing to have notes purchased under the Change of Control
    Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof

  . that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the note or notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof, and

  . any other information necessary to enable any holder to tender notes and to have such notes purchased pursuant to the indenture

  McLeodUSA will comply with the requirements of Section 14(e) under the Securities Exchange Act and any other securities laws or regulations, to the extent such laws and regulations are applicable, in connection with the repurchase of notes under a Change of Control Offer.

  On the Change of Control Payment Date, McLeodUSA will:

  .accept for payment notes or portions thereof properly tendered under the Change of Control Offer

  . irrevocably deposit with the Paying Agent in immediately available funds an amount equal to the Change of Control Purchase Price in respect of all notes or portions thereof accepted, and

  . deliver, or cause to be delivered, to the trustee the notes accepted together with an Officers' Certificate listing the notes or portions thereof tendered to McLeodUSA and accepted for payment

The Paying Agent shall promptly mail to each holder of accepted notes payment in an amount equal to the Change of Control Purchase Price for such notes, and the trustee shall promptly authenticate and mail to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note shall be in a principal amount of $1,000 or any integral multiple thereof.

  The existence of the holders' right to require, subject to several conditions, McLeodUSA to repurchase notes upon a Change of Control may deter a third party from acquiring McLeodUSA in a transaction that constitutes a Change of Control. If a Change of Control Offer is made, there can be no assurance that McLeodUSA will have sufficient funds to pay the Change of Control Purchase Price for all notes tendered by holders seeking to accept the Change of Control Offer. In addition, instruments governing other indebtedness of McLeodUSA may prohibit McLeodUSA from purchasing any notes prior to their Stated Maturity, including under a Change of Control Offer. In the event that a Change of Control Offer occurs at a time when McLeodUSA does not have sufficient available funds to pay the Change of Control Purchase Price for all notes tendered pursuant to such offer or at a time when McLeodUSA is prohibited from purchasing the notes, and McLeodUSA is unable either to obtain the consent of the holders of the relevant indebtedness or to repay such indebtedness, an Event of Default would occur under the indenture. In addition, one of the events that constitutes a Change of Control under the indenture is a sale, conveyance, transfer or lease of all or substantially all of the property of McLeodUSA. The indenture is governed by New York law, and there is no established definition under New York law of "substantially all" of the assets of a corporation. Accordingly, if McLeodUSA were to engage in a transaction in which it disposed of less than all of its assets, a question of interpretation could arise as to whether such disposition was of "substantially all" of the assets of McLeodUSA and whether McLeodUSA was required to make a Change of Control Offer.

  Except as described herein with respect to a Change of Control the indenture does not contain any other provisions that permit holders of notes to require that McLeodUSA repurchase or redeem notes in the event of a takeover, recapitalization or similar restructuring.

Asset Sales

  McLeodUSA will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

  . McLeodUSA or such Restricted Subsidiary, as the case may be, receives consideration for such Asset Sale at least equal to the Fair Market Value, as evidenced by a Board Resolution delivered to the trustee, of the Property or assets sold or otherwise disposed of

  . at least 75% of the consideration received by McLeodUSA or such Restricted Subsidiary for such Property or assets consists of

    (a) cash, readily-marketable cash equivalents, or Telecommunications
   Assets

    (b) shares of publicly-traded Voting Stock of any Person engaged in the Telecommunications Business in the United States, or

    (c) the assumption of Indebtedness of McLeodUSA or such Restricted Subsidiary, other than Indebtedness that is subordinated to the notes, and the release of McLeodUSA or the Restricted Subsidiary, as the case may be, from all liability on the Indebtedness assumed, and

  . McLeodUSA or such Restricted Subsidiary, as the case may be, uses the Net
    Cash Proceeds from such Asset Sale in the manner set forth in the next paragraph.

  Within 360 days after any Asset Sale, McLeodUSA or such Restricted Subsidiary, as the case may be, may at its option:

  . reinvest an amount equal to the Net Cash Proceeds, or any portion thereof, from such Asset Sale in Telecommunications Assets or in Capital Stock of any Person engaged in the Telecommunications Business and/or

  . apply an amount equal to such Net Cash Proceeds, or remaining Net Cash
    Proceeds, to the permanent reduction of Indebtedness of McLeodUSA, other than Indebtedness to a Restricted Subsidiary, that is senior to or ranks equally with the notes or to the permanent reduction of Indebtedness or preferred stock of any Restricted Subsidiary, other than Indebtedness to, or preferred stock owned by, McLeodUSA or another Restricted Subsidiary.

Any Net Cash Proceeds from any Asset Sale that are not used to reinvest in Telecommunications Assets or in Capital Stock of any Person engaged in the Telecommunications Business and/or to reduce senior or equally ranked Indebtedness of McLeodUSA or Indebtedness or preferred stock of its Restricted Subsidiaries shall constitute Excess Proceeds.

  If at any time the aggregate amount of Excess Proceeds calculated as of such date exceeds $25 million, McLeodUSA shall, within 30 days, use such Excess Proceeds to make an offer to purchase (an "Asset Sale Offer") from all holders of notes on a pro rata basis with the holders of all other Indebtedness that ranks equally with the notes and that requires McLeodUSA to make an offer equivalent to an Asset Sale Offer, notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of

Excess Proceeds, at a purchase price (the "Asset Sale Purchase Price") in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date, in accordance with the procedures set forth in the indenture. Upon completion of an Asset Sale Offer, including payment of the Asset Sale Purchase Price, any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and McLeodUSA may then use such amounts for general corporate purposes.

  McLeodUSA will comply with the requirements of Section 14(e) under the Securities Exchange Act and any other securities laws or regulations, to the extent such laws and regulations are applicable, in connection with the repurchase of notes pursuant to an Asset Sale Offer.

Covenants

  Set forth below are several covenants that are contained in the indenture:

 Limitation on Consolidated Indebtedness

  McLeodUSA will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness after the Issue Date unless either:

  A. the ratio of:

    . the aggregate consolidated principal amount of Indebtedness of McLeodUSA outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Indebtedness and any other Indebtedness Incurred since such balance sheet date and the receipt and application of the proceeds thereof, to

    . Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters immediately preceding the Incurrence of such Indebtedness for which consolidated financial statements of McLeodUSA have been filed with the SEC or have otherwise become publicly available, determined on a pro forma basis as if any such Indebtedness had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters would be less than 5.5 to 1.0 for such four-quarter periods ending prior to December 31, 2000 and 5.0 to 1.0 for such periods ending thereafter, or

  B. McLeodUSA's Consolidated Capital Ratio as of the most recent quarterly or annual balance sheet of McLeodUSA that has been filed with the SEC or has otherwise become publicly available, after giving pro forma effect to:

    . the Incurrence of such Indebtedness and any other Indebtedness Incurred since such balance sheet date, and

    . paid-in capital received since such balance sheet date or concurrently with the Incurrence of such Indebtedness, and in each case the receipt and application of the proceeds thereof,

    is less than 2.0 to 1.0.

  Notwithstanding the foregoing limitation, McLeodUSA and any Restricted Subsidiary may Incur each and all of the following:

  1. Indebtedness under Senior Credit Facilities in an aggregate principal amount outstanding or available at any one time not to exceed $100 million, and any renewal, extension, refinancing or refunding thereof in an amount which, together with any principal amount remaining outstanding or available under all Senior Credit Facilities, does not exceed the aggregate principal amount outstanding or available under all Senior Credit Facilities immediately before such renewal, extension, refinancing or refunding

  2. Indebtedness under Qualified Receivable Facilities in an aggregate principal amount outstanding or available at any one time not to exceed the greater of (x) $150 million or (y) an amount equal to 85% of net Receivables determined in accordance with GAAP, and any renewal, extension, refinancing or refunding thereof in an amount which, together with any principal amount remaining outstanding or available under all Qualified Receivable Facilities, does not exceed the aggregate principal amount outstanding or available under all Qualified Receivable Facilities immediately before such renewal, extension, refinancing or refunding

  3. Purchase Money Indebtedness, provided that the amount of such Purchase Money Indebtedness does not exceed 90% of the cost of the construction, acquisition or improvement of the applicable Telecommunications Assets

  4. Indebtedness owed by McLeodUSA to any Wholly-Owned Restricted Subsidiary of McLeodUSA or Indebtedness owed by a Restricted Subsidiary of McLeodUSA to McLeodUSA or a Wholly-Owned Restricted Subsidiary of McLeodUSA; provided that upon either

    (x) the transfer or other disposition by such Wholly-Owned Restricted Subsidiary or McLeodUSA of any Indebtedness so permitted to a Person other than McLeodUSA or another Wholly-Owned Restricted Subsidiary of McLeodUSA, or

    (y) the issuance, other than directors' qualifying shares, sale, lease, transfer or other disposition of shares of Capital Stock, including by consolidation or merger, of such Wholly-Owned Restricted Subsidiary to a Person other than McLeodUSA or another such Wholly-Owned Restricted Subsidiary, the provisions of this clause 4 shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at the time of such transfer or other disposition

  5. Indebtedness Incurred to renew, extend, refinance or refund (each, a "refinancing") the notes or Indebtedness outstanding at the date of the supplemental indenture or Purchase Money Indebtedness Incurred pursuant to clause 3 above in an aggregate principal amount not to exceed the aggregate principal amount of and accrued interest on the Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced or the amount of any premium reasonably determined by McLeodUSA as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of McLeodUSA incurred in connection with such refinancing; provided that Indebtedness the proceeds of which are used to refinance the notes or Indebtedness which ranks equally to the notes or Indebtedness which is subordinate in right of payment to the notes shall only be permitted under this clause 5 if

    (A) in the case of any refinancing of the notes or Indebtedness which ranks equally to the notes, the refinancing Indebtedness is made equal in rank to the notes or constitutes Subordinated Indebtedness, and, in the case of any refinancing of Subordinated Indebtedness, the refinancing Indebtedness constitutes Subordinated Indebtedness, and

    (B) in any case, the refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued,

      (x) does not provide for payments of principal of such Indebtedness at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by McLeodUSA, including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Indebtedness upon any event of default thereunder, in each case prior to the time the same are required by the terms of the Indebtedness being refinanced, and

      (y) does not permit redemption or other retirement, including pursuant to an offer to purchase made by McLeodUSA, of such Indebtedness at the option of the holder thereof prior to the time the same are required by the terms of the Indebtedness being refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness, including pursuant to an offer to purchase made by McLeodUSA, which is conditioned upon a change of control pursuant to provisions substantially similar to those described under "--Repurchase at the Option of Holders upon a Change of Control"

  6. Indebtedness consisting of Permitted Interest Rate and Currency Protection Agreements

  7. Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business or (B) arising from customary agreements providing for indemnification, adjustment of purchase price for closing balance sheet changes within 90 days after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of McLeodUSA or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of McLeodUSA, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of McLeodUSA for the purpose of financing such acquisition, and in an aggregate principal amount not to exceed the gross proceeds actually received by McLeodUSA or any Restricted Subsidiary in connection with such disposition, and

  8. Indebtedness not otherwise permitted to be Incurred pursuant to clauses 1 through 7 above, which, together with any other outstanding Indebtedness Incurred pursuant to this clause 8, has an aggregate principal amount not in excess of $10 million at any time outstanding

  Notwithstanding any other provision of this "--Covenants--Limitation on Consolidated Indebtedness" covenant, the maximum amount of Indebtedness that McLeodUSA or a Restricted Subsidiary may Incur pursuant to this "--Covenants-- Limitation on Consolidated Indebtedness" covenant shall not be deemed to be exceeded due solely as the result of fluctuations in the exchange rates of currencies.

  For purposes of determining any particular amount of Indebtedness under this "--Covenants--Limitation on Consolidated Indebtedness" covenant:

  1. Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and

  2. any Liens granted pursuant to the equal and ratable provisions referred to in the "--Covenants--Limitation on Liens" covenant described below shall not be treated as Indebtedness

  For purposes of determining compliance with this "--Covenants--Limitation on Consolidated Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, McLeodUSA, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

 Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries

  McLeodUSA will not permit any Restricted Subsidiary of McLeodUSA to Incur any Indebtedness or issue any Preferred Stock except:

  1. Indebtedness or Preferred Stock outstanding on the date of the supplemental indenture after giving effect to the application of the proceeds of the notes

  2. Indebtedness Incurred or Preferred Stock issued to and held by McLeodUSA or a Wholly-Owned Restricted Subsidiary of McLeodUSA, provided that such Indebtedness or Preferred Stock is at all times held by McLeodUSA or a Wholly-Owned Restricted Subsidiary of McLeodUSA

  3. Indebtedness Incurred or Preferred Stock issued by a Person prior to the time (A) such Person became a Restricted Subsidiary of McLeodUSA, (B) such Person merges into or consolidates with a Restricted Subsidiary of McLeodUSA or (C) another Restricted Subsidiary of McLeodUSA merges into or consolidates with such Person in a transaction in which such Person becomes a Restricted Subsidiary of McLeodUSA, which Indebtedness or Preferred Stock was not Incurred or issued in anticipation of such transaction and was outstanding prior to such transaction

  4. Indebtedness under a Senior Credit Facility which is permitted to be outstanding under clause 1 of the second paragraph of "--Covenants-- Limitation on Consolidated Indebtedness"

  5. in the case of a Restricted Subsidiary that is a Qualified Receivable Subsidiary, Indebtedness under a Qualified Receivable Facility which is permitted to be outstanding under clause 2 of the second paragraph of "--Covenants--Limitation on Consolidated Indebtedness"

  6. Indebtedness consisting of Permitted Interest Rate and Currency Protection Agreements

  7. Indebtedness (A) in respect of performance, surety and appeal bonds provided in the ordinary course of business or (B) arising from customary agreements providing for indemnification, adjustment of purchase price for closing balance sheet changes within 90 days after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligation of such Restricted Subsidiary pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of such Restricted Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition, and in an aggregate principal amount not to exceed the gross proceeds actually received by such Restricted Subsidiary in connection with such disposition

  8. Indebtedness or Preferred Stock which is exchanged for, or the proceeds of which are used to refinance, refund or redeem, any Indebtedness or Preferred Stock permitted to be outstanding pursuant to clauses 1 and 3 above or any extension or renewal thereof (for purposes hereof, a "refinancing"), in an aggregate principal amount, in the case of Indebtedness, or with an aggregate liquidation preference in the case of Preferred Stock, not to exceed the aggregate principal amount of the Indebtedness so refinanced or the aggregate liquidation preference of the Preferred Stock so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness or Preferred Stock so refinanced or the amount of any premium reasonably determined by McLeodUSA as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the amount of expenses of McLeodUSA and the applicable Restricted Subsidiary, Incurred in connection therewith and provided the Indebtedness or Preferred Stock Incurred or issued upon such refinancing by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness or Preferred Stock is Incurred or issued,

    (x) does not provide for payments of principal or liquidation value at the stated maturity of such Indebtedness or Preferred Stock or by way of a sinking fund applicable to such Indebtedness or Preferred Stock or by way of any mandatory redemption, defeasance, retirement or repurchase of such Indebtedness or Preferred Stock by McLeodUSA or any Restricted Subsidiary of McLeodUSA, including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder, in each case prior to the time the same are required by the terms of the Indebtedness or Preferred Stock being refinanced and

    (y) does not permit redemption or other retirement, including under an offer to purchase made by McLeodUSA or a Restricted Subsidiary of McLeodUSA, of such Indebtedness or Preferred Stock at the option of the holder thereof prior to the stated maturity of the Indebtedness or Preferred Stock being refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness or Preferred Stock, including pursuant to an offer to purchase made by McLeodUSA or a Restricted Subsidiary of McLeodUSA, which is conditioned upon the change of control of McLeodUSA pursuant to provisions substantially similar to those described under "-- Repurchase at the Option of Holders upon a Change of Control" and provided, further, that in the case of any exchange or redemption of Preferred Stock of a Restricted Subsidiary of McLeodUSA, such Preferred Stock may only be exchanged for or redeemed with Preferred Stock of such Restricted Subsidiary, and

  9. Indebtedness Incurred or Preferred Stock issued by a Restricted Subsidiary, provided that the Fair Market Value of McLeodUSA's Investment in all Restricted Subsidiaries which Incur Indebtedness or issue Preferred Stock pursuant to this clause 9 shall not exceed, at any time, $30 million in the aggregate, provided further, that such Indebtedness Incurred is otherwise permitted pursuant to the covenant described under "--Covenants--Limitation on Consolidated Indebtedness."

 Limitation on Restricted Payments

  McLeodUSA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to such proposed Restricted Payment:

  . no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof

  . after giving effect, on a pro forma basis, to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, McLeodUSA could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of "-- Covenants--Limitation on Consolidated Indebtedness" and

  . after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended (the amount so expended, if other than cash, to be determined in good faith by a majority of the disinterested members of the board of directors, whose determination shall be conclusive and evidenced by a resolution thereof) or declared for all Restricted Payments after the Issue Date does not exceed the sum of (A) 50% of the Consolidated Net Income of McLeodUSA (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) for the period (taken as one accounting period) beginning on the last day of the fiscal quarter immediately preceding the Issue Date and ending on the last day of the fiscal quarter for which McLeodUSA's financial statements have been filed with the SEC or otherwise become publicly available immediately preceding the date of such Restricted Payment, plus (B) 100% of the net reduction in Investments, subsequent to the Issue Date, in any Person, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of Property (but only to the extent such interest, dividends, repayments or other transfers of Property are not included in the calculation of Consolidated Net Income), in each case to McLeodUSA or any Restricted Subsidiary from any Person (including, without limitation, from Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed in the case of any Person the amount of Investments previously made subsequent to the Issue Date by McLeodUSA or any Restricted Subsidiary in such Person and which was treated as a Restricted Payment provided that McLeodUSA or a Restricted Subsidiary of McLeodUSA may make any Restricted Payment with the aggregate net proceeds received after February 22, 1999, including the fair value of property other than cash (determined in good faith by the Board of Directors as evidenced by a resolution of the Board of Directors filed with the trustee),

  (x) as capital contributions to McLeodUSA,

  (y) from the issuance (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of McLeodUSA and warrants, rights or options on Capital Stock (other than Disqualified Stock) of McLeodUSA, or

  (z) from the conversion of Indebtedness of McLeodUSA into Capital Stock (other than Disqualified Stock and other than by a Restricted Subsidiary) of McLeodUSA after the date of the supplemental indenture.

  The foregoing limitations shall not prevent McLeodUSA from:

  1. paying a dividend on its Capital Stock at any time within 60 days after the declaration thereof if, on the declaration date, McLeodUSA could have paid such dividend in compliance with the preceding paragraph

  2. retiring (A) any Capital Stock of McLeodUSA or any Restricted Subsidiary of McLeodUSA, (B) Indebtedness of McLeodUSA that is subordinate to the notes, or (C) Indebtedness of a Restricted Subsidiary of McLeodUSA, in exchange for, or out of the proceeds of the substantially concurrent sale of Qualified Stock of McLeodUSA

  3. retiring any Indebtedness of McLeodUSA subordinated in right of payment to the notes in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of McLeodUSA (other than Indebtedness to a Subsidiary of McLeodUSA), provided that such new Indebtedness (A) is subordinated in right of payment to the notes at least to the same extent as, (B) has an Average Life at least as long as, and (C) has no scheduled principal payments due in any amount earlier than, any equivalent amount of principal under the Indebtedness so retired

  4. retiring any Indebtedness of a Restricted Subsidiary of McLeodUSA in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of McLeodUSA or any Restricted Subsidiary that is permitted under the covenant described under "--Covenants-- Limitation on Consolidated Indebtedness" (in the case of Indebtedness of McLeodUSA) and "--Covenants--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" (in the case of Indebtedness of Restricted Subsidiaries) and that (A) is not secured by any assets of McLeodUSA or any Restricted Subsidiary to a greater extent than the retired Indebtedness was so secured, (B) has an Average Life at least as long as the retired Indebtedness, and (C) is subordinated in right of payment to the notes at least to the same extent as the retired Indebtedness

  5. retiring any Capital Stock or options to acquire Capital Stock of McLeodUSA or any Restricted Subsidiary of McLeodUSA held by any directors, officers or employees of McLeodUSA or any Restricted Subsidiary, provided that the aggregate price paid for all such retired Capital Stock shall not exceed, in the aggregate, the sum of $2 million plus the aggregate cash proceeds received by McLeodUSA subsequent to the Issue Date from issuances of Capital Stock or options to acquire Capital Stock by McLeodUSA to directors, officers or employees of McLeodUSA and its Subsidiaries

  6. making payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger or transfer of assets permitted under "--Consolidation, Merger, Conveyance, Lease or Transfer"

  7. retiring any Capital Stock of McLeodUSA to the extent necessary (as determined in good faith by a majority of the disinterested members of the Board of Directors, whose determination shall be conclusive and evidenced by a resolution thereof) to prevent the loss, or to secure the renewal or reinstatement, of any license or franchise held by McLeodUSA or any Restricted Subsidiary from any governmental agency

  8. making Investments in any Person primarily engaged in the Telecommunications Business; provided, that the aggregate amount of such Investments does not exceed at any time the sum of (A) $30 million plus
     (B) the amount of Net Cash Proceeds received by McLeodUSA after February 22, 1999 as a capital contribution or from the sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of McLeodUSA, except to the extent such Net Cash Proceeds are used to make Restricted Payments permitted pursuant to clauses (x), (y) and (z) of the first paragraph, or clause 2 above or this clause 8, of this "Limitation on Restricted Payments" covenant, plus (C) the net reduction in Investments made pursuant to this clause 8 resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale of any such Investment (except in each case to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investment"), provided that the net reduction in any Investment shall not exceed the amount of such Investment, and

  9. making Investments not otherwise permitted in an aggregate amount not to exceed $15 million at any time outstanding.

  In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses 2, 3 and 4 above shall not be included as Restricted Payments.

  Not later than the date of making any Restricted Payment (including any Restricted Payment permitted to be made pursuant to the two previous paragraphs), McLeodUSA shall deliver to the trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the required calculations were computed, which calculations may be based upon McLeodUSA's latest available financial statements.

 Limitation on Liens

  McLeodUSA may not, and may not permit any Restricted Subsidiary of McLeodUSA, to Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Indebtedness without making, or causing such Restricted Subsidiary to make, effective provision for securing the notes (x) equally and ratably with such Indebtedness as to such property for so long as such Indebtedness will be so secured or (y) in the event such Indebtedness is Indebtedness of McLeodUSA which is subordinate in right of payment to the notes, prior to such Indebtedness as to such property for so long as such Indebtedness will be so secured.

  The foregoing restrictions shall not apply to:

  1. Liens existing on the date of the supplemental indenture and securing Indebtedness outstanding on the date of the indenture or Incurred on or after the Issue Date pursuant to any Senior Credit Facility or Qualified Receivable Facility

  2. Liens securing Indebtedness in an amount which, together with the aggregate amount of Indebtedness then outstanding or available under all Senior Credit Facilities (or under refinancings or amendments of such Senior Credit Facilities), does not exceed 1.5 times McLeodUSA's Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters preceding the Incurrence of such Lien for which McLeodUSA's consolidated financial statements have been filed with the SEC or become publicly available, determined on a pro forma basis as if such Indebtedness had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters

  3. Liens in favor of McLeodUSA or any Wholly-Owned Restricted Subsidiary of McLeodUSA

  4. Liens on Property of McLeodUSA or a Restricted Subsidiary acquired, constructed or constituting improvements made after the Issue Date of the notes to secure Purchase Money Indebtedness which is otherwise permitted under the indenture, provided that (a) the principal amount of any Indebtedness secured by any such Lien does not exceed 100% of such purchase price or cost of construction or improvement of the Property subject to such Lien, (b) such Lien attaches to such property prior to, at the time of or within 180 days after the acquisition, completion of construction or commencement of operation of such Property and (c) such Lien does not extend to or cover any Property other than the specific item of Property (or portion thereof) acquired, constructed or constituting the improvements made with the proceeds of such Purchase Money Indebtedness

  5. Liens to secure Acquired Indebtedness, provided that (a) such Lien attaches to the acquired asset prior to the time of the acquisition of such asset and (b) such Lien does not extend to or cover any other Property

  6. Liens to secure Indebtedness Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Indebtedness secured by any Lien referred to in the foregoing clauses 1, 2, 4 and 5 so long as such Lien does not extend to any other Property and the principal amount of Indebtedness so secured is not increased except as otherwise permitted under clause 5 of the second paragraph of "--Covenants--Limitation on Consolidated Indebtedness" (in the case of Indebtedness of McLeodUSA) or clause 8 of "--Covenants--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" (in the case of Indebtedness of Restricted Subsidiaries)

  7. Liens not otherwise permitted by the foregoing clauses 1 through 6 in an aggregate amount not to exceed 5% of McLeodUSA's Consolidated Tangible Assets

  8. Liens granted after the Issue Date pursuant to the immediately preceding paragraph to secure the notes, and

  9. Permitted Liens

 Limitation on Sale and Leaseback Transactions

  McLeodUSA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction (other than a Sale and Leaseback Transaction between McLeodUSA or a Restricted Subsidiary on the one hand and a Restricted Subsidiary or McLeodUSA on the other hand), unless:

  1. McLeodUSA or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale and Leaseback Transaction at least equal to the Fair Market Value, as evidenced by a Board Resolution delivered to the trustee, of the Property subject to such transaction

  2. the Attributable Indebtedness of McLeodUSA or such Restricted Subsidiary with respect thereto is included as Indebtedness and would be permitted by the covenant described under "--Covenants--Limitation on Consolidated Indebtedness" or "--Covenants--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries," as the case may be

  3. McLeodUSA or such Restricted Subsidiary would be permitted to create a Lien on such Property without securing the notes by the covenant described under "--Covenants--Limitation on Liens," and

  4. the Net Cash Proceeds from such transaction are applied in accordance with the covenant described under "--Asset Sales,"

provided that McLeodUSA shall be permitted to enter into Sale and Leaseback Transactions for up to $30 million with respect to construction of McLeodUSA's headquarters buildings located in Cedar Rapids, Iowa, provided that any such transaction is entered into within 180 days of the earlier of (x) substantial completion or (y) occupation of the applicable phase of such headquarters building.

 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

  Except for the items described below, McLeodUSA will not, and will not permit any Restricted Subsidiary to, directly or indirectly, cause or suffer to exist or become effective, or enter into, any encumbrance or restriction, other than by law or regulation, on the ability of any Restricted Subsidiary to:

  1. pay dividends or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to McLeodUSA or any Restricted Subsidiary,

  2. make loans or advances to McLeodUSA or any Restricted Subsidiary, or

  3. transfer any of its Property to McLeodUSA or any other Restricted
     Subsidiary.

The following items are exceptions to the limitations described above:

  (a) any encumbrance or restriction existing as of the Issue Date under the supplemental indenture or any other agreement relating to any Existing Indebtedness or any Indebtedness under a Qualified Receivable Facility otherwise permitted under the indenture

  (b) any encumbrance or restriction under an agreement relating to an acquisition of Property, so long as the encumbrances or restrictions in any such agreement relate solely to the Property so acquired

  (c) any encumbrance or restriction relating to any Indebtedness of any Restricted Subsidiary existing on the date on which such Restricted Subsidiary is acquired by McLeodUSA or another Restricted Subsidiary (other than any such Indebtedness Incurred by such Restricted Subsidiary in connection with or in anticipation of such acquisition)

  (d) any encumbrance or restriction under an agreement effecting a permitted refinancing of Indebtedness issued under an agreement referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such refinancing agreement are not materially more restrictive than the encumbrances and restrictions contained in such agreements

  (e) customary provisions (A) that restrict the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset; (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of McLeodUSA or any Restricted Subsidiary not otherwise prohibited by the indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of McLeodUSA or any Restricted Subsidiary in any manner material to McLeodUSA or any Restricted Subsidiary

  (f) in the case of clause 3 above, restrictions contained in any security agreement, including a Capital Lease Obligation, securing Indebtedness of McLeodUSA or a Restricted Subsidiary otherwise permitted under the indenture, but only to the extent such restrictions restrict the transfer of the property subject to such security agreement, and

  (g) any restriction with respect to a Restricted Subsidiary of McLeodUSA imposed by an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided that the consummation of such transaction would not result in an Event of Default or an event that, with the passing of time or the giving of notice or both, would constitute an Event of Default, that such restriction terminates if such transaction is not consummated and that the consummation or abandonment of such transaction occurs within one year of the date such agreement was entered into

  Nothing contained in this "--Covenants--Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent McLeodUSA or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under the "--Covenants-- Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of McLeodUSA or any of its Restricted Subsidiaries that secure Indebtedness of McLeodUSA or any of its Restricted Subsidiaries otherwise permitted under "--Covenants--Limitation on Consolidated Indebtedness" or "--Covenants--Limitations on Indebtedness and Preferred Stock of Restricted Subsidiaries," as the case may be.

 Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries

  McLeodUSA (i) shall not permit any Restricted Subsidiary to issue any Capital Stock other than to McLeodUSA or a Wholly-Owned Restricted Subsidiary unless immediately after giving effect thereto such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment of McLeodUSA or any other Restricted Subsidiary in such Restricted Subsidiary would have been permitted under "--Covenants--Limitation on Restricted Payments" if made on the date of such issuance and (ii) shall not permit any Person other than McLeodUSA or a Wholly-Owned Restricted Subsidiary to own any Capital Stock of any Restricted Subsidiary, other than directors' qualifying shares and except for:

  (a) a sale of 100% of the Capital Stock of a Restricted Subsidiary sold in a transaction not prohibited by the covenant described under "--Asset Sales"

  (b) a sale of the Capital Stock of a Restricted Subsidiary sold in a transaction not prohibited by the covenant described under "--Asset Sales" if, after giving effect thereto, greater than 50% of the Capital Stock of such Restricted Subsidiary is owned by McLeodUSA or by a Wholly-Owned Restricted Subsidiary

  (c) Capital Stock of a Restricted Subsidiary issued and outstanding on the Issue Date and held by Persons other than McLeodUSA or any Restricted Subsidiary

  (d) Capital Stock of a Restricted Subsidiary issued and outstanding prior to the time that such Person becomes a Restricted Subsidiary so long as such Capital Stock was not issued in anticipation or contemplation of such Person's becoming a Restricted Subsidiary or otherwise being acquired by McLeodUSA

  (e) any Preferred Stock permitted to be issued under "--Covenants-- Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries," and

  (f) ownership by any Person other than McLeodUSA or a Subsidiary of less than 50% of the Capital Stock of a Person (A) in which McLeodUSA or a Restricted Subsidiary has made a Permitted Investment pursuant to clause 3 of the definition of "Permitted Investments," (B) of which more than 50% of such Person's Capital Stock is owned, directly or indirectly, by McLeodUSA and (C) as to which McLeodUSA has the power to direct the policies, management and affairs

 Transactions with Affiliates

  McLeodUSA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer, or otherwise dispose of, any of its Properties or assets to, or purchase any Property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

  (a) such Affiliate Transaction or series of Affiliate Transactions is on terms that are no less favorable to McLeodUSA or such Restricted Subsidiary than those that would have been obtained in a comparable arm's-length transaction by McLeodUSA or such Restricted Subsidiary with a Person that is not an Affiliate (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of McLeodUSA or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, McLeodUSA has determined to be fair to McLeodUSA or the relevant Restricted Subsidiary) and

  (b) McLeodUSA delivers to the trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $1 million, a certificate of the chief executive, operating or financial officer of McLeodUSA evidencing such officer's determination that such Affiliate Transaction or series of Affiliate Transactions complies with clause
      (a) above and is in the best interests of McLeodUSA or such Restricted Subsidiary and (ii) with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments in excess of $5 million, a board resolution certifying that such Affiliate Transaction or series of Affiliate Transactions complies with clause (a) above and that such Affiliate Transaction or series of Affiliate Transactions has been approved by a majority of the disinterested members of the board of directors who have determined that such Affiliate Transaction or series of Affiliate Transactions is in the best interest of McLeodUSA or such Restricted Subsidiary provided that the following shall not be deemed Affiliate Transactions:

  1. any employment agreement entered into by McLeodUSA or any of its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice

  2. any agreement or arrangement with respect to the compensation of a director or officer of McLeodUSA or any Restricted Subsidiary approved by a majority of the disinterested members of the board of directors and consistent with industry practice

  3. transactions between or among McLeodUSA and its Restricted Subsidiaries

  4. transactions permitted by the covenant described under "--Covenants-- Limitation on Restricted Payments"

  5. transactions pursuant to any agreement or arrangement existing on the Issue Date, and

  6. transactions with respect to wireline or wireless transmission capacity, the lease or sharing or other use of cable or fiber optic lines, equipment, rights-of-way or other access rights, between McLeodUSA or any Restricted Subsidiary and any other Person provided, in any case, that such transaction is on terms that are no less favorable, taken as a whole, to McLeodUSA or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by McLeodUSA or such Restricted Subsidiary with Persons who are not Affiliates of McLeodUSA or the relevant Restricted Subsidiary, or, in the event that there are no comparable transactions involving Persons who are not Affiliates of McLeodUSA or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, McLeodUSA has determined to be fair to McLeodUSA or the relevant Restricted Subsidiary.

 Restricted and Unrestricted Subsidiaries

  (a) McLeodUSA may designate a Subsidiary (including a newly formed or newly acquired Subsidiary) of McLeodUSA or any of its Restricted Subsidiaries as an Unrestricted Subsidiary if such Subsidiary does not have any obligations which, if in Default, would result in a cross default on Indebtedness of McLeodUSA or a Restricted Subsidiary (other than Indebtedness to McLeodUSA or a Wholly-Owned Restricted Subsidiary), and

 .such Subsidiary has total assets of $1,000 or less,

 .         such Subsidiary has assets of more than $1,000 and an Investment in such Subsidiary in an amount equal to the Fair Market Value of such Subsidiary would then be permitted under the first paragraph of "-- Covenants--Limitation on Restricted Payments" or

 .         such designation is effective immediately upon such Person becoming a Subsidiary.

      Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of McLeodUSA or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary thereof.

  (b) McLeodUSA will not, and will not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person (other than a newly formed Subsidiary having no outstanding Indebtedness (other than Indebtedness to McLeodUSA or a Restricted Subsidiary) at the date of determination) becoming a Restricted Subsidiary (whether through an acquisition, the redesignation of an Unrestricted Subsidiary or otherwise) unless, after giving effect to such action, transaction or series of transactions, on a pro forma basis, (A) McLeodUSA could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of "-- Covenants--Limitation on Consolidated Indebtedness" and (B) no Default or Event of Default would occur.

  (c) Subject to clause (b), an Unrestricted Subsidiary may be redesignated as a Restricted Subsidiary. The designation of a Subsidiary as an Unrestricted Subsidiary or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary in compliance with clause (b) shall be made by the Board of

      Directors pursuant to a Board Resolution delivered to the trustee and shall be effective as of the date specified in such Board Resolution, which shall not be prior to the date such Board Resolution is delivered to the trustee.

Consolidation, Merger, Conveyance, Lease or Transfer

  The following covenant replaces the covenant under the heading "Merger, Consolidation or Sale of Assets" in the accompanying prospectus.

  McLeodUSA will not, in any transaction or series of transactions, consolidate with, or merge with or into, any other Person or permit any other Person to merge with or into McLeodUSA, other than a merger of a Restricted Subsidiary into McLeodUSA in which McLeodUSA is the continuing corporation, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property and assets of McLeodUSA and the Restricted Subsidiaries taken as a whole to any other Person, unless:

 .     either (a) McLeodUSA shall be the continuing corporation or (b) the corporation, if other than McLeodUSA, formed by such consolidation or into which McLeodUSA is merged, or the Person which acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the Property and assets of McLeodUSA and the Restricted Subsidiaries taken as a whole (such corporation or Person, the "Surviving Entity"), shall be a corporation organized and validly existing under the laws of the United States of America, any political subdivision thereof, any state thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the notes and the performance of McLeodUSA's covenants and obligations under the indenture

 .     immediately after giving effect to such transaction or series of transactions on a pro forma basis, including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing

 .     immediately after giving effect to such transaction or series of transactions on a pro forma basis, including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions, McLeodUSA (or the Surviving Entity, if McLeodUSA is not continuing) would (A) be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of "--Covenants--Limitation on Consolidated Indebtedness" and (B) have a Consolidated Net Worth that is not less than the Consolidated Net Worth of McLeodUSA immediately before such transaction or series of transactions, and

 .     if as a result of any such transaction, Property of McLeodUSA would become subject to a Lien prohibited by the provisions of the indenture described under "--Covenants --Limitation on Liens" above, McLeodUSA or the successor entity to McLeodUSA shall have secured the notes as required thereby

Events of Default

  Each of the following is an "Event of Default" under the indenture:

(a) default in the payment of interest on any note when the same becomes due and payable, and the continuance of such default for a period of 30 days

(b) default in the payment of the principal of (or premium, if any, on) any note at its maturity, upon optional redemption, required repurchase (including pursuant to a Change of Control Offer or an Asset Sale Offer), declaration of acceleration or otherwise or the failure to make an offer to purchase any note as required

(c) failure by McLeodUSA to comply with any of its covenants or agreements described under "--Repurchase at the Option of the Holders upon a Change of Control," "--Asset Sales" or "--Consolidation, Merger, Conveyance, Lease or Transfer"

(d) default in the performance, or breach, of any covenant or warranty of McLeodUSA in the indenture (other than a covenant or warranty addressed in (a), (b) or (c) above) and continuance of such Default or breach for a period of 60 days after written notice thereof has been given to McLeodUSA by the trustee or to McLeodUSA and the trustee by holders of at least 25% of the aggregate principal amount of the outstanding notes

(e) Indebtedness of McLeodUSA or any Restricted Subsidiary is not paid when due within the applicable grace period, if any, or is accelerated by the holders thereof and, in either case, the principal amount of such unpaid or accelerated Indebtedness exceeds $10 million

(f) the entry by a court of competent jurisdiction of one or more final judgments against McLeodUSA or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount in excess of $10 million which is not discharged, waived, appealed, stayed, bonded or satisfied for a period of 45 consecutive days

(g) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of McLeodUSA or any Restricted Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency, or other similar law or (ii) a decree or order adjudging McLeodUSA or any Restricted Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of McLeodUSA or any Restricted Subsidiary under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of McLeodUSA or any Restricted Subsidiary or of any substantial part of the Property or assets of McLeodUSA or any Restricted Subsidiary, or ordering the winding up or liquidation of the affairs of McLeodUSA or any Restricted Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days, or

  (h)one or more of the following:

 .             the commencement by McLeodUSA or any Restricted Subsidiary of a voluntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent

 .             the consent by McLeodUSA or any Restricted Subsidiary to the entry of a decree or order for relief in respect of McLeodUSA or any Restricted Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against McLeodUSA or any Restricted Subsidiary

 .             the filing by McLeodUSA or any Restricted Subsidiary of a
              petition or answer or consent seeking reorganization or relief under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law
 .             the consent by McLeodUSA or any Restricted Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of McLeodUSA or any Restricted Subsidiary or of any substantial part of the Property or assets of McLeodUSA or any Restricted Subsidiary, or the making by McLeodUSA or any Restricted Subsidiary of an assignment for the benefit of creditors


 .             the admission by McLeodUSA or any Restricted Subsidiary in writing of its inability to pay its debts generally as they become due

 .             the taking of corporate action by McLeodUSA or any Restricted
              Subsidiary in furtherance of any such action.

  If any Event of Default (other than an Event of Default specified in clause
(g) or (h) above) occurs and is continuing, then and in every such case, unless the principal amount of the outstanding notes has become due and payable, the trustee or the holders of not less than 25% of the outstanding aggregate principal amount of the notes may declare the principal amount of the notes and any accrued and unpaid interest on all the notes then outstanding to be immediately due and payable by a notice in writing to McLeodUSA (and to the trustee if given by holders of the notes), and upon any such declaration, such principal amount and any accrued and unpaid interest will become and be immediately due and payable. If any Event of Default specified in clause (g) or
(h) above occurs, the principal amount of the notes and any accrued and unpaid interest on the notes then outstanding shall become immediately due and payable without notice to McLeodUSA and without any declaration or other act on the part of the trustee or any holder of any notes. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied, or cured or waived by the holders of the relevant Indebtedness, within 60 days after such event of default, provided that no judgment or decree for the payment of money due on the notes has been obtained by the trustee. Under specified circumstances, the holders of a majority in principal amount of the outstanding notes by notice to McLeodUSA and the trustee may rescind an acceleration and its consequences.

  McLeodUSA will be required to deliver to the trustee annually a statement regarding compliance with the indenture, and McLeodUSA is required within 30 days after becoming aware of any Default or Event of Default, to deliver to the trustee a statement describing such Default or Event of Default, its status and what action McLeodUSA is taking or proposes to take with respect thereto. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default, other than relating to the payment of principal or interest, if the trustee determines that withholding such notice is in the holders' interest.

Amendment, Supplement and Waiver

  The provisions of the indenture may be amended, supplemented or waived under the conditions set forth in the accompanying prospectus under "Description of Debt Securities -- Modification of the Indentures."

Satisfaction and Discharge of the Indenture; Defeasance and Covenant Defeasance

  The provisions of the base indenture regarding (a) satisfaction and discharge of McLeodUSA's obligations under the indenture and (b) defeasance and covenant defeasance are described in the accompanying prospectus under "Description of Debt Securities -- Satisfaction and Discharge of Indentures" and "-- Defeasance and Covenant Defeasance," respectively. All such provisions of the base indenture will apply to the notes. In addition, the covenant defeasance provisions of the base indenture shall, pursuant to the supplemental indenture, also apply to the provisions described in this prospectus supplement under "Description of the Notes-- Repurchase at the Option of Holders upon a Change of Control," " -- Asset Sales," "-- Covenants" and "-- Consolidation, Merger, Conveyance, Lease or Transfer."


The Trustee

  United States Trust Company of New York is the trustee under the indenture and its current address is 114 West 47th Street, New York, New York 10036.

  The holders of not less than a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to several exceptions. Except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. The indenture provides that in case an Event of Default shall occur (which shall not be cured or waived), the trustee will be required, in the exercise of its rights and powers under the indenture, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the notes, unless such holders shall have offered to the trustee indemnity satisfactory to it against any loss, liability or expense.

No Personal Liability of Controlling Persons, Directors, Officers, Employees and Stockholders

  No controlling Person, director, officer, employee, incorporator or stockholder of McLeodUSA, as such, shall have any liability for any covenant, agreement or other obligations of McLeodUSA under the notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its past, present or future status as a controlling Person, director, officer, employee, incorporator or stockholder of McLeodUSA. By accepting a note each holder waives and releases all such liability (but only such liability). The waiver and release are part of the consideration for issuance of the notes. Nonetheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.

Transfer and Exchange

  The outstanding notes are subject to various restrictions on transfer. A holder may transfer or exchange notes in accordance with the indenture. McLeodUSA, the Security Registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and McLeodUSA may require a holder to pay any taxes and fees required by law or permitted by the indenture.

Definitions

  Set forth below is a summary of several of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms, as well as any capitalized terms used herein for which no definition is provided.

  "Acquired Indebtedness" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person; provided that such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such other Person merging with or into or becoming a Subsidiary of such specified Person.

  "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person; provided that each Unrestricted Subsidiary shall be deemed to be an Affiliate of McLeodUSA and of each other Subsidiary of McLeodUSA; provided, further, that neither McLeodUSA nor any of its Restricted Subsidiaries shall be deemed to be Affiliates of each other. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "under common control with" and "controlled by"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

  "Asset Sale" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary of the specified Person, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Wholly-Owned Restricted Subsidiary of such Person or by such Person to a Wholly-Owned Restricted Subsidiary of such Person) of

  (1) shares of Capital Stock or other ownership interests of a Restricted Subsidiary of such Person (other than as permitted by the provisions of the indenture described above under "--Covenants--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries")

  (2) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business (other than as part of a Permitted Investment), or

  (3) other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business and, in each case, that is not governed by the provisions of the indenture applicable to consolidations, mergers, and transfers of all or substantially all of the assets of the McLeodUSA;

provided that "Asset Sale" shall not include (A) sales or other dispositions of inventory, receivables and other current assets in the ordinary course of business, (B) simultaneous exchanges by McLeodUSA or any Restricted Subsidiary of Telecommunications Assets for other Telecommunications Assets in the ordinary course of business; provided that the applicable Telecommunications Assets received by McLeodUSA or such Restricted Subsidiary have at least substantially equal Fair Market Value to McLeodUSA or such Restricted Subsidiary (as determined by the Board of Directors whose good faith determination shall be conclusive and evidenced by a Board Resolution), and (C) sales or other dispositions of assets with a Fair Market Value (as certified in an Officers' Certificate) not in excess of $1 million.

  "Attributable Indebtedness" means, with respect to any Sale and Leaseback Transaction of any Person, as at the time of determination, the greater of

  (1) the capitalized amount in respect of such transaction that would appear on the balance sheet of such Person in accordance with GAAP, and

  (2) the present value (discounted at a rate consistent with accounting guidelines, as determined in good faith by the responsible accounting officer of such Person) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty).

  "Average Life" means, as of any date, with respect to any debt security or Disqualified Stock, the quotient obtained by dividing

  (1) the sum of the products of (x) the number of years from such date to the dates of each scheduled principal payment or redemption payment (including any sinking fund or mandatory redemption payment requirements) of such debt security or Disqualified Stock multiplied in each case by (y) the amount of such principal or redemption payment, by

  (2)the sum of all such principal or redemption payments

  "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangement conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

  "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Indebtedness convertible into an equity interest), warrants or options to subscribe for or acquire an equity interest in such Person.

  "Change of Control" shall be deemed to occur if

  (1) the sale, conveyance, transfer or lease of all or substantially all of the assets of McLeodUSA to any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Securities Exchange
      Act), other than any Permitted Holder (as defined below) or any Restricted Subsidiary of McLeodUSA, shall have occurred

  (2) any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Securities Exchange Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act) of more than 35% of the total voting power of all classes of the Voting Stock of McLeodUSA (including any warrants, options or rights to acquire such Voting Stock), calculated on a fully diluted basis, and such voting power percentage is greater than or equal to the total voting power percentage then beneficially owned by the Permitted Holders in the aggregate, or

  (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any directors whose election or appointment by the Board of Directors or whose nomination for election by the stockholders of McLeodUSA was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office

  "Common Stock" means Capital Stock other than Preferred Stock.

  "Consolidated Capital Ratio" of any Person as of any date means the ratio of
(A) the aggregate consolidated principal amount of Indebtedness of such Person then outstanding to (B) the aggregate consolidated paid-in capital of such Person as of such date.

  "Consolidated Cash Flow Available for Fixed Charges" for any period means the Consolidated Net Income of McLeodUSA and its Restricted Subsidiaries for such period increased by the sum of

  (1) Consolidated Interest Expense of McLeodUSA and its Restricted Subsidiaries for such period, plus

  (2) Consolidated Income Tax Expense of McLeodUSA and its Restricted Subsidiaries for such period, plus

  (3) the consolidated depreciation and amortization expense included in the income statement of McLeodUSA and its Restricted Subsidiaries for such period, plus

  (4) any non-cash expense related to the issuance to employees of McLeodUSA or any Restricted Subsidiary of McLeodUSA of options to purchase Capital Stock of McLeodUSA or such Restricted Subsidiary, plus

  (5) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity, plus

  (6) any non-cash expense related to a purchase accounting adjustment not requiring an accrual or reserve and separately disclosed in McLeodUSA's Consolidated Income Statement,

and decreased by the amount of any non-cash item that increases such Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Restricted Subsidiary of McLeodUSA (calculated separately for such Restricted Subsidiary in the same manner as provided above for McLeodUSA) that is subject to a restriction which prevents the payment of dividends or the making of distributions to McLeodUSA or another Restricted Subsidiary of McLeodUSA to the extent of such restriction.

  "Consolidated Income Tax Expense" for any period means the aggregate amounts of the provisions for income taxes of McLeodUSA and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

  "Consolidated Interest Expense" means for any period the interest expense included in a consolidated income statement (excluding interest income) of McLeodUSA and its Restricted Subsidiaries for such period in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of),

  (1) the amortization of Indebtedness discount

  (2) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities

  (3) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements

  (4) Preferred Stock dividends of McLeodUSA and its Restricted Subsidiaries (other than dividends paid in shares of Preferred Stock that is not Disqualified Stock) declared and paid or payable

  (5) accrued Disqualified Stock dividends of McLeodUSA and its Restricted Subsidiaries, whether or not declared or paid

  (6) interest on Indebtedness guaranteed by McLeodUSA and its Restricted Subsidiaries, and

  (7) the portion of any Capital Lease Obligation paid during such period that is allocable to interest expense in accordance with GAAP

  "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication

  (1) all items classified as extraordinary

  (2) any net income (or net loss) of any Person other than such Person and its Restricted Subsidiaries, except to the extent of the amount of dividends or other distributions actually paid to such Person or its Restricted Subsidiaries by such other Person during such period

  (3) the net income of any Person acquired by such Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of the related acquisition

  (4) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan

  (5) net gains (or net losses) in respect of Asset Sales by such Person or its Restricted Subsidiaries

  (6) the net income (or net loss) of any Restricted Subsidiary of such Person to the extent that the payment of dividends or other distributions to such Person is restricted by the terms of its charter or any agreement, instrument, contract, judgment, order, decree, statute, rule, governmental regulation or otherwise, except for any dividends or distributions actually paid by such Restricted Subsidiary to such Person

  (7) with regard to a non-wholly owned Restricted Subsidiary, any aggregate net income (or loss) in excess of such Person's or such Restricted Subsidiary's pro rata share of such non-wholly owned Restricted Subsidiary's net income (or loss), and

  (8) the cumulative effect of changes in accounting principles

  "Consolidated Net Worth" of any Person means, at any date of determination, the consolidated stockholders' equity or partners' capital (excluding Disqualified Stock) of such Person and its subsidiaries, as determined in accordance with GAAP.

  "Consolidated Tangible Assets" of any Person means the total amount of assets (less applicable reserves and other properly deductible items) which under GAAP would be included on a consolidated balance sheet of such Person and its Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under GAAP would be included on such consolidated balance sheet.

  "Default" means any event, act or condition, the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

  "Depository" means, with respect to the notes issuable or issued in whole or in part in the form of one or more global securities, The Depository Trust Company for so long as it shall be a clearing agency registered under the Securities Exchange Act, or such successor as McLeodUSA shall designate from time to time in an Officers' Certificate delivered to the trustee.

  "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, or otherwise, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, or is exchangeable for Indebtedness at any time, in whole or in part, on or prior to the Stated Maturity of the notes.

  "Eligible Cash Equivalents" means

  (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof

  (2) time deposits and certificates of deposit of any commercial bank organized in the United States having capital and surplus in excess of $500 million with a maturity date not more than one year from the date of acquisition

  (3) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (2) above

  (4) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or subject to tender at the option of the holder thereof within 270 calendar days after the date of acquisition thereof and, at the time of acquisition, having a rating of A or better from Standard & Poor's Corporation or A-2 or better from Moody's Investors Service, Inc.

  (5) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $500 million and commercial paper issued by others having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. and in each case maturing within 270 calendar days after the date of acquisition

  (6) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $500 million

  (7) deposits available for withdrawal on demand with a commercial bank organized in the United States having capital and surplus in excess of $500 million, and

  (8) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (1) through (6)

  "Existing Indebtedness" means Indebtedness outstanding on the date of the indenture (other than under any Senior Credit Facility).

  "Fair Market Value" means, with respect to any asset or Property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors.

  "Guarantee" means any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner (and "Guaranteed,"
"Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing).

  "holder" means (A) in the case of any certificated note, the Person in whose name such certificated note is registered in the Security Register and (B) in the case of any global security, the Depositary.

  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such

Indebtedness or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Indebtedness. Indebtedness otherwise incurred by a Person before it becomes a Subsidiary of McLeodUSA (whether by merger, consolidation, acquisition or otherwise) shall be deemed to have been incurred at the time at which such Person becomes a Subsidiary of McLeodUSA.

  "Indebtedness" means, at any time (without duplication), with respect to any Person, whether recourse as to all or a portion of the assets of such Person, and whether or not contingent,

  (1) any obligation of such Person for money borrowed

  (2) any obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with the acquisition of Property, assets or businesses, excluding trade accounts payable made in the ordinary course of business

  (3) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person

  (4) any obligation of such Person issued or assumed as the deferred purchase price of Property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, which in either case are not more than 60 days overdue or which are being contested in good faith)

  (5)  any Capital Lease Obligation of such Person

  (6) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person and, to the extent held by Persons other than such Person or its Restricted Subsidiaries, the maximum fixed redemption or repurchase price of Disqualified Stock of such Person's Restricted Subsidiaries, at the time of determination

  (7) every obligation under Interest Rate and Currency Protection Agreements of such Person

  (8) any Attributable Indebtedness with respect to any Sale and Leaseback Transaction to which such Person is a party and

  (9) any obligation of the type referred to in clauses (i) through (viii) of this definition of another Person and all dividends and distributions of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise

  For purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture; provided that, if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount (including, without limitation, our 10 1/2% senior discount notes) is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

  "Interest Rate or Currency Protection Agreement"of any Person means any forward contract, futures contract, swap, option, future option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

  "Investment" in any Person means any direct, indirect or contingent

  (1) advance or loan to, Guarantee of any Indebtedness of, extension of credit or capital contribution to such Person

  (2) the acquisition of any shares of Capital Stock, bonds, notes, debentures or other securities of such Person, or

  (3) the acquisition, by purchase or otherwise, of all or substantially all of the business, assets or stock or other evidence of beneficial ownership of such Person provided that Investments shall exclude commercially reasonable extensions of trade credit. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property other than cash, such Property or asset shall be valued at its Fair Market Value at the time of such transfer.

  "Issue Date" means the date on which the outstanding notes are first authenticated and delivered under the indenture.

  "Maturity" means, when used with respect to a note, the date on which the principal of such note becomes due and payable as provided therein or in the indenture, whether on the date specified in such note as the fixed date on which the principal of such note is due and payable, on a Change of Control Payment Date or an Asset Sale Payment Date, or by declaration of acceleration, call for redemption or otherwise.

  "Net Cash Proceeds" means, with respect to the sale of any Property or assets by any Person or any of its Restricted Subsidiaries, cash or readily marketable cash equivalents received net of

  (1) all reasonable out-of-pocket expenses of such Person or such Restricted Subsidiary incurred in connection with such sale, including, without limitation, all legal, title and recording tax expenses, commissions and other fees and expenses incurred (but excluding any finder's fee or broker's fee payable to any Affiliate of such Person) and all federal, state, foreign and local taxes arising in connection with such sale that are paid or required to be accrued as a liability under GAAP by such Person or its Restricted Subsidiaries

  (2) all payments made or required to be made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such Properties or other assets in accordance with the terms of any Lien upon or with respect to such Properties or other assets or which must, by the terms of such Lien, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid in connection with such sale

  (3) all contractually required distributions and other payments made to minority interest holders (but excluding distributions and payments to Affiliates of such Person) in Restricted Subsidiaries of such Person as a result of such transaction, and

  (4) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such transaction, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such transaction, in each case as determined by the board of directors of such Person, in its reasonable good faith judgment evidenced by a resolution of the board of directors filed with the trustee provided that, in the event that any consideration for a transaction (which would otherwise constitute Net Cash Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person or its Restricted Subsidiaries from escrow; and provided, further, that any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall be deemed to be Net Cash Proceeds at such time, and shall thereafter be applied in accordance with the indenture.

  "Paying Agent" means any Person authorized by McLeodUSA to make payments of principal, premium or interest with respect to the notes on behalf of McLeodUSA.

  "Permitted Holders" means IES Industries Inc. and its successors and assigns, and Clark E. and Mary E. McLeod and Richard A. Lumpkin and foundations and trusts controlled by any of them, and Affiliates (other than McLeodUSA and the Restricted Subsidiaries) of each of the foregoing.

  "Permitted Interest Rate or Currency Protection Agreement" of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Indebtedness Incurred and which shall have a notional amount no greater than the payments due with respect to the Indebtedness being hedged thereby and not for purposes of speculation.

  "Permitted Investments" means

  (1)  Eligible Cash Equivalents

  (2)  Investments in Property used in the ordinary course of business

  (3) Investments in any Person as a result of which such Person becomes a Restricted Subsidiary in compliance with the indenture

  (4) Investments pursuant to agreements or obligations of McLeodUSA or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments

  (5) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits

  (6) Permitted Interest Rate or Currency Protection Agreements with respect to any floating rate Indebtedness that is permitted by the terms of the indenture to be outstanding

  (7) bonds, notes, debentures or other debt securities received as a result of Asset Sales permitted under the covenant described under "--Asset Sales"

  (8)  Investments in existence at the Issue Date

  (9) commission, payroll, travel and similar advances to employees in the ordinary course of business to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP

  (10) stock, obligations or securities received in satisfaction of judgments, and

  (11) Investments made pursuant to any deferred-compensation plan, including any Investments made through a trust (including a grantor trust) established in connection with any such plan, for the benefit of employees of McLeodUSA or of any Restricted Subsidiary

  "Permitted Liens" means

  (1) Liens for taxes, assessments, governmental charges or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor

  (2) other Liens incidental to the conduct of McLeodUSA's and its Restricted Subsidiaries' business or the ownership of its property and assets not securing any Indebtedness, and which do not in the aggregate materially detract from the value of McLeodUSA's and its Restricted Subsidiaries' property or assets when taken as a whole, or materially impair the use thereof in the operation of its business

  (3) Liens with respect to assets of a Restricted Subsidiary granted by such Restricted Subsidiary to McLeodUSA to secure Indebtedness owing to McLeodUSA

  (4) pledges and deposits made in the ordinary course of business in connection with workers' compensation and unemployment insurance, statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen and other types of statutory obligations

  (5) deposits made to secure the performance of tenders, bids, leases, and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money)

  (6) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of McLeodUSA or its Restricted Subsidiaries

  (7) Liens arising out of judgments or awards against McLeodUSA or any Restricted Subsidiary with respect to which McLeodUSA or such Restricted Subsidiary is prosecuting an appeal or proceeding for review and McLeodUSA or such Restricted Subsidiary is maintaining adequate reserves in accordance with GAAP

  (8) any interest or title of a lessor in the property subject to any lease other than a Capital Lease

  (9) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that
       (A) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with "--Covenants--Limitation on Consolidated Indebtedness," (x) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (y) to refinance any Indebtedness previously so secured, (B) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (C) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item

  (10) leases or subleases granted to others that do not materially interfere with the ordinary course of business of McLeodUSA and its Restricted Subsidiaries

  (11) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of McLeodUSA or its Restricted Subsidiaries relating to such property or assets

  (12) Liens arising from filing precautionary Uniform Commercial Code financing statements regarding leases

  (13) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of McLeodUSA or any Restricted Subsidiary other than the property or assets acquired

  (14)  Liens in favor of McLeodUSA or any Restricted Subsidiary

  (15) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof

  (16) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods

  (17) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Permitted Interest Rate Agreements and Currency Agreements, and

  (18) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by McLeodUSA or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of McLeodUSA and its Restricted Subsidiaries prior to the Issue Date

  "Person" means any individual, corporation, limited liability company, partnership, limited liability partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

  "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, excluding Capital Stock in any other Person.

  "Purchase Money Indebtedness" means Indebtedness of McLeodUSA (including Acquired Indebtedness and Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of construction, acquisition, development or improvement by McLeodUSA or any Restricted Subsidiary of any Telecommunications Assets of McLeodUSA or any Restricted Subsidiary and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

  "Qualified Receivable Facility" means Indebtedness of McLeodUSA or any Subsidiary Incurred from time to time pursuant to either (A) credit facilities secured by Receivables or (B) receivable purchase facilities, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

  "Qualified Receivable Subsidiary" means a Restricted Subsidiary formed solely for the purpose of obtaining a Qualified Receivable Facility and substantially all of the Property of which is Receivables.

  "Qualified Stock" of any Person means a class of Capital Stock other than Disqualified Stock.

  "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money and proceeds and products thereof in each case generated in the ordinary course of business.

  "Restricted Payment" means

  (1) a dividend or other distribution declared or paid on the Capital Stock of McLeodUSA or to McLeodUSA's stockholders (in their capacity as such), or declared or paid to any Person other than McLeodUSA or a Restricted Subsidiary of McLeodUSA on the Capital Stock of any Restricted Subsidiary of McLeodUSA, in each case, other than dividends, distributions or payments made solely in Qualified Stock of McLeodUSA or such Restricted Subsidiary

  (2) a payment made by McLeodUSA or any of its Restricted Subsidiaries (other than to McLeodUSA or any Restricted Subsidiary) to purchase, redeem, acquire or retire any Capital Stock of McLeodUSA or of a Restricted Subsidiary

  (3) a payment made by McLeodUSA or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Stock of McLeodUSA) to redeem, repurchase, defease (including an in-substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Indebtedness of McLeodUSA or such Restricted Subsidiary which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the notes and which was scheduled to mature on or after the maturity of the notes, or

  (4) an Investment in any Person, including an Unrestricted Subsidiary or the designation of a Subsidiary as an Unrestricted Subsidiary, other than (a) a Permitted Investment, (b) an Investment by McLeodUSA in a Wholly-Owned Restricted Subsidiary or (c) an Investment by a Restricted Subsidiary in McLeodUSA or a Wholly-Owned Restricted Subsidiary of McLeodUSA

  "Restricted Subsidiary" means any Subsidiary of McLeodUSA that has not been designated as an "Unrestricted Subsidiary."

  "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

  "Senior Credit Facility" means Indebtedness of McLeodUSA and its Subsidiaries Incurred from time to time pursuant to one or more credit agreements or similar facilities made available from time to time to McLeodUSA and its Subsidiaries, whether or not secured, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred), and, when used with respect to any installment of interest on such security, the fixed date on which such installment of interest is due and payable.

  "Strategic Equity Investment" means an equity investment made by a Strategic Investor in McLeodUSA in an aggregate amount of not less than $25 million.

  "Strategic Investor" means a Person (other than the Permitted Holders) engaged in one or more Telecommunications Businesses that has, or 80% or more of the Voting Stock of which is owned by a Person that has, an equity market capitalization at the time of its initial Investment in McLeodUSA in excess of $2 billion.

  "Subordinated Indebtedness" means Indebtedness of McLeodUSA as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Indebtedness shall be subordinate to the prior payment in full of the notes to at least the following extent:

  (1) no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be permitted for so long as any default in the payment of principal (or premium, if any) or interest on the notes exists

  (2) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an event of default exists with respect to the notes, upon notice by 25% or more in principal amount of the notes to the trustee, the trustee shall give notice to McLeodUSA and the holders of such Indebtedness (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be made for a period of 179 days from the date of such notice, and

  (3) such Indebtedness may not (x) provide for payments of principal of such Indebtedness at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by McLeodUSA (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the final Stated Maturity of the notes or
       (y) permit redemption or other retirement (including pursuant to an offer to purchase made by McLeodUSA) of such other Indebtedness at the option of the holder thereof prior to the final Stated Maturity of the notes, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to an offer to purchase made by McLeodUSA) which is conditioned upon a change of control of McLeodUSA pursuant to provisions substantially similar to those described under "--Repurchase at the Option of Holders upon a Change of Control" (and which shall provide that such Indebtedness will not be repurchased pursuant to such provisions prior to McLeodUSA's repurchase of the notes required to be repurchased by McLeodUSA pursuant to the provisions described under "--Repurchase at the Option of Holders upon a Change of Control").

  "Subsidiary" means, with respect to any Person, (1) any corporation more than 50% of the outstanding shares of Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person,
(2) any general partnership, limited liability company, joint venture or similar entity, more than 50% of the outstanding partnership, membership or similar interests of which are owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person and (3) any limited partnership of which such Person or any Subsidiary of such Person is a general partner.

  "Telecommunications Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

  "Telecommunications Business" means the business of (1) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased wireline or wireless transmission facilities, (2) creating, developing, constructing, installing, repairing, maintaining or marketing communications-related systems, network equipment and facilities, software and other products, (3) creating, developing, producing or marketing audiotext or videotext, (4) publishing or distributing telephone (including Internet) directories, whether in paper, electronic, audio or video format, (5) marketing (including direct marketing and telemarketing), or (6) evaluating, participating in or pursuing any other business that is primarily related to those identified in the foregoing clauses (1), (2), (3), (4) or (5) above (in the case of clauses (3), (4) and (5), however, in a manner consistent with McLeodUSA's manner of business on the Issue Date), and shall, in any event, include all businesses in which McLeodUSA or any of its Subsidiaries are engaged on the Issue Date; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the board of directors.

  "Unrestricted Subsidiary" means any Subsidiary of McLeodUSA that McLeodUSA has classified as an "Unrestricted Subsidiary" and that has not been reclassified as a Restricted Subsidiary, pursuant to the terms of the indenture.

  "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

  "Wholly-Owned Restricted Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests (other than any director's qualifying shares) of which shall at the time be owned by such Person or by one or more other Wholly-Owned Restricted Subsidiaries of such Person or by such Person and one or more other Wholly-Owned Restricted Subsidiaries of such Person.

                               OTHER INDEBTEDNESS

  On March 4, 1997, we completed an offering of $500 million aggregate principal amount at maturity of our 10 1/2% senior discount notes. Our 10 1/2% senior discount notes were priced at a discount and we received net proceeds of approximately $288.9 million from the offering of our 10 1/2% senior discount notes. Our 10 1/2% senior discount notes will accrete to an aggregate principal amount of $500 million by March 1, 2002. Interest will not accrue on our 10 1/2% senior discount notes prior to March 1, 2002. Thereafter, interest will accrue at a rate of 10 1/2% per annum which will be payable in cash semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 2002. Our 10 1/2% senior discount notes rank pari passu in right of payment with our 9 1/4% senior notes, 8 3/8% senior notes, 9 1/2% senior notes and 8 1/8% senior notes. Our 10 1/2% senior discount notes will mature on March 1, 2007 and will be payable prior to the maturity of our 9 1/4% senior notes, 8 3/8% senior notes, 9 1/2% senior notes and 8 1/8% senior notes.

  On July 21, 1997, we completed an offering of $225 million principal amount of our 9 1/4% senior notes. We received net proceeds of approximately $217.6 million from the offering of our 9 1/4% senior notes. Our 9 1/4% senior notes accrue interest at a rate of 9 1/4% per annum which is payable in cash semi-annually in arrears on July 15 and January 15 of each year, commencing January 15, 1998. Our 9 1/4% senior notes rank pari passu in right of payment with our 10 1/2% senior discount notes, 8 3/8% senior notes, 9 1/2% senior notes and 8 1/8% senior notes. Our 9 1/4% senior notes will mature on July 15, 2007 and will be payable prior to the maturity of 8 3/8% senior notes, 9 1/2% senior notes and 8 1/8% senior notes.

  On March 16, 1998, we completed an offering of $300 million principal amount of our 8 3/8% senior notes. We received net proceeds of approximately $291.9 million from the offering of our 8 3/8% senior notes. Our 8 3/8% senior notes accrue interest at a rate of 8 3/8% per annum which is payable in cash semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 1998. Our 8 3/8% senior notes rank pari passu in right of payment with our 10 1/2% senior discount notes, 9 1/4% senior notes, 9 1/2% senior notes and 8 1/8% senior notes. Our 8 3/8% senior notes will mature on March 15, 2008 and will be payable prior to the maturity of our 9 1/2% senior notes and 8 1/8% senior notes.

  On October 30, 1998, we completed an offering of $300 million principal amount of our 9 1/2% senior notes. We received net proceeds of approximately $291.9 million from the offering of our 9 1/2% senior notes. Our 9 1/2% senior notes accrue interest at a rate of 9 1/2% per annum which is payable in cash semi-annually in arrears on May 1 and November 1 of each year, commencing May 1, 1999. Our 9 1/2% senior notes rank pari passu in right of payment with our 10 1/2% senior discount notes, 9 1/4% senior notes, 8 3/8% senior notes and 8 1/8% senior notes. Our 9 1/2% senior notes will mature on November 1, 2008 and will be payable prior to the maturity of our 8 1/8% senior notes.

  On February 22, 1999, we completed an offering of $500 million principal amount of our 8 1/8% senior notes. We received net proceeds of approximately $487.8 million from the offering of our 8 1/8% senior notes. Our 8 1/8% senior notes accrue interest at a rate of 8 1/8% per annum which is payable in cash semi-annually in arrears on August 15 and February 15 of each year, commencing August 15, 1999. Our 8 1/8% senior notes rank pari passu in right of payment with our 10 1/2% senior discount notes, 9 1/4% senior notes, 8 3/8% senior notes and 9 1/2% senior notes. Our 8 1/8% senior notes will mature on February 15, 2009 and will be payable prior to the maturity of the notes offered hereby.

  The indentures governing our 10 1/2% senior discount notes, 9 1/4% senior notes, 8 3/8% senior notes, 9 1/2% senior notes and 8 1/8% senior notes impose operating and financial restrictions on us and our subsidiaries that are substantially the same as the restrictions governing the notes. These restrictions affect, and in some cases significantly limit or prohibit, among other things, our ability and the ability of our subsidiaries to incur additional indebtedness, pay dividends or make distributions in respect of our or such subsidiaries' capital stock, make other restricted payments, enter into sale and leaseback transactions, create liens upon assets, enter into transactions with affiliates or related persons, sell assets, or consolidate, merge or sell all or substantially all of our, or our subsidiaries' assets. There can be no assurance that such covenants will not adversely affect our ability to finance our future operations or capital needs or to engage in other business activities that may be in our interest.

  We have received a non-binding commitment from The Chase Manhattan Bank to lead a syndication to provide a proposed revolving credit facility to a newly formed, wholly owned subsidiary of McLeodUSA (the "Borrower"). The proposed revolving credit facility would be guaranteed by us and all of our subsidiaries and would be secured by a first priority lien on all our, our subsidiaries' and the Borrower's current and future assets and properties and by a first priority pledge of the stock of the Borrower and our other subsidiaries. One of the covenants in the proposed revolving credit facility would restrict our ability to prepay, redeem or purchase debt and one of the events of default would be the occurrence of a default by us or the Borrower with respect to other indebtedness. The Borrower would be obligated to pay interest and fees with respect to the proposed revolving credit facility at the rates and in the amounts specified in such commitment. We expect that revisions will be made to such commitment and that additional matters will be negotiated with the prospective lenders prior to the finalization of the proposed revolving credit facility. We cannot assure you that we will complete the proposed revolving credit facility on acceptable terms or at all.

                                  UNDERWRITING

  Subject to the terms and conditions stated in the underwriting agreement dated the date hereof, each underwriter has severally agreed to purchase from us and we have agreed to sell to the underwriters, the principal amount shown opposite its name below. The obligations of the several underwriters to purchase these notes are subject to terms and conditions contained in the underwriting agreement.

                                                                    Principal
                                                                    Amount of
      Underwriters                                                    Notes
      ------------                                                -------------
      Salomon Smith Barney Inc. ................................. $
      Credit Suisse First Boston Corporation ....................
      Lehman Brothers Inc. ......................................
                                                                  -------------
        Total ................................................... $ 400,000,000
                                                                  =============

  In the underwriting agreement, the underwriters have severally agreed, subject to the terms and conditions set forth therein, to purchase all of the principal amount offered hereby (other than those subject to the over-allotment option described below), if any such notes are purchased. In the event of a default by any underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

  The underwriters, for whom Salomon Smith Barney Inc., Credit Suisse First Boston Corporation and Lehman Brothers Inc. are acting as representatives, propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus, and to some dealers at such
price less a concession not in excess of $   per note. The underwriters may
allow, and such dealers may reallow, a concession not in excess of $   per note
to other dealers. After the public offering, the public offering price and such concessions may be changed.

  In connection with the offering, Salomon Smith Barney Inc., on behalf of the underwriters, may purchase and sell the notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of the notes in excess of the principal amount to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of our notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of bids or purchases of our notes made for the purpose of preventing or retarding a decline in the market price of our notes while the offering is in progress.

  The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase shares originally sold by that syndicate member.

  Any of these activities may cause the price of our notes to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected on the open market, or otherwise and, if commenced, may be discontinued at any time.

  Salomon Smith Barney Inc. and Credit Suisse First Boston Corporation have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. They may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

  The underwriting agreement provides that we will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect of such liabilities.

  We have agreed with the underwriters not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by us for a period of 90 days from the date of this prospectus supplement without the prior written consent of Salomon Smith Barney Inc.

                                 LEGAL MATTERS

  The legality of the notes offered hereby is being passed upon for us by Hogan & Hartson L.L.P., Washington, D.C., our special counsel. Certain legal matters relating to this offering are being passed upon for the underwriters by Mayer, Brown & Platt, Chicago, Illinois.

                                    EXPERTS

  The consolidated financial statements and schedule of McLeodUSA and subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

  The consolidated financial statements of Ovation Communications, Inc. as of December 31, 1998 and 1997 and for the period from March 27, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998 incorporated by reference in this registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

  We have filed a registration statement of which this prospectus supplement forms a part. The registration statement, including the attached exhibits and schedules, contain additional relevant information about our Class A common stock. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus supplement.

  In addition, we have filed reports, proxy statements and other information with the SEC under the Securities Exchange Act. You may read and copy any of this information at the following locations of the SEC:

  Public Reference Room     New York Regional Office   Chicago Regional Office
  450 Fifth Street, N.W.      7 World Trade Center         Citicorp Center
        Room 1024                  Suite 1300          500 West Madison Street
  Washington, D.C. 20549    New York, New York 10048         Suite 1400
                                                      Chicago, Illinois 60661-
                                                                2511

  You may obtain information on the operation of the SEC's Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. The SEC file number for our documents filed under the Securities Exchange Act is 0-20763.

  The SEC also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, like McLeodUSA, that file electronically with the SEC. The address of that site is http://www.sec.gov.

  The SEC allows us to "incorporate by reference" information into this prospectus supplement and accompanying prospectus. This means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any such information that is superseded by information included directly in this document.

  This prospectus supplement incorporates by reference the documents listed below that we have previously filed or will file with the SEC. They contain important information about us and our financial condition.

  . Our Annual Report on Form 10-K for our fiscal year ended December 31,
    1998, filed on March 24, 1999, as amended by Form 10-K/A filed on April 22, 1999

  . Our Current Reports on Form 8-K filed on April 15, 1999, April 16, 1999, June 17, 1999 and July 2, 1999

  . All documents filed with the SEC by us under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act after the date of this prospectus supplement and before the offering is terminated, are considered to be a part of this prospectus, effective the date such documents are filed

  . The description of our Class A common stock set forth in our registration statement filed under Section 12 of the Securities Exchange Act on Form 8-A on May 24, 1996, including any amendment or report filed with the SEC for the purpose of updating such description

  . The consolidated financial statements of Ovation Communications, Inc. and subsidiaries appearing on pages F-1 through F-17 of our definitive prospectus dated March 24, 1999 and filed with the SEC on March 26, 1999 pursuant to Rule 424(b) under the Securities Act as part of our Registration Statement on Form S-4 (Registration No. 333-71811).

  In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

  You can obtain any of the documents listed above from the SEC, through the SEC's Web site at the address described above, or directly from us, by requesting them in writing or by telephone at the following address:

  McLeodUSA Incorporated McLeodUSA Technology Park 6400 C Street SW, P.O. Box 3177 Cedar Rapids, IA 52406-3177 Attn: General Counsel Telephone (319) 364-0000

  We will provide a copy of any of these documents without charge, excluding any exhibits unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus forms a part. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means, within two business days after we receive your request.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state or jurisdiction where the offer or sale is not        +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   Subject to Completion, Dated July   , 1999

P R O S P
E C T U S


                                 $1,750,000,000

                             McLeodUSA Incorporated

   Class A Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Subscription Rights, Stock Purchase Contracts and Stock Purchase
                                     Units

  We may offer, from time to time, in one or more series or classes the following securities:

  . Class A common stock

  .preferred stock

  .preferred stock represented by depositary shares

  .debt securities

  .warrants to purchase debt securities, Class A common stock, preferred stock or depositary shares

  .subscription rights to purchase any of the above securities

  .stock purchase contracts and stock purchase units

  The aggregate initial offering price of these securities will not exceed $1,750,000,000.

  We will provide you with specific terms of the applicable offered securities in supplements to this prospectus. The terms of the securities will include the initial offering price, aggregate amount of the offering, listing on any securities exchange or market, risk factors and the agents, dealers or underwriters, if any, to be used in connection with the sale of these securities.

  You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to consummate sales of the offered securities unless it is accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.


 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these offered securities or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

                 The date of this Prospectus is July   , 1999.

  You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or inconsistent information. You should assume that the information in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front cover of such documents. Our business, financial information, results of operations and prospects may have changed since those dates.

  If it is against the law in any state to make an offer to sell these securities (or to solicit an offer from someone to buy these securities), then this offer does not apply to any person in that state, and no offer or solicitation is made by this prospectus to any such person.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About This Prospectus.......................................................   1
Where You Can Find More Information.........................................   1
Cautionary Note Regarding Forward-Looking Statements........................   2
About McLeodUSA.............................................................   3
Coverage Ratios.............................................................   4
Use of Proceeds.............................................................   4
Description of Common Stock.................................................   5
Description of Preferred Stock..............................................  10
Description of Depositary Shares............................................  13
Description of Debt Securities..............................................  16
Description of Warrants.....................................................  27
Description of Stock Purchase Contracts and Stock Purchase Units............  29
Description of Subscription Rights..........................................  30
Plan of Distribution........................................................  31
Legal Matters...............................................................  32
Experts.....................................................................  32

                             ABOUT THIS PROSPECTUS

  This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,750,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading "Where You Can Find More Information."

  As used in this prospectus, "McLeodUSA," "the company," "we," "us," and "our" refer to McLeodUSA Incorporated, a Delaware corporation, and its subsidiaries.

                      WHERE YOU CAN FIND MORE INFORMATION

  We have filed a registration statement of which this prospectus forms a part. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities offered by this prospectus. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus and any applicable prospectus supplement.

  We file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy any of this information at the following locations of the SEC:

 Public Reference Room   New York Regional Office   Chicago Regional Office
450 Fifth Street, N.W.     7 World Trade Center         Citicorp Center
       Room 1024                Suite 1300          500 West Madison Street
Washington, D.C. 20549   New York, New York 10048         Suite 1400
                                                 Chicago, Illinois 60661-2511

  You may obtain information on the operation of the SEC's Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. The SEC file number for our documents filed under the Securities Exchange Act is 0-20763.

  The SEC also maintains an Internet Web site that contains reports, proxy statements and other information regarding issuers, like McLeodUSA, that file electronically with the SEC. The address of that site is http://www.sec.gov.

  The SEC allows us to "incorporate by reference" information into this prospectus. This means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any such information that is superseded by information included directly in this document or any prospectus supplement.

  This prospectus incorporates by reference the documents listed below that we have previously filed or will file with the SEC. They contain important information about us and our financial condition.

  . Our Annual Report on Form 10-K for our fiscal year ended December 31, 1998, filed on March 24, 1999, as amended by Form 10-K/A filed on April 22, 1999

  . Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, filed on May 17, 1999

  . Our Current Reports on Form 8-K filed on April 15, 1999, April 16, 1999, June 17, 1999 and July 2, 1999

  . All documents filed subsequent to the date of this prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until all of the securities offered by this prospectus are sold, effective the date such documents are filed

  . The description of our Class A common stock set forth in our registration statement filed under Section 12 of the Securities Exchange Act on Form 8-A on May 24, 1996, including any amendment or report filed with the SEC for the purpose of updating such description

  . The consolidated financial statements of Ovation Communications, Inc. and subsidiaries appearing on pages F-1 through F-17 of our definitive prospectus dated March 24, 1999 and filed with the SEC on March 26, 1999 pursuant to Rule 424(b) under the Securities Act of 1933 as part of our Registration Statement on Form S-4 (Registration No. 333-71811)

  In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

  You can obtain any of the documents listed above from the SEC, through the SEC's Web site at the address described above, or directly from us, by requesting them in writing or by telephone at the following address:

                             McLeodUSA Incorporated
                           McLeodUSA Technology Park
                        6400 C Street SW, P.O. Box 3177
                          Cedar Rapids, IA 52406-3177
                             Attn: General Counsel
                            Telephone (319) 364-0000

  We will provide a copy of any of these documents without charge, excluding any exhibits unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus forms a part. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means, within two business days after we receive your request.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

  This prospectus and the information incorporated by reference in it include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy, our financing plans, our future capital requirements, forecasted demographic and economic trends relating to our industry, our ability to complete acquisitions, to realize anticipated cost savings and other benefits from acquisitions and to recover acquisition-related costs, and similar matters are forward-looking statements. These statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these statements by our use of forward-looking words such as "may," "will," "should," "anticipate," "estimate," "expect," "plan," "believe," "predict," "potential" or "intend." You should be aware that these statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from our expectations include those discussed in the applicable prospectus supplement under the caption "Risk Factors." We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                                ABOUT McLEODUSA

  The following summary highlights selected information regarding McLeodUSA. It does not contain all of the information that is important to you. You should carefully read this entire prospectus and any prospectus supplement, together with the other documents to which this prospectus and any prospectus supplement refers you. In addition, you should carefully consider the factors set forth under the caption "Risk Factors" in the applicable prospectus supplement. Unless otherwise indicated, dollar amounts over $1 million have been rounded to one decimal place and dollar amounts less than $1 million have been rounded to the nearest thousand.

                                  Our Company

  We provide communications services to business and residential customers in the Midwestern and Rocky Mountain regions of the United States. We offer local, long distance, Internet access, data, voice mail and paging services, from a single company on a single bill. We believe we are the first company in many of our markets to offer one-stop shopping for communications services tailored to customers' specific needs.

  Our approach makes it easier for both our business and our residential customers to satisfy their communications needs. It also allows businesses to receive customized services, such as competitive long distance pricing and enhanced calling features, that might not otherwise be directly available on a cost-effective basis.

  In addition to our core business of providing competitive local, long distance and related communications services, we also derive revenue from:

  . sale of advertising space in telephone directories

  . traditional local telephone company services in east central Illinois and southeast South Dakota

  . special access, private line and data services

  . communications network maintenance services

  . telephone equipment sales, leasing, service and installation

  . video services

  . telemarketing services

  . computer networking services

  . other communications services, including cellular, operator, payphone, mobile radio, paging services and Web site development and hosting

  In most of our markets, we compete with the existing local phone company by leasing its lines and switches. In other markets, primarily in east central Illinois and southeast South Dakota, we operate our own lines and switches. We provide long distance services by using our own communications network facilities and leasing capacity from long distance and local communications providers. We are constructing fiber optic communications networks in Iowa, Illinois, Wisconsin, Indiana, Missouri, Michigan, Minnesota, South Dakota, North Dakota, Colorado and Wyoming to carry additional communications traffic on our own network.

                               ----------------

  Our principal executive offices are located at McLeodUSA Technology Park, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, Iowa 52406-3177, and our phone number is (319) 364-0000.

                              COVERAGE RATIOS

  For each of the years ended December 31, 1994, 1995, 1996, 1997 and 1998, earnings were insufficient to cover fixed charges by $11.4 million, $11.4 million, $22.6 million, $84.4 million and $135.5 million, respectively. For the three months ended March 31, 1998 and 1999, earnings were insufficient to cover fixed charges by $32.0 million and $51.7 million, respectively. For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of net loss before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on all debt (including capitalized interest), amortization of debt discount and deferred loan costs and the portion of rental expense that is representative of the interest component of rental expense (deemed to be one-third of rental expense which management believes is a reasonable approximation of the interest component). Because we did not have any preferred stock outstanding during any of these periods, the ratio of earnings to fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

                                USE OF PROCEEDS

  Unless we specify otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes, including working capital, the repayment or refinancing of our indebtedness, future acquisitions and/or capital expenditures. Until we apply the net proceeds for specific purposes, we may invest such net proceeds in short-term or marketable securities.

                          DESCRIPTION OF COMMON STOCK

  The following summary description of our capital stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law. For information on how to obtain copies of our certificate of incorporation and bylaws, see "Where You Can Find More Information."

General

  Under our certificate of incorporation, we have authority to issue 274,000,000 shares of capital stock, consisting of 250,000,000 shares of Class A common stock, 22,000,000 shares of Class B common stock and 2,000,000 shares of preferred stock. We have declared a two-for-one stock split to be effected in the form of a stock dividend for our Class A common stock. The record date for the stock split was July 12, 1999 and distribution of the additional shares will take place on July 26, 1999. Giving effect to this stock split, we had issued and outstanding as of July 1, 1999, 150,417,738 shares of our Class A common stock, no shares of our Class B common stock and no shares of our preferred stock.

  The rights of the holders of our Class A common stock and our Class B common stock discussed below are subject to such rights as our board of directors may from time to time confer on holders of our preferred stock that may be issued in the future. Such rights may adversely affect the rights of holders of our Class A common stock or our Class B common stock, or both.

Class A Common Stock

  Voting Rights. Each holder of our Class A common stock is entitled to attend all special and annual meetings of our stockholders and, together with the holders of all other classes of stock entitled to vote at such meetings, to vote upon any matter, including, without limitation, the election of directors. Holders of our Class A common stock are entitled to one vote per share.

  Liquidation Rights. In the event of any dissolution, liquidation or winding up of McLeodUSA, whether voluntary or involuntary, the holders of our Class A common stock, the holders of our Class B common stock and the holders of any class or series of stock entitled to participate with our Class A and Class B common stock, will become entitled to participate in the distribution of any of our assets remaining after we have paid, or provided for payment of, all of our debts and liabilities and after we have paid, or set aside for payment, to the holders of any class of stock having preference over our Class A common stock in the event of dissolution, liquidation or winding up, the full preferential amounts, if any, to which they are entitled.

  Dividends. Dividends may be paid on our Class A common stock, our Class B common stock and on any class or series of stock entitled to participate with our Class A and Class B common stock when and as declared by our board of directors. We have never paid, however, any cash dividends and the indentures governing our outstanding debt securities prohibit us from paying cash dividends.

  No Preemptive or Conversion Rights. The holders of our Class A common stock have no preemptive or subscription rights to purchase additional securities issued by us nor any rights to convert their Class A common stock into other of our securities or to have their shares redeemed by us.

Class B Common Stock

  Voting Rights. Each holder of our Class B common stock is entitled to attend all special and annual meetings of our stockholders and, together with the holders of all other classes of stock entitled to vote at such meetings, to vote upon any matter or thing, including, without limitation, the election of directors. Holders of our Class B common stock are entitled to .40 vote per share.

  Liquidation Rights. In the event of any dissolution, liquidation or winding up of McLeodUSA, whether voluntary or involuntary, the holders of our Class B common stock, the holders of our Class A common stock and the holders of any class or series of stock entitled to participate with our Class B and Class A common stock, will become entitled to participate in the distribution of any of our assets remaining after we have paid, or provided for payment of, all of our debts and liabilities and after we have paid, or set aside for payment, to the holders of any class of stock having preference over our Class B common stock in the event of dissolution, liquidation or winding up the full preferential amounts, if any, to which they are entitled.

  Dividends. Dividends may be paid on our Class B common stock, our Class A common stock and on any class or series of stock entitled to participate with our Class B and Class A common stock when and as declared by our board of directors.

  Conversion into Our Class A Common Stock; No Other Preemptive or Conversion Rights. The shares of our Class B common stock may be converted at any time at the option of the holder into fully paid and nonassessable shares of our Class A common stock at the rate of one share of our Class A common stock for each share of Class B common stock, as adjusted for any stock split. Except for this conversion right, the holders of our Class B common stock have no preemptive or subscription rights to purchase additional securities issued by us nor any rights to convert their Class B common stock into other of our securities or to have their shares redeemed by us.

Certain Charter and Statutory Provisions

  Classified Board. Our certificate of incorporation provides for the division of our board of directors into three classes of directors, serving staggered three-year terms. Our certificate of incorporation further provides that the approval of the holders of at least two-thirds of the shares entitled to vote thereon and the approval of a majority of our entire board of directors are necessary for the alteration, amendment or repeal of certain sections of our certificate of incorporation relating to the election and classification of our board of directors, limitation of director liability, indemnification and the vote requirements for such amendments to our certificate of incorporation. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

  Certain Statutory Provisions. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly held Delaware corporation like us from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless

  . before such date, the corporation's board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder,

  . upon consummation of the transaction that resulted in such person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by certain directors or certain employee stock plans, or

  . on or after the date the stockholder became an interested stockholder, the business combination is approved by the corporation's board of directors and authorized by the affirmative vote, and not by written consent, of at least two-thirds of the outstanding voting stock of the corporation excluding that stock owned by the interested stockholder.

  A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person, other than the corporation and any direct or indirect wholly owned subsidiary of the corporation, who together with affiliates and associates, owns or, as an affiliate or associate, within three years prior, did own 15% or more of the corporation's outstanding voting stock.

  Section 203 expressly exempts from the requirements described above any business combination by a corporation with an interested stockholder who became an interested stockholder at a time when the section did not apply to the corporation. As permitted by the Delaware General Corporation Law, our original certificate of incorporation provided that it would not be governed by Section
203. Several of our stockholders, including

Clark E. and Mary E. McLeod and Interstate Energy Corporation became interested stockholders within the meaning of Section 203 while that certificate of incorporation was in effect. Accordingly, future transactions between us and any of these stockholders will not be subject to the requirements of Section 203.

  Our certificate of incorporation empowers our board of directors to redeem any of our outstanding capital stock at a price determined by our board of directors, which price will be at least equal to the lesser of

  . fair market value, as determined in accordance with our certificate of incorporation, or

  . in the case of a "Disqualified Holder," such holder's purchase price, if the stock was purchased within one year of such redemption,

to the extent necessary to prevent the loss or secure the reinstatement of any license, operating authority or franchise from any governmental agency. A "Disqualified Holder" is any holder of shares of our capital stock whose holding of such stock may result in the loss of, or failure to secure the reinstatement of, any license or franchise from any governmental agency held by us or any of our subsidiaries to conduct any portion of our business or the business of any of our subsidiaries. Under the Telecommunications Act of 1996, non-U.S. citizens or their representatives, foreign governments or their representatives, or corporations organized under the laws of a foreign country may not own, in the aggregate, more than 20% of a common carrier licensee or more than 25% of the parent of a common carrier licensee if the Federal Communications Commission, or FCC, determines that the public interest would be served by prohibiting such ownership. Additionally, the FCC's rules may under some conditions limit the size of investments by foreign telecommunications carriers in U.S. international carriers.

Limitation of Liability and Indemnification

  Limitations of Director Liability. Section 102(b)(7) of the Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Although Section 102(b)(7) does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of our directors to us or our stockholders to the full extent permitted by Section 102(b)(7). Specifically, our directors are not personally liable for monetary damages to us or our stockholders for breach of the director's fiduciary duty as a director, except for liability for:

  .any breach of the director's duty of loyalty to us or our stockholders

  . acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law

  . unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law

  . any transaction from which the director derived an improper personal benefit

  Indemnification. To the maximum extent permitted by law, our bylaws provide for mandatory indemnification of our directors and officers against any expense, liability or loss to which they may become subject, or which they may incur as a result of being or having been a director or officer of McLeodUSA. In addition, we must advance or reimburse directors and officers for expenses incurred by them in connection with indemnifiable claims. We also maintain directors' and officers' liability insurance.

Transfer Agent and Registrar

  The transfer agent and registrar for our Class A common stock is Norwest Bank Minnesota, N.A.

Stockholders' Agreements

  On November 18, 1998, we entered into a stockholders' agreement (the "Stockholders' Agreement") with several of our significant stockholders consisting of IES Investments Inc. (a subsidiary of Interstate Energy), Clark
E. and Mary E. McLeod, and Richard A. and Gail G. Lumpkin and several other parties related to the Lumpkins.

  The Stockholders' Agreement provides, among other things, that:

  . until December 31, 2001, the parties will not sell any of our equity securities without receiving the prior written consent of our board of directors, except for transfers specifically permitted by the Stockholders' Agreement

  . our board of directors will determine on a quarterly basis starting with the quarter ending December 31, 1998 and ending on December 31, 2001, the aggregate number, if any, of shares of our Class A common stock, not to exceed in the aggregate 150,000 shares per quarter, that the parties may sell during designated trading periods following the release of our quarterly or annual financial results

  . to the extent our board of directors grants registration rights to a party to the agreement in connection with a sale of our securities by such party, it will grant similar registration rights to the other parties

  . our board of directors will determine on an annual basis commencing with the year ending December 31, 1999 and ending on December 31, 2001 (each such year, an "Annual Period"), the aggregate number, if any, of shares of our Class A common stock, not to exceed in the aggregate on an annual basis a number of shares equal to 15% of the total number of shares of Class A common stock beneficially owned by the parties as of December 31, 1998 (the "Registrable Amount"), to be registered by us under the Securities Act for sale by the parties

  . in any underwritten offering of shares of Class A common stock by us, other than an offering on a registration statement on Form S-4 or Form S-8 or any other form which would not permit the inclusion of shares of our Class A common stock owned by the parties, we will undertake to register the shares of our Class A common stock of such parties up to the Registrable Amount, if any, as determined by our board of directors

  . we may subsequently determine not to register any shares of the parties under the Securities Act and may either not file a registration statement or otherwise withdraw or abandon a registration statement previously filed

  The Stockholders' Agreement terminates on December 31, 2001. If during any Annual Period we have not provided a party a reasonable opportunity to sell an aggregate number of shares of Class A common stock equal to not less than 15% of the total number of shares of Class A common stock beneficially owned by such party as of December 31, 1998, then such party may terminate the Stockholders' Agreement as it applies to such party.

  Under the Stockholders' Agreement, each party also agreed, until such party owns less than 4 million shares of Class A common stock or until December 31, 2001, whichever occurs first, to vote such party's shares and take all action within its power to:

  . establish the size of our board of directors at up to 11 directors

  . cause to be elected to our board of directors one director designated by Interstate Energy for so long as IES Investments owns at least 4 million shares of Class A common stock

  . cause to be elected to our board of directors three directors who are executive officers of McLeodUSA designated by Clark McLeod for so long as Clark and Mary McLeod collectively own at least 4 million shares of Class A common stock

  . cause Richard Lumpkin to be elected to our board of directors for so long as the former stockholders of Consolidated Communications, Inc. who are a party to the agreement collectively own at least 4 million shares of Class A common stock

  . cause to be elected to our board of directors up to six non-employee directors nominated by our board

  On January 7, 1999, in connection with the Ovation acquisition, M/C Investors L.L.C. and Media/Communications Partners III Limited Partnership (collectively, "M/C") entered into a separate stockholders' agreement (the "Ovation Stockholders' Agreement") with the parties to the Stockholders' Agreement.

  The Ovation Stockholders' Agreement provides that, until December 31, 2001, M/C will not sell any of our equity securities without receiving the prior written consent of our board of directors. The Ovation Stockholders' Agreement also contains various provisions intended to insure that M/C is treated on a basis similar to the parties to the Stockholders' Agreement in connection with permitted sales of our securities under the Stockholders' Agreement generally starting December 31, 1999. In addition, for so long as M/C owns at least 2.5 million shares of our Class A common stock, M/C has agreed to vote its shares in accordance with the voting agreement contained in the Stockholders' Agreement and the other partries have agreed to vote their shares to cause to be elected to our board of directors one director designated by M/C.

  The Ovation Stockholders' Agreement terminates on December 31, 2001. In addition, if (1) during each of the years ending December 31, 2000 and December 31, 2001, we have not provided M/C a reasonable opportunity to register under the Securities Act for sale an aggregate number of shares of our Class A common stock equal to not less than 15% of the total number of shares of Class A common stock beneficially owned by M/C as of March 31, 1999, or (2) after January 1, 2000, the Stockholders' Agreement has been terminated by all parties to such agreement, then M/C may terminate the Ovation Stockholders' Agreement. The Ovation Stockholders' Agreement will be terminated with respect to all parties other than M/C and us at such time as the Stockholders' Agreement is terminated.

                         DESCRIPTION OF PREFERRED STOCK

  The following description is a general summary of the terms of the preferred stock which we may issue. The description below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation, the applicable certificate of designations to our certificate of incorporation which will determine the terms of the related series of preferred stock and our bylaws, each of which will be made available upon request.

General

  Our certificate of incorporation authorizes our board of directors, from time to time and without further stockholder action, to provide for the issuance of up to 2,000,000 shares of preferred stock, par value $.01 per share, in one or more series, and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As of the date of this prospectus, no shares of preferred stock are outstanding. As a result of its broad discretion with respect to the creation and issuance of preferred stock without stockholder approval, the board of directors could adversely affect the voting power of the holders of our Class A common stock and Class B common stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, may discourage any attempt to obtain control of us.

  The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designations relating to such issues. You should refer to the prospectus supplement relating to the class or series of preferred stock being offered for the specific terms of that class or series, including:

  (1)  the title and stated value of the preferred stock being offered

  (2) the number of shares of preferred stock being offered, their liquidation preference per share, if any, and their purchase price

  (3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock being offered

  (4) whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock being offered shall accumulate

  (5) the procedures for any auction and remarketing, if any, for the preferred stock being offered

  (6) the provisions for a sinking fund, if any, for the preferred stock being offered

  (7) the provisions for redemption, if applicable, of the preferred stock being offered

  (8) any listing of the preferred stock being offered on any securities exchange or market

  (9) the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into, or exchangeable for, our Class A common stock or debt securities, including the conversion or exchange price, or the manner of calculating the price, and the conversion or exchange period

  (10)  voting rights, if any, of the preferred stock being offered

  (11) whether interests in the preferred stock being offered will be represented by depositary shares

  (12) a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock being offered

  (13) the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs

  (14) any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs

  (15) any other specific terms, preferences, rights, limitations or restrictions of the preferred stock being offered

Rank

  Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of McLeodUSA, rank:

  (1) senior to all of our classes or series of common stock and to all equity securities the terms of which specifically provide that such equity securities rank junior to the preferred stock being offered

  (2) on a parity with all equity securities we have issued, other than those referred to in clauses (1) and (3) of this subheading

  (3) junior to all equity securities we have issued, the terms of which specifically provide that such equity securities rank senior to the preferred stock being offered

For purposes of this description, the term "equity securities" does not include convertible debt securities.

Distributions

  Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to stockholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such distribution shall be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by our board of directors. Distributions on any series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement.

Redemption

  The terms and conditions, if any, upon which the preferred stock will be subject to mandatory redemption or redemption at our option, either in whole or in part, will be described in the applicable prospectus supplement.

Liquidation Preference

  Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any Class A common stock or Class B common stock or any other class or series of shares of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our company, the holders of each series of preferred stock shall be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of our remaining assets. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of our shares of capital stock ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of shares of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

  If liquidating distributions shall have been made in full to all holders of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of our company.

Voting Rights

  Holders of preferred stock will have the voting rights as indicated in the applicable prospectus supplement.

Conversion Rights

  The terms and conditions, if any, upon which any series of preferred stock is convertible into Class A common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of Class A common stock into which the shares of preferred stock are convertible, the conversion price or the manner of calculating the conversion price, the conversion date(s) or period(s), provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of preferred stock.

Transfer Agent and Registrar

  The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

                        DESCRIPTION OF DEPOSITARY SHARES

  The following description is a general summary of the terms of the depositary shares which we may issue. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the applicable Deposit Agreement and related depositary receipts.

General

  We may issue depositary receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate Deposit Agreement between the "depositary" named in the Deposit Agreement and us. Subject to the terms of the Deposit Agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the preferred stock represented by those depositary shares, including dividend, voting, conversion, redemption and liquidation rights.

  The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of our preferred stock to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of Deposit Agreement and depositary receipt may be obtained from us upon request, and the statements made in this summary relating to the Deposit Agreement and the depositary receipts to be issued under the Deposit Agreement are summaries of provisions of the Deposit Agreement and the related depositary receipts.

Dividends and Other Distributions

  The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to the obligations of holders to file proofs, certificates and other information and to pay some charges and expenses to the depositary.

  In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled to that property, subject to the obligations of holders to file proofs, certificates and other information and to pay some charges and expenses to the depositary, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

  No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into other securities.

Withdrawal of Preferred Stock

  Upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption or converted into other securities, the holders of those depositary receipts will be entitled to delivery at the corporate trust office, to or upon the holder's order, of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares evidenced by the depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by the depositary share as specified in the applicable prospectus supplement, but holders of the shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption of Depositary Shares

  Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of the preferred stock so redeemed, provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata, as nearly as may be practicable without creating fractional depositary shares, or by another equitable method.

  From and after the date fixed for redemption, all dividends in respect of the shares of preferred stock called for redemption will cease to accrue, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease, except the right to receive any moneys payable upon the redemption and any money or other property to which the holders of the depositary receipts were entitled upon the redemption and surrender thereof to the depositary.

Voting of the Preferred Stock

  Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder's depositary shares. The depositary will vote the amount of preferred stock represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the amount of preferred stock represented by the depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares. The depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as such action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

Liquidation Preference

  In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Stock

  The depositary shares, as such, are not convertible into our common stock or any of our other securities or property. Nevertheless, if specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by their holders to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred stock represented by the depositary shares evidenced by the depositary receipts into whole shares of our Class A common stock, other shares of our preferred stock or other of our equity or debt securities, and we have agreed that upon receipt of those instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of Class A common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the average of the closing prices of the Class A common stock for a specified period of time prior to the conversion.

Amendment and Termination of the Deposit Agreement

  The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the Deposit Agreement may at any time be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least a majority of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the Deposit Agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

  Unless specified otherwise in the applicable prospectus supplement, we may terminate the Deposit Agreement upon not less than 30 days prior written notice to the depositary if a majority of each class of depositary shares affected by such termination consents, whereupon the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the depositary with respect to such depositary receipt. In addition, the Deposit Agreement will automatically terminate if:

  (1)  all outstanding depositary shares shall have been redeemed

  (2) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock

  (3) each share of the related preferred stock shall have been converted into our securities not represented by depositary shares

Charges of Preferred Stock Depositary

  We will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the Deposit Agreement. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the Deposit Agreement.


Miscellaneous

  The depositary will forward to holders of depositary receipts any reports and communications from us which are received by the depositary with respect to the related preferred stock.

  Unless specified otherwise in the applicable prospectus supplement, neither we nor the depositary will be liable if either of us is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the Deposit Agreement. The obligations of the depositary and our company under the Deposit Agreement will be limited to performing their duties thereunder in good faith and without negligence, in the case of any action or inaction in the voting of preferred stock represented by the depositary shares, gross negligence or willful misconduct, and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

  In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

                         DESCRIPTION OF DEBT SECURITIES

  The following discussion describes certain general provisions of the debt securities to which this prospectus and any applicable prospectus supplement may relate. The particular terms of the debt securities being offered and the extent to which these general provisions may apply will be set forth in the indenture or supplemental indenture under which the particular debt securities are issued, and will be described in a prospectus supplement relating to such debt securities. A form of the senior indenture and a form of the subordinated indenture under which the debt securities may be issued have been filed as exhibits to the registration statement of which this prospectus is a part. All section references appearing in this prospectus are to sections of each indenture unless otherwise indicated, and capitalized terms used but not defined below shall have the respective meanings set forth in each Indenture.

General

  Our debt securities will be unsecured general obligations and may be either senior debt securities, which we refer to as Senior Securities, or subordinated debt securities, which we refer to as Subordinated Securities. The debt securities will be issued pursuant to a written agreement, known as an Indenture, to be entered into by us and an independent third party, known as a Trustee, who will be legally obligated to carry out the terms of the Indenture. Senior Securities and Subordinated Securities will be issued under separate indentures referred to as a Senior Indenture and a Subordinated Indenture, respectively, or together referred to as the Indentures. The statements made under this heading relating to the debt securities and the Indentures are summaries of their anticipated provisions, do not purport to be complete and are qualified in their entirety by reference to the Indentures and the debt securities themselves.

  The indebtedness represented by Subordinated Securities will be subordinated in right of payment to the prior payment in full of our Senior Indebtedness (which term includes our Senior Securities), as described below under "-- Ranking."

  All of our operations are conducted through subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make any funds available therefor, whether by dividends, loans or other payments, other than as expressly provided in a guarantee. The payment of dividends or the making of loans and advances to us by our subsidiaries may be subject to contractual, statutory or regulatory restrictions, which, if material, would be disclosed in the applicable prospectus supplement. Moreover, such payments, loans and advances would be contingent upon the earnings of the subsidiaries. Any right we may have to receive assets of any of our subsidiaries upon liquidation or recapitalization of the subsidiaries (and the consequent right of the holders of debt securities to participate in those assets) will be subject to the claims of the subsidiaries' creditors. In the event that we are recognized as a creditor of a subsidiary, our claims would still be subject to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that of the debt securities, and would be dependent primarily upon the receipt of funds from our subsidiaries.

  Except as set forth in the applicable Indenture or in one or more supplemental indentures and described in an applicable prospectus supplement, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or under authority granted by a resolution of our board of directors or as established in the applicable Indenture or in one or more supplemental indentures. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series.

  It is expected that each Indenture will provide that there may be more than one Trustee thereunder, each with respect to one or more series of debt securities. Any Trustee under an Indenture may resign or be removed with respect to one or more series of debt securities, and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of debt securities, each such Trustee will be a trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee, and, except as otherwise provided in the Indenture or supplemental indenture, any action permitted to be taken by each Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of debt securities for which it is Trustee under the applicable Indenture.

  The applicable prospectus supplement will describe the specific terms of any series of debt securities being offered, including:

  (1) The title of such debt securities and whether such debt securities are Senior Securities or Subordinated Securities

  (2) The aggregate principal amount of such debt securities and any limit on such aggregate principal amount

  (3) The percentage of the principal amount at which such debt securities will be issued and, if other than the full principal amount thereof, the portion of the principal amount payable upon declaration of acceleration of the maturity thereof

  (4) The date or dates, or the method for determining such date or dates, on which the principal of such debt securities will be payable and the amount of principal payable thereon

  (5) The rate or rates (which may be fixed or variable), or the method by which such rate or rates will be determined, at which such debt securities will bear interest, if any

  (6) The date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the regular record dates for such interest payment dates, or the method by which record dates may be determined, the persons to whom such interest will be payable, and the basis upon which interest is to be calculated if other than a 360-day year of twelve 30-day months

  (7) The place or places where the principal of (and premium, if any) and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of such debt securities and the applicable Indenture may be served

  (8) The period or periods within which, the price or prices at which, and the other terms and conditions upon which, such debt securities may be redeemed, in whole or in part, at our option if we have such an option

  (9) Our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the date and dates on which, the price or prices at which, and the other terms and conditions upon which, such debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation

  (10) If other than U.S. dollars, the currency or currencies in which such debt securities are denominated or in which the principal of (and premium, if any) or interest or Additional Amounts (as defined below), if any, on the debt securities is payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto

  (11) Whether the amount of payments of principal of (and premium, if any) or interest or Additional Amounts, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts are to be determined

  (12) Whether the principal of (and premium, if any) or interest or Additional Amounts, if any, on the debt securities are to be payable, at our election or at the election of a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are denominated or stated to be payable, the period or periods within which (including the election date), and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are to be so payable

  (13) Any additions to, modifications of or deletions from the terms of such debt securities with respect to events of default, amendments, merger, consolidation and sale of assets or covenants set forth in the applicable Indenture

  (14) Whether such debt securities will be issued in certificate or book-entry form

  (15) Whether such debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof if other than $5,000, and terms and conditions relating thereto

  (16) The applicability, if any, of the defeasance and covenant defeasance provisions of the Indenture and any additional or different terms on which such series of debt securities may be defeased

  (17) Whether and under what circumstances we will pay any additional amounts (which we refer to as Additional Amounts) on such debt securities to a holder that is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment

  (18) Whether and the extent to which the payment of principal of, and premium, if any and interest on such debt securities are guaranteed by one or more of our Subsidiaries or by other persons

  (19) Whether and under what circumstances the debt securities are convertible into our Class A common stock, our preferred stock or other debt securities

  (20) If the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for such debt securities to be authenticated and delivered

  (21) Any other terms of such debt securities not inconsistent with the provisions of the applicable Indenture (Section 301)

  The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof or bear no interest or bear interest at a rate which at the time of issuance is below market rates, which we refer to as Original Issue Discount Securities. Special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

  Except as set forth in the applicable Indenture or in one or more supplemental indentures, the applicable Indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford you protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

  For the purposes of certain Events of Default described below and any additional covenants or other provisions that may be set forth in one or more supplemental indentures, we may designate certain of our Subsidiaries as "Unrestricted Subsidiaries." All Subsidiaries that are not designated as Unrestricted Subsidiaries will be "Restricted Subsidiaries." The terms and conditions, if any, under which a Subsidiary may be designated as an Unrestricted Subsidiary will be set forth in the applicable supplemental indenture and described in the applicable prospectus supplement.

  We refer to a corporation, partnership, limited liability company, joint venture or similar entity in which we or one or more of our other Subsidiaries own or control, directly or indirectly, a majority of the outstanding voting stock, partnership interests, membership interests or similar interests, as the case may be, as a "Subsidiary." For the purposes of this definition, "voting stock" means stock or other equity interests having voting power for the election of directors, or comparable governing body, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Denomination, Interest, Registration and Transfer

  Unless otherwise described in the applicable prospectus supplement, dollar-denominated debt securities that are in registered form will be issuable in denominations of $1,000 and any integral multiple thereof (except for registered debt securities issued in global form, which may be of any denomination), and dollar-denominated debt securities that are in bearer form will be issuable in denominations of $5,000 (except for bearer debt securities issued in global form, which may be of any denomination) (Section 302).

  Unless otherwise specified in the applicable prospectus supplement, the principal of (and applicable premium, if any) and interest (and Additional Amounts, if any) on any series of debt securities that are in registered form will be payable at the corporate trust office of the Trustee, the address of which will be stated in the applicable prospectus supplement. At our option, payment of interest on debt securities that are in registered form may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities or by wire transfer of funds to such person at an account maintained within the United States. Unless otherwise specified in the applicable prospectus supplement, payment of the principal of (and applicable premium, if any) and interest (and Additional Amounts, if any) on any debt securities that are in bearer form will be made only at an office or agency of ours located outside the United States (Sections 301, 305, 306, 307 and 1002).

  Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security, which we refer to as Defaulted Interest, will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name such debt security is registered at the close of business on a special record date, which we refer to as the Special Record Date, for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof is to be given to the holder of such debt security not less than ten days before such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture or supplemental indenture (Section 307).

  Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such debt securities at the corporate trust office of the applicable Trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the applicable Trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305). If the applicable prospectus supplement refers to any transfer agent (in addition to the applicable Trustee) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

  Neither we nor any Trustee will be required to:

  (1) issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption

  (2) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part, or

  (3) issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be repaid (Section 305)

Merger, Consolidation or Sale of Assets

  We will be permitted to consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity, provided that:

  (1) either we are the continuing entity, or the successor entity (if other than us) formed by or resulting from any such consolidation or merger or which has received the transfer of such assets is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes payment of the principal of (and premium, if any), interest on, and all other amounts payable in connection with, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture

  (2) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of us or any Subsidiary as a result thereof as having been incurred by us or such Subsidiary at the time of such transaction, no Event of Default under the Indentures or supplemental indentures, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, will have occurred and be continuing, and

  (3) an officer's certificate and legal opinion covering such conditions are delivered to each Trustee (Sections 801 and 803)

Certain Covenants

  Existence. Except as described above under "Merger, Consolidation or Sale of Assets," we will be required to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (by certificate of incorporation, by-laws and statute) and franchises, and those of our Restricted Subsidiaries, but we and any such Restricted Subsidiary will not be required to preserve the existence of a Restricted Subsidiary or any such right or franchise if we determine that the preservation of such existence, right or franchise is no longer desirable in the conduct of our business and that the loss of such right or franchise is not disadvantageous in any material respect to the holders of the debt securities. Furthermore, any Restricted Subsidiary may consolidate with, merge into, or sell, convey, lease or otherwise dispose of all of its property and assets to us or any wholly owned Restricted Subsidiary (Section 1004).

  Maintenance of Properties. We will be required to cause all of our properties used or useful in the conduct of our business or the business of any Restricted Subsidiary and material to us and our Restricted Subsidiaries taken as a whole to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, but we and our Restricted Subsidiaries will not be prevented from discontinuing the operation or maintenance of any of such property if such discontinuance is in our judgment, desirable on the conduct of our business or the business of any of our Restricted Subsidiaries (Section 1005).

  Payment of Taxes and Other Claims. We will be required to pay or discharge or cause to be paid or discharged, before the same become delinquent:

  (1) all material taxes, assessments and governmental charges levied or imposed upon us or any Restricted Subsidiary or upon our income, profits or property or that of any Restricted Subsidiary and

  (2) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon our property or that of any Restricted Subsidiary; but we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith in appropriate proceedings upon stay of execution or the enforcement thereof and for which adequate reserves in accordance with GAAP or other appropriate provision has been made. (Section 1007).

Additional Covenants and/or Modifications to the Covenants Described Above

  Any additional covenants and/or modifications to the covenants described above with respect to any series of our debt securities, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be set forth in the applicable Indenture or supplemental indenture and described in the related prospectus supplement.

Events of Default, Notice and Waiver

  Each Indenture may provide that some or all of the following events are "Events of Default" with respect to any series of debt securities issued thereunder, subject to any modifications, additions or deletions provided in any supplemental indenture with respect to any series of debt securities:

  (1) default for 30 days in the payment of any installment of interest on or any Additional Amounts payable in respect of any debt security of such series

  (2) default in the payment of principal of (or premium, if any, on) any debt security of such series when such amount becomes due and payable, whether upon its maturity, declaration of acceleration, call for redemption or otherwise

  (3) default in making any sinking fund payment as required for any debt security of such series

  (4) default in the performance, or breach, of any of our other covenants or warranties contained in the applicable Indenture (other than any covenant or warranty otherwise provided for in the provisions relating to Events of Default), continued for 60 days after written notice as provided in the applicable Indenture

  (5) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any Restricted Subsidiary or either of their property

  (6) any other Event of Default provided with respect to a particular series of debt securities (Section 501)

  If an Event of Default under an Indenture (other than an Event of Default described in clause 5 above) with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case, unless the principal amount of all of the outstanding debt securities of such series has already become due and payable, the applicable Trustee or, generally, the holders of not less than 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series, and any accrued and unpaid interest thereon, to be due and payable immediately by written notice thereof to us (and to the applicable Trustee if given by the holders) and upon any such declaration such principal or specified portion thereof and any accrued and unpaid interest thereon shall become immediately due and payable. If an Event of Default described in clause 5 above occurs with respect to the debt securities of any series, then the principal amount of all debt securities of that series and any accrued and unpaid interest thereon shall become immediately due and payable without any act on the part of the Trustee or any holder of such debt securities. At any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any Indenture, as the case may
be)
has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, however, the holders of not less than a majority in principal amount of the outstanding debt securities of such series (or of all debt securities then outstanding under the applicable Indenture, as the case may be) may rescind and annul such declaration and its consequences if:

  (1) we have deposited with the applicable Trustee all required payments of the principal of (and premium, if any) and interest and Additional Amounts, if any, on the debt securities of such series (or of all debt securities then outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable Trustee, and

  (2) all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in such Indenture (Section 502)

  Each Indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default:

  (1) in the payment of the principal of (or premium, if any) or interest or Additional Amounts, if any, on any debt security of such series, or

  (2) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby (Section
       513)

  Each Trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable Indenture unless such default has been cured or waived; but the Trustee may withhold notice of any default (except a default in the payment of the principal of (or premium, if any) or interest or Additional Amounts, if any, on such debt securities or in the payment of any sinking fund installment in respect of such debt securities) if specified responsible officers of such Trustee consider such withholding to be in the interest of such holders (Section 601).

  Each Indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to such Indenture or for any remedy thereunder, except in the cases of failure of the applicable Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it (Section 507). This provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest and Additional Amounts, if any, on such debt securities at the respective due dates thereof (Section 508).

  Subject to provisions in each Indenture relating to its duties in case of default, no Trustee will be under any obligation to exercise any of its rights or powers under an Indenture at the request or direction of any holders of any series of debt securities then outstanding under such Indenture, unless such holders offer to the Trustee reasonable security or indemnity (Section 602). The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an Indenture, as the case may be) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or of exercising any trust or power conferred upon such Trustee. A Trustee may refuse, however, to follow any direction that is in conflict with any law or with the applicable Indenture or that may involve such Trustee in personal liability or may be unduly prejudicial to the holders of debt securities of such series not joining therein (Section 512).

  Within 120 days after the close of each fiscal year, we will be required to deliver to each Trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof (Section 1008).

Modification of the Indentures

  Modifications and amendments of an Indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under such Indenture that are affected by such modification or amendment; but no such modification or amendment may, without the consent of the holder of each such debt security affected thereby:

  (1) change the stated maturity of the principal of (or the premium, if any), or any installment of interest (or Additional Amounts, if any) on, any such debt security

  (2) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, or any Additional Amounts payable with respect to, any such debt security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security

  (3) change the place of payment, or the coin or currency for payment, of principal (or premium, if any) or interest or Additional Amounts, if any, on any such debt security

  (4) impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security

  (5) release any guarantors from their guarantees of any such debt securities, or, except as contemplated in any supplemental indenture, make any change in a guarantee of such debt securities that would adversely affect the interests of the holders thereof

  (6) reduce the percentage in principal amount of outstanding debt securities of any series necessary to modify or amend the Indenture, to wave compliance with certain provisions thereof or certain defaults or consequences thereunder or to reduce the quorum or voting requirements in the Indenture, or

  (7)  modify the ranking or priority of such debt securities (Section 902)

  The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected thereby will have the right to waive compliance by us with certain covenants in such Indenture (Section
1010).

  Modifications and amendments of an Indenture will be permitted to be made by us and the Trustee thereunder without the consent of any holder of debt securities for any of the following purposes:

  (1) to evidence the succession of another person to us as obligor under such Indenture

  (2) to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the Indenture

  (3) to add Events of Default for the benefit of the holders of all or any series of debt securities

  (4) to add or change any provisions of an Indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect

  (5) to change or eliminate any provisions of an Indenture, if such change or elimination becomes effective only when there are no debt securities outstanding of any series created prior thereto that are entitled to the benefit of such provision

  (6)  to secure the debt securities

  (7)  to establish the form or terms of debt securities of any series

  (8) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under an Indenture by more than one Trustee

  (9) to cure any ambiguity, defect or inconsistency in an Indenture, provided that such modifications shall not adversely affect the interests of the holders of debt securities of any series

  (10) to supplement any of the provisions of an Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, if such action does not adversely affect the interests of the holders of the debt securities of any series in any material respect

  (11) to make any change that does not adversely affect the legal rights under an Indenture of any holder of debt securities of any series issued thereunder

  (12) to add a guarantor of the securities of any series, or

  (13) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act (Section 901)

Ranking

  The Senior Securities will constitute part of our Senior Indebtedness (as defined below) and will rank pari passu with all of our outstanding senior debt. Except as set forth in the applicable prospectus supplement, the Subordinated Securities will be subordinated, in right of payment, to the prior payment in full of the Senior Indebtedness, including the Senior Securities. However, our obligation to pay the principal of (and premium, if any) and interest and Additional Amounts (if any) on such Subordinated Securities will not otherwise be impaired (Section 1603 of the Subordinated Indenture).

  In the event of any distribution of our assets in connection with any dissolution, winding up, liquidation or reorganization of us, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of our assets and liabilities or otherwise, except a distribution in connection with a merger, consolidation or sale of assets that complies with the requirements described above under "Merger, Consolidation or Sale of Assets," the holders of all Senior Indebtedness will first be entitled to receive payment of the full amount due thereon before the holders of any of the Subordinated Securities will be entitled to receive any payment in respect of the Subordinated Securities. If a payment default occurs and is continuing with respect to any amount payable in respect of any Senior Indebtedness, or if any event occurs that would permit the holders of any Senior Indebtedness to accelerate the maturity thereof, the holders of all Senior Indebtedness will first be entitled to receive payment of the full amount due thereon before the holders of any of the Subordinated Securities will be entitled to receive any payment in respect of the Subordinated Securities. If the principal amount of the Subordinated Securities of any series is declared due and payable pursuant to the Subordinated Indenture and such declaration has not been rescinded and annulled, the holders of all Senior Indebtedness outstanding at the time of such declaration will first be entitled to receive payment of the full amount due thereon before the holders of any of the Subordinated Securities will be entitled to receive any payment in respect of the Subordinated Securities (Section 1601 of the Subordinated Indenture).

  After all Senior Indebtedness is paid in full and until the Subordinated Securities are paid in full, holders of Subordinated Securities will be subrogated to the right of holders of Senior Indebtedness to the extent that distributions otherwise payable to holders of Subordinated Securities have been applied to the payment of Senior Indebtedness (Section 1602 of the Subordinated Indenture). By reason of such subordination, in the event of a distribution of assets upon insolvency, certain of our general creditors may recover more, ratably, than holders of Subordinated Securities.

  Senior Indebtedness will be defined in the Subordinated Indenture as the principal of (and premium, if any) and interest and Additional Amounts, if any, on, or substantially similar payments to be made by us in respect of, the following, whether outstanding at the date of execution of the applicable Indenture or thereafter incurred, created, guaranteed or assumed, and whether or not contingent:

  (1) any obligation for money borrowed

  (2) any obligation evidenced by bonds, debentures, notes, guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with the acquisition of property, assets or businesses, excluding trade accounts payable made in the ordinary course of business

  (3) any reimbursement obligation with respect to letters of credit, bankers' acceptances or similar facilities

  (4) any obligation issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, which in either case are not more than 60 days overdue or which are being contested in good faith)

  (5) any capital lease obligation

  (6) the maximum fixed redemption or repurchase price of capital stock which, by its terms, matures, is mandatorily redeemable or redeemable at the option of the holder thereof, or is exchangeable for indebtedness at any time, and, to the extent held by persons other than us or our Restricted Subsidiaries, the maximum fixed redemption or repurchase price of any such stock of our Restricted Subsidiaries, at the time of determination

  (7) every obligation under interest rate and currency protection agreements

  (8) any attributable indebtedness with respect to any sale and leaseback transaction and

  (9) any obligation of the type referred to in clauses (1) through (8) of another person and all dividends and distributions of another person the payment of which, in either case, we have guaranteed or are responsible or liable, directly or indirectly, as obligor, guarantor or otherwise in each case other than (i) any such indebtedness, obligation or liability referred to in clauses (1) through (9) above as to which, in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the Subordinated Securities or ranks equally with the Subordinated Securities, (ii) any such indebtedness, obligation or liability which is subordinated to our indebtedness to substantially the same extent as or to a greater extent than the Subordinated Securities are subordinated, and
(iii) the Subordinated Securities.

Satisfaction and Discharge of the Indentures

  We may terminate our obligations under either Indenture with respect to debt securities of any series when:

  (1) either (A) all outstanding debt securities of such series have been delivered to the Trustee for cancellation or (B) all debt securities of such series not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at their Stated Maturity within one year or, if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the Trustee for cancellation, for the principal of (and premium, if any,) and interest and Additional Amounts, if any, to the date of deposit or Stated Maturity or date of redemption,

  (2) we have paid or caused to be paid all sums payable by us under such Indenture, and

  (3) we have delivered a Company Certificate and an Opinion of Counsel relating to compliance with the conditions set forth in such Indenture (Section 401).

Defeasance and Covenant Defeasance

  Each Indenture will provide that, if the provisions relating to defeasance or covenant defeasance or both are made applicable to the debt securities of or within any series, we may elect either:

  (1) to defease and be deemed to have paid and be discharged from any and all obligations with respect to such debt securities, which we refer to as defeasance (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities, and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust) (Section 1402), or

  (2) to be released from our obligations with respect to such debt securities under certain specified covenants contained in Article Ten of such Indenture and, if so specified in any supplemental indenture relating to a series of debt securities, from any obligations arising under additional covenants applicable to such series of debt securities, all as described in the applicable prospectus supplement, and any omission to comply with such obligations shall not constitute an Event of Default with respect to such debt securities, which we refer to as covenant defeasance (Section 1403)

in either case upon the irrevocable deposit by us with the applicable Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of (and premium, if any) and interest and Additional Amounts, if any, on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

  Such a trust will only be permitted to be established if, among other things, we have delivered to the applicable Trustee an opinion of counsel (as specified in the applicable Indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the Indenture (Section 1404).

  The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion and Exchange

  The terms, if any, on which debt securities of any series are convertible into or exchangeable for Class A common stock, preferred stock, or other debt securities, including the initial conversion price or conversion rate, any adjustments to such conversion price or conversion rate and the conversion period, and the conditions upon which such conversion will be effected, will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange to be either mandatory or at the option of the holders or ourselves.

Redemption and Repurchase

  The debt securities may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

Global Securities

  The debt securities of a series may be issued in whole or in part in the form of one or more global securities, which we refer to as the Global Securities, to be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to such series.

                            DESCRIPTION OF WARRANTS

General

  We may issue, together with other securities or separately, warrants to purchase our debt securities, Class A common stock, Class B common stock, preferred stock or depositary shares. We will issue the warrants under Warrant Agreements to be entered into between us and a bank or trust company, as warrant agent, all as shall be set forth in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

  The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

  (1) the title of the warrants

  (2) the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants

  (3) the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security

  (4)  the price or prices at which the warrants will be issued

  (5)  the aggregate number of warrants

  (6) any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants

  (7) the price or prices at which the securities purchasable upon exercise of the warrants may be purchased

  (8) if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable

  (9) if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants

  (10) any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants

  (11) the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire

  (12) the maximum or minimum number of warrants which may be exercised at any time

  (13)  information with respect to book-entry procedures, if any

Exercise of Warrants

  Each warrant will entitle the holder thereof to purchase for cash the amount of debt securities, shares of preferred stock, shares of Class A common stock, shares of Class B common stock or depositary shares at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

  Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

  We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of Class A common stock, Class B common stock or preferred stock at a future date or dates. The price per share of Class A common stock, Class B common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of (1) a stock purchase contract and (2) debt securities, preferred securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Class A common stock, Class B common stock or the preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

  Unless otherwise specified in the applicable prospectus supplement, the securities related to the stock purchase contracts will be pledged to a collateral agent, for our benefit, pursuant to a pledge agreement. The pledged securities will secure the obligations of holders of stock purchase contracts to purchase Class A common stock, Class B common stock or preferred stock under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest in those pledged securities. That security interest will be created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts. Subject to that security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities.

  Except as described in the applicable prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to us or a purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the stock purchase contract. The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units.

                       DESCRIPTION OF SUBSCRIPTION RIGHTS

General

  We may issue subscription rights to purchase our debt securities, Class A common stock, Class B common stock, preferred stock, depositary shares or warrants to purchase debt securities, preferred stock, Class A common stock or Class B common stock. We may issue subscription rights independently or together with any other offered security. The subscription rights may or may not be transferable by the purchaser receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriter(s) will purchase any offered securities remaining unsubscribed for after the subscription rights offering. In connection with a subscription rights offering to our stockholders, certificates evidencing the subscription rights and a prospectus supplement will be distributed to our stockholders on the record date for receiving subscription rights in the subscription rights offering set by us.

  The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

  (1)  the title of the subscription rights

  (2)  the securities for which the subscription rights are exercisable

  (3)  the exercise price for the subscription rights

  (4)  the number of subscription rights issued to each stockholder

  (5)  the extent to which the subscription rights are transferable

  (6) if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the subscription rights

  (7) any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights

  (8) the date on which the right to exercise the subscription rights shall commence, and the date on which the right shall expire

  (9) the extent to which the subscription rights include an over-subscription privilege with respect to unsubscribed securities

  (10) if applicable, the material terms of any standby underwriting arrangement entered into by us in connection with the subscription rights offering

Exercise Of Subscription Rights

  Each subscription right will entitle the holder of subscription rights to purchase for cash the principal amount of debt securities, shares of preferred stock, depositary shares, Class A common stock, Class B common stock, warrants or any combination thereof, at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

  Subscription rights may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities, shares of preferred stock, Class A common stock or Class B common stock, depositary shares or warrants purchasable upon such exercise. In the event that not all of the subscription rights issued in any offering are exercised, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

                             PLAN OF DISTRIBUTION

  The following summary of our plan for distributing the securities offered under this prospectus will be supplemented by a description of our specific plan for each offering in the applicable prospectus supplement relating to such offering. Such description will include, among other things, the terms of the underwriting arrangements applicable to such offering.

  We may sell the securities in any of the following ways, or in any combination thereof, as follows:

 . through underwriters or dealers

 . directly to one or more purchasers

 . through agents

  A prospectus supplement will set forth the terms of the offering of the securities offered thereby, including:

 . the name or names of any underwriters and the respective amounts of such securities underwritten or purchased by each of them

 . the purchase price of such securities and the proceeds to us

 . any discounts, commissions or concessions allowed or paid to dealers constituting underwriters' compensation, to the purchase price

 . any securities exchanges or markets on which such securities may be listed or quoted

  If underwriters are used in the sale of any securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters, or directly by one or more underwriters. Only underwriters named in such prospectus supplement are deemed to be underwriters in connection with the securities offered thereby. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase such securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such securities if any are purchased. Any purchase price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

  The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by institutional investors to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and such other institutions as may be approved by us. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. Underwriters, dealers or agents will not have any responsibility in respect of the validity of such arrangements or the performance of McLeodUSA or such institutional investors thereunder.

  Securities offered other than Class A common stock may be a new issue of securities with no established trading market. Unless otherwise indicated in the applicable prospectus supplement, we do not intend to list any offered securities other than our Class A common stock on any securities exchange or other market. Any underwriters to whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any such securities.

  Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

                                 LEGAL MATTERS

  The legality of the securities offered hereby will be passed upon for McLeodUSA by Hogan & Hartson L.L.P., Washington, D.C., special counsel for McLeodUSA.

                                    EXPERTS

  The consolidated financial statements and schedule of McLeodUSA and subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

  The consolidated financial statements of Ovation Communications, Inc. as of December 31, 1998 and 1997 and for the period from March 27, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998 incorporated by reference in this registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report, and are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

  The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered.

     SEC Registration Fee............................................. $486,500
     Fees of Rating Agencies..........................................   20,000
     Printing and Duplicating Expenses................................  150,000
     Legal Fees and Expenses..........................................  150,000
     Accounting Fees and Expenses.....................................   50,000
     NASD Fees........................................................   35,000
     Blue Sky Fees and Expenses.......................................   15,000
     Miscellaneous....................................................   43,500
                                                                       --------
       Total.......................................................... $950,000

Item 15. Indemnification of Directors and Officers

  Under Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

  The Amended and Restated Certificate of Incorporation of the Company (the "Restated Certificate") contains provisions that provide that no director of the Company shall be liable for breach of fiduciary duty as a director except for (1) any breach of the directors' duty of loyalty to the Company or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) liability under
Section 174 of the DGCL; or (4) any transaction from which the director derived an improper personal benefit. The Restated Certificate contains provisions that further provide for the indemnification of directors and officers to the fullest extent permitted by the DGCL. Under the Bylaws of the Company, the Company is required to advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification. In addition, the Company has entered into indemnity agreements with each of its directors pursuant to which the Company has agreed to indemnify the directors as permitted by the DGCL. The Company has obtained directors and officers liability insurance against certain liabilities, including liabilities under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

  (a) Exhibits

 Exhibit
  Number                           Exhibit Description
 -------                           -------------------
   *1.1   Form of Debt Securities Underwriting Agreement.
   *1.2   Form of Common Stock Underwriting Agreement.
   *1.3   Form of Preferred Stock Underwriting Agreement.
   *1.4   Form of Depositary Shares Underwriting Agreement.
   *1.5   Form of Warrants Underwriting Agreement.
   *1.6   Form of Subscription Rights Underwriting Agreement.
    3.1   Amended and Restated Certificate of Incorporation of McLeod, Inc.
          (Filed as Exhibit 3.1 to Registration Statement on Form S-1, File No.
          333-3112 ("Initial Form S-1"), and incorporated herein by reference).
    3.2   Amended and Restated Bylaws of McLeod, Inc. (Filed as Exhibit 3.2 to
          Registration Statement on Form S-1, File No. 333-13885 (the "November
          1996 Form S-1"), and incorporated herein by reference).
    3.3   Certificate of Amendment of Amended and Restated Certificate of
          Incorporation of McLeod Inc. (Filed as Exhibit 3.3 to Registration
          Statement on Form S-4, File No. 333-27647 (the "July 1997 Form S-4"),
          and incorporated herein by reference).
    3.4   Certificate of Change of Registered Agent and Registered Office of
          McLeodUSA Incorporated. (Filed as Exhibit 3.4 to Annual Report on
          Form 10-K, File No. 0-20763, filed with the Commission on March 6,
          1998 (the "1997 Form 10-K") and incorporated herein by reference).
    4.1   Form of Class A Common Stock Certificate of McLeod, Inc. (Filed as
          Exhibit 4.1 to Initial Form S-1 and incorporated herein by reference).
    4.2   Indenture dated March 4, 1997 between McLeod, Inc. and United States
          Trust Company of New York, as Trustee, relating to the 10 1/2% Senior
          Discount Notes Due 2007 of McLeod, Inc. (Filed as Exhibit 4.2 to
          Annual Report on Form 10-K, File No. 0-20763, filed with the
          Commission on March 31, 1997 (the "1996 Form 10-K") and incorporated herein by reference).
    4.3   Initial Global 10 1/2% Senior Discount Note Due March 1, 2007 of
          McLeod, Inc., dated March 4, 1997. (Filed as Exhibit 4.3 to the 1996
          Form 10-K and incorporated herein by reference).
    4.4   Form of Certificated 10 1/2% Senior Discount Note Due March 1, 2007
          of McLeod, Inc. (Filed as Exhibit 4.4 to the 1996 Form 10-K and
          incorporated herein by reference).
    4.5   Investor Agreement dated as of April 1, 1996 among McLeod, Inc., IES
          Investments Inc., Midwest Capital Group Inc., MWR Investments Inc.,
          Clark and Mary McLeod, and certain other stockholders. (Filed as
          Exhibit 4.8 to Initial Form S-1 and incorporated herein by reference).
    4.6   Amendment No. 1 to Investor Agreement dated as of October 23, 1996 by and among McLeod, Inc., IES Investments Inc., Midwest Capital Group
          Inc., MWR Investments Inc., Clark E. McLeod and Mary E. McLeod.
          (Filed as Exhibit 4.3 to the November 1996 Form S-1 and incorporated herein by reference).
    4.7   Form of 10 1/2% Senior Discount Exchange Note Due 2007 of McLeodUSA
          Incorporated. (Filed as Exhibit 4.8 to the July 1997 Form S-4 and
          incorporated herein by reference).
    4.8   Indenture dated as of July 21, 1997 between McLeodUSA Incorporated and United States Trust Company of New York, as Trustee, relating to the 9 1/4% Senior Notes Due 2007 of McLeodUSA Incorporated. (Filed as
          Exhibit 4.9 to the July 1997 Form S-4 and incorporated herein by reference).
    4.9   Form of Initial Global 9 1/4% Senior Note Due 2007 of McLeodUSA
          Incorporated. (Filed as Exhibit 4.10 to the July 1997 Form S-4 and
          incorporated herein by reference).

 Exhibit
  Number                           Exhibit Description
 -------                           -------------------
    4.10  Stockholders' Agreement dated June 14, 1997 among McLeodUSA
          Incorporated, IES Investments Inc., Midwest Capital Group, Inc., MWR
          Investments Inc., Clark E. McLeod, Mary E. McLeod and Richard A.
          Lumpkin on behalf of each of the shareholders of Consolidated
          Communications Inc. listed on Schedule 1 of the Stockholders'
          Agreement. (Filed as Exhibit 4.12 to the July 1997 Form S-4 and
          incorporated herein by reference).
    4.11  Amendment No. 1 to Stockholders' Agreement dated as of September 19,
          1997 by and among McLeodUSA Incorporated, IES Investments Inc.,
          Midwest Capital Group, Inc., MWR Investments Inc., Clark E. McLeod,
          Mary E. McLeod and Richard A. Lumpkin on behalf of each of the shareholders of Consolidated Communications Inc. listed in Schedule I thereto. (Filed as Exhibit 4.1 to the Quarterly Report on Form 10-Q,
          File No. 0-20763, filed with the Commission on November 14, 1997 and incorporated herein by reference).
    4.12  Form of 9 1/4% Senior Exchange Note Due 2007 of McLeodUSA
          Incorporated. (Filed as Exhibit 4.14 to the 1997 Form 10-K and
          incorporated herein by reference).
    4.13  Indenture dated as of March 16, 1998 between McLeodUSA Incorporated and United States Trust Company of New York, as Trustee, relating to the 8 3/8% Senior Notes Due 2008 of McLeodUSA Incorporated. (Filed as
          Exhibit 4.15 to Registration Statement on Form S-4, File No. 333-
          52793 (the "May 1998 Form S-4") and incorporated herein by reference).
    4.14  Form of Global 8 3/8% Senior Note Due 2008 of McLeodUSA Incorporated
          (Filed as Exhibit 4.16 to the May 1998 Form S-4 and incorporated herein by reference).
    4.15  Stockholders' Agreement dated as of November 18, 1998 by and among
          McLeodUSA Incorporated, IES Investments Inc., Clark E. McLeod, Mary
          E. McLeod and Richard A. Lumpkin, Gail G. Lumpkin and certain of the former shareholders of Consolidated Communications Inc. ("CCI") and certain permitted transferees of the former CCI shareholders in each case who are listed in Schedule I thereto. (Filed as Exhibit 99.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the
          Commission on November 19, 1998 and incorporated herein by reference).
    4.16  Indenture dated as of October 30, 1998 between McLeodUSA Incorporated and United States Trust Company of New York, as Trustee, relating to the 9 1/2% Senior Notes Due 2008 of McLeodUSA Incorporated (Filed as
          Exhibit 4.19 to Registration Statement on Form S-4, File No. 333-
          69621 (the "December 1998 Form S-4") and incorporated herein by reference).
    4.17  Form of Global 9 1/2% Senior Note Due 2008 of McLeodUSA Incorporated
          (Filed as Exhibit 4.20 to the December 1998 Form S-4 and incorporated herein by reference).
    4.18  Stockholders' Agreement dated as of January 7, 1999, by and among
          McLeodUSA Incorporated, IES Investments Inc., Clark E. McLeod, Mary
          E. McLeod, Richard A. Lumpkin, Gail G. Lumpkin, M/C Investors L.L.C.
          and Media/Communications Partners III Limited Partnership (Filed as
          Exhibit 4.1 to the Current Report on Form 8-K, File No. 0-20763,
          filed with the Commission on January 14, 1999 and incorporated herein by reference).
    4.19  Indenture dated as of February 22, 1999 between McLeodUSA
          Incorporated and United States Trust Company of New York, as Trustee,
          relating to the 8 1/8% Senior Notes Due 2009 of McLeodUSA
          Incorporated (Filed as Exhibit 4.22 to the Company's Annual Report on
          Form 10-K for the year ended December 31, 1998, File No. 0-20763, filed with the Commission on March 24, 1999 (the "1998 Form 10-K")
          and incorporated herein by reference).
    4.20  Form of Global 8 1/8% Senior Note Due 2009 of McLeodUSA Incorporated
          (Filed as Exhibit 4.23 to the 1998 Form 10-K and incorporated herein by reference).
  **4.21  Form of Senior Debt Securities Indenture.
  **4.22  Form of Subordinated Debt Securities Indenture.
   *4.23  Form of Deposit Agreement.
  **5.1   Opinion of Hogan & Hartson L.L.P.

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
  11.1   Statement regarding Computation of Per Share Earnings (Filed as
         Exhibit 11.1 to the Quarterly Report on Form 10-Q, File No. 0-20763,
         filed with the Commission on May 13, 1998 and incorporated herein by reference).
  21.1   Subsidiaries of McLeodUSA Incorporated (Filed as Exhibit 21.1 to the
         1998 Form 10-K and incorporated herein by reference).
  23.1   Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
  23.2   Consent of Arthur Andersen LLP.
  23.3   Consent of Ernst & Young LLP.
  24.1   Power of attorney (included on signature page).
 *24.2   Statement on Form T-1 of Eligibility of Trustee.
  27.1   Financial Data Schedule (Filed as Exhibit 27.1 to the Quarterly Report
         on Form 10-Q, File No. 0-20763, filed with the Commission on May 13,
         1998 and incorporated herein by reference).

--------
 * To be incorporated by reference herein in connection with the offering of each series of securities.
** To be filed by amendment.

  (b) Financial Statement Schedules.

  The following financial statement schedule was filed with the Company's Annual Report on Form 10-K (File No. 0-20763), filed with the Commission on March 24, 1999, as amended by Form 10-K/A filed on April 22, 1999 and is incorporated herein by reference:

    Schedule II--Valuation and Qualifying Accounts

  Schedules not listed above have been omitted because they are inapplicable or the information required to be set forth therein is contained, or incorporated by reference, in the Consolidated Financial Statements of the Company or notes thereto.

Item 17. Undertakings

  The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Act of 1934 that are incorporated by reference in this registration statement.

  (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

  The undersigned Registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of each issue.

  The undersigned Registrant hereby undertakes to file an application for purposes of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, Iowa, on this 21st day of July, 1999.

                                          McLeodUSA Incorporated

                                                  /s/ Stephen C. Gray
                                          By: _________________________________

                                                    Stephen C. Gray

                                               President and Chief Operating
                                                        Officer


  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons, in the capacities indicated below, on this 21st day of July, 1999.

              Signature                                  Title
              ---------                                  -----

                  *                       Chairman, Chief Executive Officer
______________________________________     and Director (Principal Executive
           Clark E. McLeod                 Officer)

                  *                       Vice Chairman and Director
______________________________________
          Richard A. Lumpkin

         /s/ Stephen C. Gray              President, Chief Operating Officer
______________________________________     and Director
           Stephen C. Gray

                  *                       Group Vice President and Director
______________________________________
         Blake O. Fisher, Jr.

                  *                       Group Vice President, Chief
______________________________________     Financial Officer and Treasurer
           J. Lyle Patrick                 (Principal Financial Officer and
                                           Principal Accounting Officer)

                                          Director
______________________________________
           Anne K. Bingaman

                  *                       Director
______________________________________
          Peter H.O. Claudy

                  *                       Director
______________________________________
          Thomas M. Collins

                  *                       Director
______________________________________
           Robert J. Currey

                  *                       Director
______________________________________
                Lee Liu

                  *                       Director
______________________________________
            Paul D. Rhines

                  *                       Director
______________________________________
            Roy A. Wilkens


*By:

     /s/ Stephen C. Gray
 -------------------------------

   Stephen C. Gray Attorney-In-
             Fact

                               INDEX TO EXHIBITS

 Exhibit
  Number                           Exhibit Description
 -------                           -------------------
   *1.1   Form of Debt Securities Underwriting Agreement.
   *1.2   Form of Common Stock Underwriting Agreement.
   *1.3   Form of Preferred Stock Underwriting Agreement.
   *1.4   Form of Depositary Shares Underwriting Agreement.
   *1.5   Form of Warrants Underwriting Agreement.
   *1.6   Form of Subscription Rights Underwriting Agreement.
    3.1   Amended and Restated Certificate of Incorporation of McLeod, Inc.
          (Filed as Exhibit 3.1 to Registration Statement on Form S-1, File No.
          333-3112 ("Initial Form S-1"), and incorporated herein by reference).
    3.2   Amended and Restated Bylaws of McLeod, Inc. (Filed as Exhibit 3.2 to
          Registration Statement on Form S-1, File No. 333-13885 (the "November
          1996 Form S-1"), and incorporated herein by reference).
    3.3   Certificate of Amendment of Amended and Restated Certificate of
          Incorporation of McLeod Inc. (Filed as Exhibit 3.3 to Registration
          Statement on Form S-4, File No. 333-27647 (the "July 1997 Form S-4"),
          and incorporated herein by reference).
    3.4   Certificate of Change of Registered Agent and Registered Office of
          McLeodUSA Incorporated. (Filed as Exhibit 3.4 to Annual Report on
          Form 10-K, File No. 0-20763, filed with the Commission on March 6,
          1998 (the "1997 Form 10-K") and incorporated herein by reference).
    4.1   Form of Class A Common Stock Certificate of McLeod, Inc. (Filed as
          Exhibit 4.1 to Initial Form S-1 and incorporated herein by reference).
    4.2   Indenture dated March 4, 1997 between McLeod, Inc. and United States
          Trust Company of New York, as Trustee, relating to the 10 1/2% Senior
          Discount Notes Due 2007 of McLeod, Inc. (Filed as Exhibit 4.2 to
          Annual Report on Form 10-K, File No. 0-20763, filed with the
          Commission on March 31, 1997 (the "1996 Form 10-K") and incorporated herein by reference).
    4.3   Initial Global 10 1/2% Senior Discount Note Due March 1, 2007 of
          McLeod, Inc., dated March 4, 1997. (Filed as Exhibit 4.3 to the 1996
          Form 10-K and incorporated herein by reference).
    4.4   Form of Certificated 10 1/2% Senior Discount Note Due March 1, 2007
          of McLeod, Inc. (Filed as Exhibit 4.4 to the 1996 Form 10-K and
          incorporated herein by reference).
    4.5   Investor Agreement dated as of April 1, 1996 among McLeod, Inc., IES
          Investments Inc., Midwest Capital Group Inc., MWR Investments Inc.,
          Clark and Mary McLeod, and certain other stockholders. (Filed as
          Exhibit 4.8 to Initial Form S-1 and incorporated herein by reference).
    4.6   Amendment No. 1 to Investor Agreement dated as of October 23, 1996 by and among McLeod, Inc., IES Investments Inc., Midwest Capital Group
          Inc., MWR Investments Inc., Clark E. McLeod and Mary E. McLeod.
          (Filed as Exhibit 4.3 to the November 1996 Form S-1 and incorporated herein by reference).
    4.7   Form of 10 1/2% Senior Discount Exchange Note Due 2007 of McLeodUSA
          Incorporated. (Filed as Exhibit 4.8 to the July 1997 Form S-4 and
          incorporated herein by reference).
    4.8   Indenture dated as of July 21, 1997 between McLeodUSA Incorporated and United States Trust Company of New York, as Trustee, relating to the 9 1/4% Senior Notes Due 2007 of McLeodUSA Incorporated. (Filed as
          Exhibit 4.9 to the July 1997 Form S-4 and incorporated herein by reference).
    4.9   Form of Initial Global 9 1/4% Senior Note Due 2007 of McLeodUSA
          Incorporated. (Filed as Exhibit 4.10 to the July 1997 Form S-4 and
          incorporated herein by reference).

 Exhibit
  Number                           Exhibit Description
 -------                           -------------------
    4.10  Stockholders' Agreement dated June 14, 1997 among McLeodUSA
          Incorporated, IES Investments Inc., Midwest Capital Group, Inc., MWR
          Investments Inc., Clark E. McLeod, Mary E. McLeod and Richard A.
          Lumpkin on behalf of each of the shareholders of Consolidated
          Communications Inc. listed on Schedule 1 of the Stockholders'
          Agreement. (Filed as Exhibit 4.12 to the July 1997 Form S-4 and
          incorporated herein by reference).
    4.11  Amendment No. 1 to Stockholders' Agreement dated as of September 19,
          1997 by and among McLeodUSA Incorporated, IES Investments Inc.,
          Midwest Capital Group, Inc., MWR Investments Inc., Clark E. McLeod,
          Mary E. McLeod and Richard A. Lumpkin on behalf of each of the shareholders of Consolidated Communications Inc. listed in Schedule I thereto. (Filed as Exhibit 4.1 to the Quarterly Report on Form 10-Q,
          File No. 0-20763, filed with the Commission on November 14, 1997 and incorporated herein by reference).
    4.12  Form of 9 1/4% Senior Exchange Note Due 2007 of McLeodUSA
          Incorporated. (Filed as Exhibit 4.14 to the 1997 Form 10-K and
          incorporated herein by reference).
    4.13  Indenture dated as of March 16, 1998 between McLeodUSA Incorporated and United States Trust Company of New York, as Trustee, relating to the 8 3/8% Senior Notes Due 2008 of McLeodUSA Incorporated. (Filed as
          Exhibit 4.15 to Registration Statement on Form S-4, File No. 333-
          52793 (the "May 1998 Form S-4") and incorporated herein by reference).
    4.14  Form of Global 8 3/8% Senior Note Due 2008 of McLeodUSA Incorporated
          (Filed as Exhibit 4.16 to the May 1998 Form S-4 and incorporated herein by reference).
    4.15  Stockholders' Agreement dated as of November 18, 1998 by and among
          McLeodUSA Incorporated, IES Investments Inc., Clark E. McLeod, Mary
          E. McLeod and Richard A. Lumpkin, Gail G. Lumpkin and certain of the former shareholders of Consolidated Communications Inc. ("CCI") and certain permitted transferees of the former CCI shareholders in each case who are listed in Schedule I thereto. (Filed as Exhibit 99.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the
          Commission on November 19, 1998 and incorporated herein by reference).
    4.16  Indenture dated as of October 30, 1998 between McLeodUSA Incorporated and United States Trust Company of New York, as Trustee, relating to the 9 1/2% Senior Notes Due 2008 of McLeodUSA Incorporated (Filed as
          Exhibit 4.19 to Registration Statement on Form S-4, File No. 333-
          69621 (the "December 1998 Form S-4") and incorporated herein by reference).
    4.17  Form of Global 9 1/2% Senior Note Due 2008 of McLeodUSA Incorporated
          (Filed as Exhibit 4.20 to the December 1998 Form S-4 and incorporated herein by reference).
    4.18  Stockholders' Agreement dated as of January 7, 1999, by and among
          McLeodUSA Incorporated, IES Investments Inc., Clark E. McLeod, Mary
          E. McLeod, Richard A. Lumpkin, Gail G. Lumpkin, M/C Investors L.L.C.
          and Media/Communications Partners III Limited Partnership (Filed as
          Exhibit 4.1 to the Current Report on Form 8-K, File No. 0-20763,
          filed with the Commission on January 14, 1999 and incorporated herein by reference).
    4.19  Indenture dated as of February 22, 1999 between McLeodUSA
          Incorporated and United States Trust Company of New York, as Trustee,
          relating to the 8 1/8% Senior Notes Due 2009 of McLeodUSA
          Incorporated (Filed as Exhibit 4.22 to the Company's Annual Report on
          Form 10-K for the year ended December 31, 1998, File No. 0-20763, filed with the Commission on March 24, 1999 (the "1998 Form 10-K")
          and incorporated herein by reference).
    4.20  Form of Global 8 1/8% Senior Note Due 2009 of McLeodUSA Incorporated
          (Filed as Exhibit 4.23 to the 1998 Form 10-K and incorporated herein by reference).
  **4.21  Form of Senior Debt Securities Indenture.
  **4.22  Form of Subordinated Debt Securities Indenture.
   *4.23  Form of Deposit Agreement.
  **5.1   Opinion of Hogan & Hartson L.L.P.

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
  11.1   Statement regarding Computation of Per Share Earnings (Filed as
         Exhibit 11.1 to the Quarterly Report on Form 10-Q, File No. 0-20763,
         filed with the Commission on May 13, 1998 and incorporated herein by reference).
  21.1   Subsidiaries of McLeodUSA Incorporated (Filed as Exhibit 21.1 to the
         1998 Form 10-K and incorporated herein by reference).
  23.1   Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
  23.2   Consent of Arthur Andersen LLP.
  23.3   Consent of Ernst & Young LLP.
  24.1   Power of attorney (included on signature page).
 *24.2   Statement on Form T-1 of Eligibility of Trustee.
  27.1   Financial Data Schedule (Filed as Exhibit 27.1 to the Quarterly Report
         on Form 10-Q, File No. 0-20763, filed with the Commission on May 13,
         1998 and incorporated herein by reference).

--------
 * To be incorporated by reference herein in connection with the offering of each series of securities.
** To be filed by amendment.